UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  1  )

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Maxar Technologies Inc.
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Explanatory Note

On March 28, 2019, the Company filed its Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 on EDGAR. Due to a technical error with the filing, a paragraph in the section entitled “Key Business, Leadership and Executive Compensation Milestones” on page 35 of the document was rendered in an illegible font. This amended filing displays the text in the correct font.

Dear Stockholder:	March 28, 2019

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Maxar Technologies Inc., to be held at Maxar’s corporate headquarters located at 1300 West 120th Avenue, Westminster, Colorado  80234, on May 8, 2019, at 2:00 p.m., Mountain Time. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to act upon at the Annual Meeting.

Your vote is important. We hope that you will attend the meeting, but whether or not you attend, please submit your proxy or voting instructions as soon as possible to ensure your shares are voted at the Annual Meeting.  The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters on which you may vote. If you wish to attend the meeting in person, please follow the advance registration instructions in the Proxy Statement.

On behalf of the Board of Directors, thank you for your continued support of Maxar.

Sincerely,

Daniel L. Jablonsky

Director, President and Chief Executive Officer

Maxar Technologies Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

(303) 684‑4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2019

Agenda:	Location:

• Elect ten director nominees named in the accompanying Proxy Statement, each for a one‑year term expiring at our 2020 Annual Meeting of Stockholders;

• approve, on a non-binding advisory basis, the executive compensation of our named executive officers;

• approve, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation;

• ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019;

• approve the Maxar Technologies Inc. 2019 Incentive Award Plan;

• approve the Maxar Technologies Inc. Employee Stock Purchase Plan;  and

• transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Maxar Corporate Headquarters 1300 West 120th Avenue Westminster, Colorado 80234
Date and Time:
May 8, 2019, 2:00 p.m. Mountain Time
Record Date:
You can vote if you were a stockholder as of the close of business on March 20, 2019

We are providing this Proxy Statement to you in connection with the solicitation of proxies to be used at the 2019 Annual Meeting of Stockholders of Maxar Technologies Inc. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and information about voting procedures.

On or about March 28, 2019, we will send our Stockholders entitled to notice of, and to vote at, the Annual Meeting either a (1) Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2018 Annual Report and how to vote shares at the Annual Meeting, or (2) a complete copy of the proxy materials by mail (or by email for those Stockholders who requested electronic delivery) for those Stockholders who requested hard copy delivery.

Your vote is very important. Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions as promptly as possible by following the instructions in the proxy materials you received in order to ensure your shares are represented at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from your broker, bank or nominee authorizing you to vote your shares at the Annual Meeting.

By Authorization of the Board of Directors,

Howell M. Estes, III, Chair of the Board of Directors

Maxar Technologies Inc. 1300 West 120th Avenue Westminster, Colorado 80234

March 28, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 8, 2019: The 2019 Proxy Statement and 2018 Annual Report are available at www.envisionreports.com/MAXR.

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Chair’s Letter:

Given the difficult year Maxar Technologies Inc. faced in 2018, as the new Chair of the Board I want to directly address all of you as Stockholders and assure you we are doing everything possible to right the ship in 2019.

In 2017 with the approval of many of you we joined together DigitalGlobe and McDonald, Dettwiler and Associates (MDA) to form Maxar. At the time, it was widely expected the new company would be highly successful because of its unique end-to-end capabilities and, therefore, would be profitable for our Stockholders. In 2018, tough headwinds in the GEO Satcom business, the loss of an important on orbit asset called Worldview 4, and our inability to deal with financial shortfalls in a timely way weighed heavily on our Company.

In early 2019 with the change in our domestication from Canada to the U.S. and with the change in governance of the Board, it was a natural question for directors to ask…”Do we have the right CEO?“ Given the company’s performance in 2018 and the loss of over 90% of our value in the marketplace, the directors decided it was time to put new leadership at the head of the company and unanimously selected Dan Jablonsky as our new CEO.  This was not a knee jerk reaction but rather a well thought out decision which the directors felt was essential to rebuild lost confidence in our company, its leadership and its Board.

I have personally worked with Dan since he joined DigitalGlobe in 2012. Earlier in his career, Dan served as an officer and nuclear engineer in the U.S. Navy, and later became an attorney. He practiced corporate and securities law, and worked in the enforcement division of the U.S. Securities and Exchange Commission. That is to say, we share a commitment to integrity, to putting mission first, and to principled leadership.  His time as General Counsel and General Manager of the U.S. and International Defense and Intelligence business at DigitalGlobe and his leadership of DigitalGlobe at Maxar has given us a good opportunity to watch Dan in action and gave us high confidence in his ability to lead Maxar.

The Board is your representative, and we take this obligation very seriously. Our primary responsibility to you is to be sure the company has the best CEO possible. A close second is to assure the company has the right strategy going forward. To that end, the Board is working very closely with Dan and his team as we consider all options to turn the corner and head our company in the right direction. This will take time, but we are convinced we understand what needs to be done. The Board will provide the proper oversight and advice to Dan and his team as they execute the company’s strategy in 2019.

Howell M. Estes, III

Chair of the Board of Directors

Maxar Technologies Inc.

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PROXY SUMMARY

2018 Business Highlights

On January 1, 2019, we completed the change of our jurisdiction of organization from the Province of British Columbia in Canada to the State of Delaware in the United States. Additionally, we completed a reorganization of our corporate structure of the group of companies controlled by our predecessor issuer, Maxar Technologies Ltd. (“Maxar Canada”), as the holding company of the Maxar group, pursuant to which Maxar Technologies Inc. (“Maxar” or the “Company”) directly acquired all of the issued and outstanding shares of Maxar Canada, and Maxar U.S. replaced Maxar Canada as the publicly held parent company of the Maxar group. We refer to this transaction as the “U.S. Domestication”. The U.S. Domestication marked a major milestone in Maxar Canada’s long-term objective to gain a stronger presence in the U.S. market.  Information for the fiscal year ended 2018, including our Compensation, Discussion and Analysis will reflect information for Maxar Canada.

Our Board of Directors

Our Board of Directors is comprised of highly skilled and experienced members from diverse commercial and government backgrounds, who collectively provide the depth, expertise and leadership to assist management and represent the interests of our Stockholders.  Our Board of Directors’ top priorities are to represent the Company’s  Stockholders and create long-term value, and to oversee the development and execution of the Company’s strategy.  In realizing our purpose, our Board of Directors and our Company maintain the highest standards of ethical conduct and sound corporate governance, which are described in more detail below in the Corporate Governance section of this Proxy Statement, beginning on page 17.

About Us
	√	Ninety percent of our Board of Directors is independent.
Independence	√	Our Board of Directors committees are comprised entirely of independent members.
	√	The independent directors regularly meet in executive session, at which the Chair presides.
Oversight of Risk Management	√

The Board of Directors actively monitors Maxar’s risk profile, including through review of quarterly reports by the Risk Committee and, at least annually, review of the Company’s overall enterprise risk management program and mitigation strategies.

	√	The Risk Committee is charged with oversight of enterprise risks and oversight of the Company’s development and execution of its risk management program.
	√	The Audit Committee has shared responsibility for risk with specific responsibility for overseeing financial risk, including risks associated with preparation of financial statements.
Stock Ownership Guidelines	√	The Chief Executive Officer (“CEO”) must hold shares of the Company’s common stock valued at 5x base salary within five years of hire.
	√	Non-Employee Directors must hold shares of the Company’s common stock valued at 5x annual cash retainer within five years of joining the Board of Directors.
Board Practices	√

The Board of Directors is responsible for the development, planning, and implementation of succession plans for our CEO, and oversees and provides input to the CEO on succession planning for our other executive officers.

	√	The Board of Directors oversees development and execution of the Company’s strategy.
	√	The Board of Directors, and each committee, annually conducts self-assessments.
	√	The Board of Directors is assessed by an independent third party every three years.
	√	The Board of Directors annually reviews and approves the charters of each committee, the Corporate Governance Guidelines and the Code of Ethics and Conduct.

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Executive Compensation Summary Results

We encourage Stockholders to review the Compensation Discussion & Analysis beginning on page 33 of this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation program in greater detail.

Meeting Agenda and Board Voting Recommendations

The following table summarizes the proposals to be considered at our Annual Meeting and the Board of Directors’ voting recommendation with respect to each proposal:

Proposal	Page	Board’s Voting Recommendation
Proposal 1 - Election of ten director nominees to serve for a one-year term expiring at our 2020 Annual Meeting of Stockholders.	3	FOR
Proposal 2 - Approval, on a non-binding advisory basis, of the executive compensation of our named executive officers.	4	FOR
Proposal 3 - Approval, on a non-binding advisory basis, of the frequency of future advisory votes on executive compensation.	6	1 YEAR
Proposal 4 - Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019.	7	FOR
Proposal 5 – Approval of the Company’s 2019 Incentive Award Plan.	8	FOR
Proposal 6 – Approval of the Company’s Employee Stock Purchase Plan.	14	FOR

You Can Vote in the Following Ways:

By Internet	By Telephone	By Mail	In Person
Visit www.envisionreports.com/MAXR	Call 1‑800‑652‑VOTE (8683)	Mark, date & sign your proxy card or voting instruction form and return it in the postage‑paid envelope provided.	Attend the meeting to vote in person.

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THE PROPOSALS

Proposal 1 - Election of Directors

At this year’s Annual Meeting, we will be presenting ten director nominees for election, each to serve a term of one year expiring at our 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.  The nominees are Howell M. Estes, III,  Nick S. Cyprus, Roxanne J. Decyk, Lori B. Garver, Joanne O. Isham, Daniel L. Jablonsky,  C. Robert Kehler, L. Roger Mason, Jr., Robert L. Phillips and Eric J. Zahler.  Mr. Brian G. Kenning and Mr. Dennis Chookaszian,  each a current director, are not standing for re-election and will retire from the Board of Directors effective at the conclusion of the Annual Meeting.

Each of the nominees standing for election is presently a member of the Board of Directors with the exception of Ms. Decyk.  Each of the nominees standing for election is considered independent, with the exception of Mr. Jablonsky.

The Board of Directors, acting upon the recommendation of the Nominating and Corporate Governance Committee, recommends that the Stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of the Board of Directors.  Each of the nominees has consented to be named in this Proxy Statement and to serve if elected.

As of March 20, 2019, the authorized number of Board of Directors consists of eleven directors and the Board of Directors currently consists of 11 members.  Neither Brian G. Kenning nor Dennis Chookaszian will stand for re-election at the Annual Meeting. Roxanne J. Decyk is being nominated as a new director, and the Board of Directors has approved reducing the authorized number of directors to 10 effective as of the conclusion of the Annual Meeting.  If, at the time of the Annual Meeting, any of the nominees should be unable or unwilling for good cause to serve, the persons named as proxy on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

The following table provides certain summary information about each of our director nominees as of March 20, 2019:

Director Nominee	Age	Principal Occupation	Director Since	Committee Membership
General Howell M. Estes, III (USAF Ret.) (Chair)	77	President of Howell Estes & Associates, Inc.	2017	None
Nick S. Cyprus	65	Corporate Director	2017	Audit (Chair) Risk
Roxanne J. Decyk	66	Corporate Director	2019	Audit (pending election) Risk (pending election)
Lori B. Garver	57	CEO, Earthrise, a Windward Fund project	2015	Nominating and Corporate Governance (Chair) Compensation
Joanne O. Isham	63	Corporate Director	2016	Compensation Risk
Daniel L. Jablonsky	49	President and Chief Executive Officer	2019	None
General C. Robert Kehler (USAF Ret.)	66	Corporate Director	2016	Compensation Risk (assuming Chair effective at the conclusion of the Annual Meeting)
Dr. L. Roger Mason, Jr.	53	President, Peraton, Space, Intelligence & Cyber Sector	2017	Audit Nominating and Corporate Governance
Robert L. Phillips	68	Corporate Director	2003	Audit Nominating and Corporate Governance
Eric J. Zahler	68	President and CEO, Monocle Acquisition Corp	2014	Compensation (Chair) Nominating and Corporate Governance

Biographical information as of March 20, 2019  about each nominee for director is set forth beginning on page 18 and summarizes the specific experiences, qualifications and skills that led to the conclusion that each of our nominees should serve on the Board of Directors.

Approval of each of the director nominees named in this Proposal 1 requires the affirmative vote of a majority of the votes cast with respect to the nominee’s election at the 2019 Annual Meeting (i.e. the number of shares cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” that nominee’s election). Abstentions and Broker Non-Votes will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees set forth above.

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Proposal 2 - Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are providing our stockholders with the opportunity to approve, on a non-binding advisory basis, the Company’s executive compensation as disclosed in this Proxy Statement in accordance with rules promulgated by the U.S. Securities and Exchange Commission (“SEC”).

Compensation Philosophy and Objectives.

Our executive compensation philosophy is built on a commitment to link pay to performance and to enhance alignment with stockholder interests.  We reward executives for pursuing and achieving our key strategic business goals, and likewise, we believe underachievement should be reflected in pay as well.  Our executive compensation program is also designed to attract and retain executive talent in a competitive marketplace and to compensate executives at competitive but responsible levels.

The Compensation Committee has designed CEO and other Named Executive Officer (“NEO”) compensation programs to drive actions that align with both the short-term and long-term interests of our stockholders.  We address these objectives by applying the following principles:

•Pay at Risk Tied to Company Performance: support the overall business objectives by aligning a substantial portion of executive total compensation to our financial and operating performance, with 87% of CEO targeted total direct compensation (consisting of base salary, target cash incentive opportunity and the fair value of equity awards) and 76% of targeted total direct compensation for our other NEOs, on average, tied to performance or the value of our common stock.

•Stockholder Alignment: enhance the linkage between our executives’ and our stockholders’ interests by issuing awards with payouts tied directly to the Company’s financial performance and the value of our common stock.

•Peer Group Assessments: review and consider market practices of a selected peer group and the Radford High Technology Survey, to assess market competitive compensation levels.

•Absolute and Relative Pay-for-Performance: structure components of pay to align with key performance metrics, using absolute financial measures and relative share price measures while also holding officers accountable to individual performance.

Compensation Governance Best Practices.

We do this by adopting the following measures, which we believe reflect governance best practices:

	What We Do		What We Don’t Do
√	We align pay and performance	X	We do not provide our executive officers with tax gross ups on severance or change-in-control benefits
√	We conduct annual risk assessments of our compensation policies and practices	X	We do not grant equity awards with change-in-control single-trigger vesting
√	We maintain a clawback policy	X	Our equity plan does not allow repricing of underwater options without stockholder approval
√	We maintain rigorous stock ownership guidelines to support the alignment of executive and Board interests with those of our stockholders	X	We do not permit directors and officers to hedge our stock
√	Our Compensation Committee retains an independent compensation consultant	X	We do not permit directors and officers to pledge our stock
√	We cap cash incentive and performance share unit payouts	X	We do not provide significant executive perquisites

We encourage stockholders to review the Compensation Discussion & Analysis beginning on page 33 of this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation program in greater detail.  Our Board of Directors believes our executive compensation program aligns compensation for our executives with performance and long-term stockholder interests.

We request stockholder approval of the compensation paid to our NEOs as described in this Proxy Statement and we are asking stockholders to vote “FOR” the following resolution:

RESOLVED, that the compensation paid to Maxar’s  NEOs, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion & Analysis, executive compensation tables and narrative discussion that accompanies the executive compensation tables), is hereby APPROVED.

The vote to approve the executive compensation of our NEOs is advisory and, accordingly, the results are not binding on Maxar, our Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any

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additional fiduciary duty for Maxar, our Board of Directors or the Compensation Committee. Our Compensation Committee, however, values the input of our stockholders and will consider the results of the vote when making future compensation decisions for our NEOs. The Board of Directors is recommending a Say-on-Pay vote frequency every “1 year”, as further described in Proposal 3. Unless this policy changes, the next non-binding advisory vote on the executive compensation of our NEOs will be at the 2020 Annual Meeting of Stockholders.

Approval of this Proposal 2 requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” this proposal.  Broker Non-Votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the Company’s executive compensation paid to its named executive officers.

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Proposal 3 - Advisory Vote on Frequency of Advisory Vote to Approve Executive Compensation

In accordance with Section 14A of the Exchange Act, we are providing our Stockholders with the opportunity to recommend, on a non-binding advisory basis, the frequency of the advisory vote of the Company’s Stockholders to approve the executive compensation paid to our NEOs in accordance with rules promulgated by the SEC.  Pursuant to the Dodd-Frank Act, this Proposal 3 gives the stockholders the ability to vote to have a “say-on-pay” vote every year, every two years or every three years.

The Company believes that regular communication with stockholders on the issue of executive compensation is important and helps ensure that compensation practices are aligned with stockholders’ interests. Accordingly, the Company believes that it is appropriate to solicit stockholders’ input on executive compensation on an annual basis.

The vote on the frequency of the “say-on-pay” vote is advisory and, accordingly, the results are not binding on the Company. Our Compensation Committee, however, values the input of our stockholders and will consider the results of the vote when making future decisions on how often the Company should include a say-on-pay vote at its annual meeting.

The option of every year, every two years or every three years that receives the highest number of votes cast will be determined to be the preferred frequency recommended by the Company’s stockholders with which the Company is to hold say-on-pay votes.  Abstentions and Broker Non-Votes will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote for approval of the Company’s Executive Compensation every “One Year”.

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Proposal 4 - Ratification of the Appointment of the Company’s  Independent Auditors

The Audit Committee of the Board of Directors has appointed the accounting firm of KPMG LLP, Certified Public Accountants (“KPMG U.S.”) as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for the year ending December 31, 2019.  This matter is nevertheless being submitted to the stockholders to afford them the opportunity to express their views.  If this proposal is not approved by stockholders at the Annual Meeting, the Audit Committee intends to reconsider its appointment of KPMG U.S. as our independent registered public accounting firm. KPMG U.S. has served as the Company’s independent registered public accounting firm since 2018.  The Company’s consolidated financial statements for the fiscal year ended December 31, 2017 were audited by KPMG LLP, Chartered Professional Accountants, of Vancouver, British Columbia (“KPMG Canada”).  Effective July 29, 2018, KPMG Canada resigned as the Company’s auditor and KPMG U.S. was appointed as the Company’s auditor to fill the vacancy.  KPMG Canada served as the independent registered public accounting firm of the predecessor issuer, Maxar Technologies Ltd. (f/k/a MacDonald, Dettwiler and Associates Ltd.) between 2001 and 2017.

We expect that a representative of KPMG U.S. will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

Rationale for Selection of Independent Registered Public Accounting Firm

In making the decision to reappoint KPMG U.S. as the Company’s independent auditor for 2019, the Audit Committee took into consideration a number of factors, including:

•KPMG U.S.’s  historical and recent performance on the Company’s audit and its interim reviews;

•the quality and candor of KPMG U.S.’s communications with the Audit Committee and management;

•the appropriateness of KPMG U.S.’s  fees;

•KPMG U.S.’s  history as our independent auditor, its familiarity with our industry and the complexities of global operations, and its expertise in accounting policies and practices, and internal control over financial reporting; and

•KPMG U.S.’s  continued independence.

Based on this evaluation, the Audit Committee believes that the selection of KPMG U.S. as our independent registered public accounting firm for fiscal year 2019 is in the best interests of the Company and its stockholders, and should be ratified.

Approval of this Proposal 4 requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” this proposal.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG U.S. as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

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Proposal 5 – Approval of Maxar Technologies Inc. 2019 Incentive Award Plan

We are asking our stockholders to approve the Maxar Technologies Inc. 2019 Incentive Award Plan (the "2019 Plan").

On March 27, 2019, our Board of Directors (the “Board”) adopted, subject to stockholder approval, the 2019 Plan. The 2019 Plan is intended to replace the Maxar Technologies Ltd. Omnibus Equity Incentive Plan (the “Omnibus Plan”). Upon stockholder approval of the 2019 Plan, the 2019 Plan will become effective and will supersede and replace in its entirety the Omnibus Plan, and no further awards will be granted under the Omnibus Plan; however, the terms and conditions of the Omnibus Plan will continue to govern any outstanding awards granted thereunder. If the 2019 Plan is not approved by our stockholders, it will not become effective, the Omnibus Plan will continue in effect, and we may continue to grant awards under the Omnibus Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Employees and consultants of the Company, its subsidiaries and affiliates, as well as members of our Board, are eligible to receive awards under the 2019 Plan. The 2019 Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), deferred stock, deferred stock units (“DSUs”), cash-based awards and dividend equivalents to eligible individuals.

The number of shares of our common stock available for issuance under the 2019 Plan is equal to the sum of (i) 2,525,000 shares, which represents 4.2% of the shares of common stock outstanding as of March 20, 2019, and (ii) any shares subject to issued and outstanding awards under the Omnibus Plan, the Maxar Technologies Ltd. Employee Stock Option Plan or the MacDonald, Dettwiler and Associates Ltd. Long Term Incentive Plans for the years 2014, 2015, 2016 and 2017 (collectively, the “Prior Plans”) that expire, are cancelled or otherwise terminate following the effective date of the 2019 Plan.

Approval of the 2019 Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), relating to ISOs.

We expect that the share reserve under the 2019 Plan will allow us to continue to grant equity-based compensation at levels we deem necessary and appropriate for approximately one year at the current stock price. We base this belief upon our historical annual equity award grant rate (otherwise known as burn rate), our historical forfeiture rate and our estimates of the number of shares that we estimate will be needed to attract new senior and executive hires and in connection with potential merger and acquisition transactions. This belief could change, however, based upon a number of factors, including the need to increase our burn rate over historical averages in order to attract and retain key talent and the price of our common stock (because we determine the size of equity awards to be granted in part based on the price of our common stock at the time of grant, and if our stock price on the date the award is granted is significantly lower than the stock price assumed in our forecast, we would need to grant a larger number of shares than anticipated to deliver the same value to participants).

Reasonable Equity Dilution and Key Historical Equity Metrics

In its determination to approve the 2019 Plan, our Board reviewed an analysis prepared by Meridian Compensation Partners (“Meridian”), its compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics, and the costs of the 2019 Plan.  Specifically, our Board considered that:

In 2018, 2017 and 2016, we granted equity awards representing a total of approximately 171,932, 1,108,079, and 1,498,500 shares respectively.  This level of equity awards represents a three-year adjusted average burn rate of 2.4% of weighted average ordinary shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year (without adjusting for forfeitures) by the weighted average ordinary shares outstanding during the fiscal year.

In 2018, 2017 and 2016, our end-of-year overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our Prior Plans by (ii) the number of our shares outstanding at the end of the fiscal year, was 0.58%, 7.00%, and 4.1%, respectively.  If approved, the issuance of the additional shares to be reserved under the 2019 Plan would dilute the holdings of stockholders by an additional 2.7% on a fully diluted basis, based on the number of shares of our common stock outstanding as of December 31, 2018.  Based on our three-year adjusted average burn rate, if the 2019 Plan is approved, we expect our overhang at the end of 2019 will be approximately 4.3% (including the shares that will be reserved for issuance under the 2019 Plan). The table below outlines the number of equity-settled grants issued in 2018, 2017, and 2016, along with the corresponding weighted average shares outstanding:

	2018	2017	2016
Equity-Settled SARs Granted (full value awards)	10,307	517,293	1,498,500
Equity-Settled RSUs Granted (full value awards)	161,625	590,786	—
Total Equity-Settled Awards Granted	171,932	1,108,079	1,498,500
Common Shares Outstanding	58,100,000	41,200,000	36,400,000
Annual Burn Rate (1)	0.3%	2.7%	4.1%

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(1)

Burn rate measures our usage of shares under our equity plans as a percentage of our outstanding common stock. Burn rate was calculated by dividing the aggregate number of shares subject to equity-settled awards granted during the year by the weighted-average number of shares outstanding at year end.

Meridian’s analysis, which is based on generally accepted evaluation methodologies, concluded that the number of shares under the 2019 Plan is within generally accepted standards.

During our stockholder outreach in 2018 we heard that stock ownership by executives and the board was an important component of stockholder alignment and the total compensation package.

In light of the factors described above, our Board believes the additional authorized shares being requested under the 2019 Plan represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.

Key Features of the 2019 Plan

The 2019 Plan reflects a broad range of compensation and governance best practices, including the following:

•

Automatic acceleration of awards only if not assumed or substituted.  The 2019 Plan provides that awards will automatically accelerate upon a change in control only if not assumed or substituted, and further that any such performance-based awards will vest based on the higher of (a) actual performance as of the change in control or (b) target performance, prorated based on a shortened performance period as of the change in control.

•

Prohibition of liberal share recycling on all awards.  The 2019 Plan prohibits any shares withheld for taxes on all awards from being added back to the share reserve, in addition to prohibiting other practices considered to be liberal share recycling with respect to options and SARs.

•	Minimum vesting requirements. Subject to limited exceptions, no awards (or portions thereof) granted under the 2019 Plan may vest until the first anniversary of the date of grant.
•	Payment of dividends only if underlying awards vest. Under the 2019 Plan, dividends and dividend equivalents may only be paid to the extent the underlying award vests.
•

No repricing of awards without stockholder approval. Under the 2019 Plan, awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•

No evergreen feature/stockholder approval required for share reserve increases. The 2019 Plan does not provide for an annual increase in the share reserve, and the 2019 Plan may not be amended to increase the share reserve without stockholder approval.

A summary of the principal provisions of the 2019 Plan is set forth below. The summary is qualified by reference to the full text of the 2019 Plan, which is attached as Appendix A to this Proxy Statement.

Administration

The 2019 Plan is administered by the Compensation Committee or other committee designated by the Board. To the extent required to comply with Rule 16b‑3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it is intended that each member of the committee will be a “non-employee director” within the meaning of Rule 16b‑3. Non-employee director awards are administered by the Board. The committee or our Board may delegate its powers under the 2019 Plan to one or more members of the Board or one or more directors, officers or managers of the Company or any subsidiary, provided that no officer may be delegated the authority to grant awards to or amend awards held by executives of the Company who are subject to Section 16 of the Exchange Act or any officer or director to whom authority to grant or amend awards has been delegated. The Board, committee or delegate thereof, as applicable, are referred to herein as the “plan administrator.”

The plan administrator has the authority to administer the 2019 Plan, including, notwithstanding any other provision of the 2019 Plan, the power to determine eligibility, the types and sizes of awards, the price and vesting schedule of awards, the methods for settling awards, the method of payment for any exercise or purchase price, any rules and regulations the plan administrator deems necessary to administer the 2019 Plan, and the acceleration or waiver of any vesting restriction.

Eligibility

Persons eligible to participate in the 2019 Plan include all employees (approximately 5,800, including 6 executive officers as of March 20, 2019), approximately 531 consultants of the Company and its subsidiaries as of March 20, 2019, and our 9 non-employee directors as of the conclusion of the Annual Meeting, in each case, as determined by the plan administrator. However, with respect to employees and consultants, under the Company’s current policies and practices, only employees at a Director-level and above (consisting of approximately 390 employees) are regularly eligible for equity grants, and no consultants are currently eligible for grants.

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Limitation on Awards and Stock Available

If our stockholders approve the 2019 Plan, the number of shares of our common stock authorized for issuance under the 2019 Plan is equal to the sum of (i) 2,525,000 shares, representing 4.2 % of the issued and outstanding shares as at the date of this Proxy Statement, and (ii) any shares subject to issued and outstanding awards under the Prior Plans that expire, are cancelled or otherwise terminate following the effective date of the 2019 Plan; provided, that no more than 2,525,000 shares may be issued pursuant to the exercise of ISOs. The shares distributed pursuant to an award under the 2019 Plan may be authorized but unissued shares, shares purchased by the Company on the open mark or treasury shares.

If any shares of our common stock subject to an award under the 2019 Plan or any award under the Prior Plans are forfeited, expire, converted to shares of another entity in connection with a corporate transaction or are settled for cash, any shares deemed subject to such award may, to the extent of such forfeiture, expiration, conversion or cash settlement, be used again for new grants under the 2019 Plan. However, the following shares of our common stock may not be used again for grant under the 2019 Plan: (1) shares tendered or withheld to satisfy the exercise price of an option or a SAR; (2) shares tendered or withheld to satisfy the tax withholding obligations with respect to an award; (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (4) shares purchased on the open market with the cash proceeds from the exercise of options. Awards granted under the 2019 Plan in connection with the assumption or substitution of outstanding equity awards previously granted by a company or other entity in the context of a corporate acquisition or merger will not reduce the shares of our common stock authorized for grant under the 2019 Plan, except as may be required by reason of Section 422 of the Code.

In addition, for so long as our common stock is listed and traded on the Toronto Stock Exchange, the number of shares of common stock issuable to “reporting insiders” of the Company (as defined in National Instrument 55‑104‑Insider Reporting Requirements and Exemptions) at any time, and within any one-year period, under the 2019 Plan, or when combined with all of the Company’s other equity‑based compensation plans, may not exceed 10% of the Company’s issued and outstanding shares of common stock as of any date of determination. Additionally, notwithstanding any provision to the contrary in the 2019 Plan, the sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to a non-employee director in respect of such director’s service as a member of our Board of Directors or any Board committee during any calendar year shall not exceed $500,000 (the “Director Limit”).

The closing price of our common stock on March 20, 2019 was $4.75 per share.

The award agreement governing an award granted under the 2019 Plan will provide that such award (or any portion thereof) shall vest no earlier than one year measured from the date of grant. In addition, up to an aggregate of five percent of the number of shares of our common stock available for issuance under the 2019 Plan as of its effective date may be granted without regard to the foregoing minimum vesting requirement. Awards to non-employee directors may vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of the Company’s stockholders, so long as the period between such meetings is not less than 50 weeks.

Awards

The 2019 Plan provides for the grant of ISOs, NQSOs, SARs, restricted stock, RSUs, deferred stock, DSUs, cash-based awards and dividend equivalents. All awards under the 2019 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. No fractional shares of our common stock shall be issued or delivered pursuant to the 2019 Plan or any award thereunder.

Options. Options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NQSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of an option may not be less than 100% of the fair market value (which for purposes of the 2019 Plan shall generally be the closing price on the NYSE as of such date) of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of an option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to options and may include continued service, performance and/or other conditions.

Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the stock subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the 2019 Plan will be settled in cash or common stock, or in a combination of both, as determined by the plan administrator.

Restricted Stock. A restricted stock award is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock will have voting rights and will have the right to receive dividends; however, dividends may not be paid until the applicable restricted stock vests.

Restricted Stock Units. RSUs are contractual promises to deliver shares of our common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares, unless the

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RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share of common stock in cash) for each vested and nonforfeited RSU.

Cash-Based Awards.  Cash-based awards are cash payments, cash bonus awards, or performance awards or incentive awards that are paid in cash. Cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Deferred Stock.  A deferred stock award is the right to receive shares of our common stock in the future that remains forfeitable unless and until specified vesting conditions and other specified criteria are met. Holders of deferred stock will have no rights as a company stockholder until the award vests and the shares are delivered.

Deferred Stock Units.  DSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified vesting conditions and other specified criteria are met. Recipients of DSUs generally will have no voting or dividend rights prior to the time the DSUs vest and are settled in shares. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share of common stock in cash) for each vested and nonforfeited DSU.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents may accrue on awards, but shall not be payable unless and until the applicable award vests.

Forfeiture of Unvested Awards and Claw-Back Provisions

Except as otherwise determined by the plan administrator and as otherwise described below under “Corporate Transactions,” if the employment or services of the holder of an award is terminated, the unvested portion of the award will generally be forfeited and will cease to vest or become exercisable after the termination. However, the plan administrator may provide that an award will vest in whole or in part in the event of certain terminations.

All awards will be subject to the provisions of any clawback policy implemented by the Company, including any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, to the extent set forth in such policy and/or in an applicable award agreement.

Transferability

Generally, awards under the 2019 Plan may only be transferred, sold, pledged or assigned by will or the laws of descent and distribution or, subject to the consent of the plan administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares of common stock underlying such award have been issued and all restrictions applicable to such shares have lapsed. However, subject to certain terms and conditions, the plan administrator may permit an award holder to transfer an award, other than an ISO (unless it is intended to become a NQSO), to any “permitted transferee” under applicable securities laws or any other transferee specifically approved by the plan administrator.

Amendment and Termination

Our Board may wholly or partially amend or otherwise modify, suspend or terminate the 2019 Plan or any award at any time or from time to time; however, stockholder approval given within twelve months before or after such action will be required for any amendment that increases the aggregate number of shares available under the 2019 Plan or the Director Limit, reduces the price per share of any stock option or SAR, cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares, or amends the provisions of the 2019 Plan that provide for when the 2019 Plan may be amended, modified, suspended or terminated. In addition, no amendment, suspension or termination of the 2019 Plan may, without the consent of the affected participant, materially and adversely affect the participant’s rights. No Awards may be granted or awarded during any period of suspension or after termination of the 2019 Plan. In addition, no ISOs may be granted pursuant to the 2019 Plan after the tenth anniversary of the earlier of the date the 2019 Plan was adopted by our Board and the date the 2019 Plan was approved by the Company’s stockholders, and no additional shares may be added to the 2019 Plan reserve due to award forfeitures or expirations from and after such tenth anniversary.

Corporate Transactions

The plan administrator has broad discretion to take action under the 2019 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2019 Plan and outstanding awards.

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If a Change in Control of the Company occurs (as defined in the 2019 Plan), all outstanding options and SARs that are not exercised shall be assumed or substituted by the surviving corporation and other outstanding awards shall be converted into similar awards of the surviving corporation. If the surviving corporation refuses to assume or substitute for an award, the award shall accelerate and become fully vested and exercisable upon the Change in Control and all restrictions on the award shall lapse, provided that any awards subject to performance-based vesting will vest based on the greater of (a) actual performance as of the Change in Control or (b) target performance, prorated based on a shortened performance period ending as of the Change in Control. Additionally, if a participant’s service to the Company terminates without “cause” or for “good reason” within the one-year period following a Change in Control of the Company, then the foregoing equity award acceleration will apply effective as of the participant’s termination date, and any options or SARs held by the participant may be exercised until the earlier of their expiration date and the first anniversary of the participant’s termination date.

U.S. Federal Income Tax Consequences

With respect to NQSOs, the Company is generally entitled to deduct and the optionee recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. The gain or loss (generally in an amount equal to the difference between the fair market value on the date of sale and the fair market value on the date of exercise) upon disposition of such stock will be treated as a capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year), and the Company will not be entitled to any corresponding deduction.

With respect to ISOs, if applicable holding period requirements are met (i.e., the stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise), the participant will not recognize taxable income at the time of exercise of the ISO. However, the excess of the fair market value of the shares of our common stock received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any corresponding deduction. If the holding period requirements described above are not met, the ISO will fail to meet the requirements for beneficial tax treatment of ISOs under the Code, and the tax consequences described for NQSOs will apply, although the amount of income recognized by the participant will be the lesser of (a) the excess of the fair market value of the stock at the time of exercise over the exercise price, or (b) the excess of the amount realized on the disposition over the exercise price.

The current federal income tax consequences of other awards authorized under the 2019 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture and RSUs will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at ordinary income rates at the time of payment.

New Plan Benefits

Other than with respect to annual grants of restricted stock units to our non-employee directors that will be made immediately following the Annual Meeting, all future awards under the 2019 Plan (assuming it is approved by stockholders) are subject to the discretion of the plan administrator, and therefore it is not possible to determine the benefits that will be received in the future by other participants in the 2019 Plan (although the Grants of Plan-Based Awards - Fiscal Year 2018 table in this Proxy Statement describes all equity awards granted to our NEOs during our fiscal year ended December 31, 2018 under the Prior Plans). Therefore, the table below provides

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information only for our non-employee directors.  Employees of the Company that serve on the Board do not receive pay for their Board service.

Name and Position	Dollar Value ($)	Number of Shares Underlying Option Grants (#)
Howard L. Lance, Former President and Chief Executive Officer	—	—
Biggs C. Porter, Executive Vice President, Chief Financial Officer	—	—
Anil Wirasekara, Executive Vice President, Finance and Former Interim Chief Financial Officer	—	—
Former Executive Vice President, Interim Chief Financial Officer	—	—
William McCombe, Former Executive Vice President, Chief Financial Officer	—	—
Former Executive Vice President, Chief Financial Officer	—	—
Former Executive Vice President, Chief Financial Officer	—	—
Timothy M. Hascall, Former Executive Vice President, Chief Operations Officer	—	—
Dario Zamarian, Former Group President, SSL	—	—
Michael Greenley, Group President, MDA	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group(1)	$ 935,000	—
All employees who are not executive officers as a group	—	—

(1)

Our non-employee director compensation policy provides that, each non-employee director immediately following the Annual Meeting, shall be automatically granted, on the date of such Annual Meeting, a number of RSUs determined by dividing (A) $135,000 for the Chair or $100,000 for other Directors by (B) the fair market value (as defined in the plan) per share on the date of grant.

Approval of this Proposal 5 requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” this proposal.  Broker Non-Votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Maxar Technologies Inc. 2019 Incentive Award Plan.

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Proposal 6 – Approval of Maxar Technologies Inc. Employee Stock Purchase Plan

We are asking our stockholders to approve the Maxar Technologies Inc. Employee Stock Purchase Plan (“ESPP”).

On March 27, 2019, based on the recommendation of the Compensation Committee, our Board approved and adopted the ESPP subject to approval by our stockholders.

The ESPP is designed to provide employees of the designated entities with the opportunity to purchase our common stock at a discount through accumulated payroll deductions during successive offering periods. We believe that the ESPP enhances such employees’ sense of participation in our performance, aligning their interests with those of our stockholders, and is a necessary and powerful incentive and retention tool that benefits our stockholders.

The MDA Employee Share Purchase Plan terminated as to any new offering periods on March 1, 2019.

Key Features of the ESPP

The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by the ESPP, which is included as Appendix B to this Proxy Statement. We encourage you to read the ESPP carefully.

The ESPP has two components: the Section 423 Component and the Non-Section 423 Component (each defined below). The ESPP authorizes the grant of options that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the U.S. Internal Revenue Code (the “Code”) (the “Section 423 Component”), as well as options that are not intended to be tax-qualified under Section 423 of the Code (the “Non-Section 423 Component”), which will generally be granted to non-U.S. employees.

Plan Administration

The ESPP shall be administered by the Board unless and until the Board delegates administration to a committee. Subject to the provisions of the ESPP, the plan administrator determines the terms and conditions of the offerings under the ESPP; provided, however, that all participants granted purchase rights in an offering that are intended to comply with Section 423 of the Code will have the same rights and privileges within the meaning of Section 423 of the Code. Additionally, the plan administrator may provide that participants shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of any common stock purchased under the ESPP for a specified period following the purchase date.

Shares Available Under the ESPP

The maximum number of shares of our common stock that will initially be available for sale under the ESPP, is 5,000,000 shares, representing 8.3% of the issued and outstanding shares as at March 20, 2019.

Eligible Employees

Employees eligible to participate in the ESPP generally include our employees, and employees of our subsidiaries that have been designated from time to time by the plan administrator as eligible subsidiaries in the ESPP, (1) who do not own 5% or more of the total combined voting power or value of all classes of our stock or the stock of a parent entity or one of our subsidiaries, (2) whose customary employment is for more than 10 hours per week, and (3) whose customary employment is for more than five months in any calendar year. The plan administrator may also exclude from participating in the Section 423 Component any employee who is a citizen or resident of a non-U.S. jurisdiction, where granting an option would either be prohibited under the laws of that jurisdiction or cause the ESPP to violate the requirements of Section 423 of the Code. Any such exclusion of non-U.S. employees is applied in an identical manner to all similar situated employees. In addition, with respect to the Non-Section 423 Component, eligibility may be further limited by applicable local law and the plan administrator may only designate some employees of a designated subsidiary as eligible employees. As of March 20, 2019, we had approximately 5,800 employees who will be eligible to participate in the ESPP.

Non-employee directors are not eligible to participate in the ESPP.

Offering Periods

The duration and timing of offering periods may be established or changed by the Board or Committee at any time, in its sole discretion, but may not exceed 27 months.

Purchase Price

At the end of each offering period, participants purchase the number of shares of common stock that the participant’s accumulated payroll deductions during that offering period will buy at a purchase price designated by the plan administrator which shall not be less than the lesser of 85% of the fair market value of our common stock on the first day of the offering period or on the purchase date. If no purchase price is designated by the plan administrator for an offering period, the purchase price of the offering shall be the lesser of 85% of the fair market value of our common stock on the first day of the offering period or on the purchase date.  The closing price of our common stock on March 20, 2019 was $4.75 per share.

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Participation

Eligible employees must authorize the payroll deduction of at least 1%, but not more than 10%, of their ESPP-eligible compensation, which will be deducted on each payday during an offering period. A participant may decrease (but not increase) the rate of their payroll deductions only once during an offering period.

Employees may not purchase more than $25,000 in shares of our common stock in any calendar year, in accordance with Section 423 of the Code. In addition, the maximum number of shares any participant can acquire in a single offering period is currently 12,500 shares.

Additionally, for so long as our common stock is listed and traded on the Toronto Stock Exchange, the number of shares of our common stock issuable to “reporting insiders” of the Company (as defined in National Instrument 55 104 Insider Reporting Requirements and Exemptions) at any time, and within any one-year period, under the ESPP, or when combined with all of the Company’s other equity based compensation plans, may not exceed 10% of the Company’s issued and outstanding shares of common stock as of any date of determination.

Except as otherwise provided by the plan administrator, a participant may cancel his or her payroll deduction authorization by providing written notice at least five business days prior to a purchase date, subject to the Plan’s notice requirements. A participant will automatically cease to participate in the ESPP and the participant’s options granted thereunder will terminate if the participant ceases employment with the Company or otherwise ceases to be an eligible employee.

Transferability

Other than upon a participant’s death, options granted under the ESPP are not transferable by a participant and are exercisable only by the participant.

Effect of Changes in Capitalization

In the event of any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of shares of our common stock or other securities, or other change in our corporate structure affecting our common stock, the plan administrator may adjust the number and class of common stock subject to outstanding options or with respect to which options may be granted, as well as the option prices.

In the event of non-reciprocal transaction between us and our stockholders (such as a stock split, spin-off, rights offering, or nonrecurring stock dividend that affects our common stock and causes a change in the per share value of our common stock underlying outstanding options), the plan administrator will equitably adjust the number and type of securities subject to outstanding options, as well as the option prices.

Corporate Transactions

In the event of a dissolution or liquidation, the offering period then in progress will be shortened by setting a new purchase date, and will terminate immediately before the proposed dissolution or liquidation, unless the plan administrator determines otherwise.

In the event of a sale of all or substantially all of our assets, or our merger with or into another corporation, each outstanding option will be assumed, or an equivalent option substituted by the successor corporation or its affiliate. If the successor corporation does not assume or substitute the option, any offering period then in progress will be shortened by setting a new purchase date, and will end on the new purchase date.

Amendment and Termination

Unless otherwise required by applicable law, regulation or stock exchange rule, the plan administrator may at any time terminate or amend the ESPP without obtaining stockholder approval, however, except in connection with certain changes in our capital structure, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board if the Board determines that the termination of the offering period or the Plan is in the best interests of the Company and our stockholders.  An amendment will require stockholder approval if it increases the number of shares available for purchase under the plan, reduces the purchase price below 85% of the fair market value of one share on the enrollment date or on the exercise date, whichever is lower, enables non-employees to participate, or is necessary to comply with Section 423 of the Code.  Without stockholder consent and without regard to whether any participant rights have been adversely affected, the plan administrator may, in its sole discretion, change the offering periods, limit the frequency and number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and accounting and crediting procedures to ensure that amounts applied toward the purchase shares properly correspond with amounts withheld from the participant’s compensation, and establish other limitations or procedures it deems advisable that are consistent with the ESPP. In addition, except in connection with certain changes in our capital structure, no amendment, of the ESPP may, without the consent of the affected participant, make any change in an option previously granted that materially and adversely affects the participant’s rights. If the plan administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences it may, in its sole discretion, without stockholder approval, modify or amend the ESPP to reduce or eliminate such accounting consequence including, but not limited to, altering the purchase price for any offering period, including those underway at the time of the change in purchase price, shortening any offering period, including those underway at the time of the plan administrator action, and allocating shares.

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Certain U.S. Federal Income Tax Consequences of the ESPP

The following is a general summary under current law of the material U.S. federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary also assumes that the Section 423 Component complies with Section 423 of the Code and is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a recipient of an award should rely on the advice of his or her legal and tax advisors.

As described above, the ESPP has a Section 423 Component and a Non-Section 423 Component. The tax consequences for a U.S. taxpayer will depend on whether he or she participates in the Section 423 Component or the Non-Section 423 Component.

Tax consequences to U.S. participants in the Section 423 Component. The right of participants to make purchases under the Section 423 Component are intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period in which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price and (2) the excess of the fair market value of the shares at the beginning of the offering period over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Tax consequences to U.S. participants in the Non-Section 423 Component. A U.S. participant in the Non-Section 423 Component will have compensation income equal to the value of the common stock on the day he or she purchased the common stock less the purchase price.

When a participant sells the common stock he or she purchased under the Non-Section 423 Component of the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day he or she purchased it. This capital gain or loss will be long-term if the participant held the common stock for more than one year and otherwise will be short-term.

Any compensation income that a participant receives upon the purchase of shares of common stock under the Non-Section 423 Component of the ESPP is subject to withholding for income, Medicare and social security taxes, as applicable. In addition, the compensation income is required to be reported as ordinary income to the participant on his or her annual Form W‑2, and the participant is responsible for ensuring that this income is reported on his or her individual income tax return.

We are entitled to a deduction for amounts taxed as ordinary income to a participant to the extent of ordinary income recognized upon a purchase made under the Non-Section 423 Component.

New Plan Benefits

The actual number of shares of our common stock that may be purchased by any individual cannot be determined in advance because the number of shares purchased depends on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates.

Approval of this Proposal 6 requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” this proposal.  Broker Non-Votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Company’s ESPP.

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CORPORATE GOVERNANCE

Maxar is committed to maintaining a program of corporate governance that promotes responsible corporate activity, the long‑term interests of stockholders, and accountability of our Board of Directors and management.

Our Board Members

The following biographical information about each nominee to our Board of Directors summarizes the specific experiences, skills and qualifications that led to the conclusion that each of our director nominee should serve on the Board of Directors. Our Nominating and Corporate Governance Committee, composed entirely of independent directors, is responsible for making recommendations to the Board of Directors regarding candidates for directorships. The Nominating and Corporate Governance Committee evaluates and reviews with the Board of Directors, no less than annually, the appropriate qualifications, expertise and characteristics required of our Non-Employee Directors to ensure that the Board of Directors, as a whole, contains the diverse mix of expertise, experience, skills and backgrounds necessary to oversee the development and implementation of the Company’s long-term strategy and to represent the interests of our stockholders.  The Nominating and Corporate Governance Committee promotes Maxar’s Board Diversity Policy and considers diversity in the context of our Board of Directors as a whole to ensure that a broad range of perspectives are represented on our Board of Directors.  For the purpose of Board of Directors composition, diversity includes, but is not limited to, business experience, geography, age, ethnicity and gender.  The Board of Directors aspires to attain by our 2021 annual meeting, a board composition in which at least 30% of the independent directors are women.  The Board of Directors is currently comprised of 18% women and with the election of the ten nominees at the 2019 Annual Meeting, 30% of the Board of Directors will be comprised of women.  Listed below are some of the skills, characteristics and experiences we look for in the members of our Board of Directors:

Senior Leadership Experience – The Board of Directors looks for individuals with experience serving in a senior executive position, including as chief executive officer. The Board of Directors believes that extensive senior executive-level experience provides a practical understanding of how organizations operate, and enables leadership in core management areas, including operations, human resources, financial planning, compliance, marketing and communications. The Board of Directors believes individuals with this experience are valuable to the Company’s ability to execute on its strategic vision.

Global Business and Human Resources Experience – The Board of Directors looks for individuals with international business experience, who are highly respected in business and financial communities and have extensive experience working with and for international companies and dealing with global issues. The Board of Directors also looks for individuals with extensive knowledge and experience in the field of human resources, executive compensation and global rewards. The Board of Directors believes that individuals with this experience provide the Board of Directors and management with a diverse understanding of the international issues facing the Company and create value for stockholders by better serving our international customers and employees.

Accounting/Financial Expertise – The Board of Directors looks for individuals with extensive financial-reporting and internal-controls experience, including experience serving as the chief financial officer or chief accounting officer of a large corporation. The Board of Directors believes that the financial and accounting skills and experience these individuals bring, particularly with regard to Audit Committee functions and risk management and financial oversight responsibilities, are valuable resources to the Board of Directors.

Government/Department of Defense/Intelligence/Industry Experience – The Board of Directors looks for individuals with extensive knowledge of the defense and intelligence community, operations and systems integration as well as expertise in the geospatial intelligence and the satellite and space industry. The Board of Directors also seeks individuals with national security clearances necessary to allow briefing on the Company’s classified business. The Board of Directors believe that specialized experience with the U.S. government, and in particular the Department of Defense, Satellite and Space industry and the Intelligence Community, are valuable to the Board of Directors and to the Company in serving our customers’ needs and helping them fulfill their mission requirements.

Corporate Strategy and Financial Markets Expertise – The Board of Directors seeks skilled individuals, notably from the investment banking and private equity world, with a deep understanding of capital markets and mergers and acquisitions (“M&A”). The Board of Directors believes that individuals with these backgrounds provide valuable perspectives for M&A initiatives, financing matters, and investor relations perspectives.

The nominees standing for election at the Annual Meeting demonstrate these attributes, key experiences, and qualifications which are valuable resources to the Board of Directors in carrying out our business strategy, the needs of the Company and our stockholders, and our Purpose, Vision, and Values.  Below is a more detailed list of specific attributes the Board of Directors considers in assessing the qualifications and skills of our Non-Employee Directors.

	Estes	Cyprus	Decyk	Garver	Isham	Kehler	Jablonsky	Mason	Phillips	Zahler
Senior Leadership Experience	X	X	X	X	X	X	X	X	X	X
Accounting/Financial Expert		X
Global Business and Human Resources	X	X	X	X	X	X	X	X	X	X
Corporate Strategy and Financial Markets	X	X	X	X	X	X	X	X	X	X
Govt/Intel/DoD/Industry	X			X	X	X	X	X		X

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Information Regarding Nominees Standing for Election to the Board of Directors at the Annual Meeting (as of March 20, 2019)

Below is biological and other information of each of the director nominees standing for election to the Board of Directors at the Annual Meeting.

Howell M. Estes, III	Committees:	Experience, Skills and Qualifications:
• None

•Government/Intel/DoD/Industry Experience

•Senior Leadership Experience

Extensive military and Department of Defense experience and general business experience, having retired as a four-star general from the U.S. Air Force.

Significant board experience, as well as key leadership and management experience gained from his military career.

Security clearances necessary to allow him to be briefed on the Company’s classified business.

Age 77 Director Since 2017 Chair Since 2019

Gen. Estes has been the President of Howell Estes & Associates, Inc., a consulting firm, since 1998. Gen. Estes serves on the Board of Directors of Analytical Graphics, Inc., a software development company focused on spaceflight and national security. From 1965 to 1998, he served in the U.S. Air Force. At the time of his retirement from the Air Force, he was Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command and also Commander of the Air Force Space Command. In addition to a Bachelor of Science Degree from the U.S. Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard’s JFK School of Government.

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Nick S. Cyprus	Committees:	Experience, Skills and Qualifications:
•Audit (Chair) •Risk

•Accounting/Financial Expertise

•Senior Leadership Experience

Extensive financial reporting and internal controls experience, having served as the Chief Accounting Officer for several large publicly traded companies, including his most recent position with General Motors Company.

Certified Public Accountant.

Extensive experience in execution of certain financial risk management and financial oversight responsibilities.

Age 65 Director Since 2017

Mr. Cyprus is a corporate director. Mr. Cyprus was previously Vice President, Controller and Chief Accounting Officer of General Motors Company, an automotive manufacturer, from December 2006 to July 2013. Prior to joining General Motors Company, from May 2004 to March 2006, Mr. Cyprus served as Senior Vice President, Controller, and Chief Accounting Officer of Interpublic Group of Companies. From 1999 to 2004, Mr. Cyprus was Vice President, Controller, and Chief Accounting Officer at AT&T Corporation. Mr. Cyprus currently sits on the Board of Directors of Trusted Media Brands, Inc. (f/k/a Reader’s Digest Association, Inc.) and is the Chairman of its Audit Committee. Mr. Cyprus also sits on the Board of Directors of Volt Information Sciences, Inc., and is the Chairman of its Audit Committee as well as a member of its Nominating and Corporate Governance Committee and Compensation Committee and assumed the role of Chairman of the Board in 2018.  Mr. Cyprus holds a Master of Business Administration from New York University’s Stern School of Business and a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University in New Jersey.

Roxanne J. Decyk	Committees:	Experience, Skills and Qualifications:
•Audit (pending election) •Risk (pending election)

•Global Business and Human Resources Experience

•Senior Leadership Experience

Extensive senior executive experience and board member experience of several major multinational corporations.

Significant experience in strategy, corporate affairs, human resources and public company governance.

Age 66 Director Nominee

Ms. Decyk is a corporate director. She retired as Executive Vice President of Global Government Relations for Royal Dutch Shell, plc, an oil, gas, chemical and refined petroleum products company, in December 2010, after serving in that position since June 2009. From 2008 until June 2009, Ms. Decyk served as Corporate Affairs and Sustainable Development Director of Royal Dutch Shell plc and from July 2005 to 2008, she served as Corporate Affairs Director. Prior to this, Ms. Decyk was Director International of Shell International B.V., Senior Vice President Corporate Affairs and Human Resources of Shell Oil Company, and Vice President of Corporate Strategy of Shell International Limited. Ms. Decyk also serves as a director of Weatherford International plc where she serves as a member of the Compensation Committee and the Health, Safety and Environment Committee, and as a director of Ensco PLC, where she serves as a member of the Compensation Committee.  Ms. Decyk earned a Bachelor of Arts degree from the University of Illinois at Urbana‑Champaign in English literature and a Juris Doctorate from Marquette University School of Law.

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Lori B. Garver	Committees:	Experience, Skills and Qualifications:
•Nominating and Corporate Governance (Chair) •Compensation

•Global Business and Human Resources Experience

•Senior Leadership Experience

Significant experience in senior leadership and business operations.

Significant experience in corporate affairs, human resources and executive compensation.

Age 57 Director Since 2015

Ms. Garver is currently the Chief Executive Officer of Earthrise, a project of the Windward Fund, a public charity that incubates and hosts initiatives that pursue solutions to environmental challenges.  Prior to this position, Ms. Garver was the General Manager of the Air Line Pilots Association from September 2013 until January 2019. Ms. Garver also served as Deputy Administrator of the National Aeronautics and Space Administration (NASA) from 2009 to 2013. She previously worked at NASA from 1996 to 2001 within the Office of Policy and Plans, culminating in reporting directly to the NASA Administrator on NASA’s policies and long range plans. Outside of NASA, Ms. Garver was Executive Director of the National Space Society for nine years and worked for Capital Space, LLC and DFI International as a Vice President. Ms. Garver is a Co-Founder and President of the Brooke Owens Fellowship. Ms. Garver holds a Bachelor’s degree in Political Economy, from Colorado College and a Master’s degree in Science, Technology and Public Policy from George Washington University.

Joanne O. Isham	Committees:	Experience, Skills and Qualifications:
	•Compensation •Risk	•Government/Intel/DoD/Industry Experience •Senior Leadership Experience Significant experience in leadership and government. Extensive industry expertise.
Age 63 Director Since 2016

Ms. Isham is a corporate director. She had a distinguished career as a Senior Executive in the U.S. Intelligence Community until her retirement in 2006. She held senior policy and national security space positions, serving as Deputy Director, National Geospatial Intelligence Agency (NGA); Deputy Director, Science and Technology, Central Intelligence Agency (CIA); Director, Congressional Affairs, CIA; and Director, Legislative Affairs, National Reconnaissance Office (NRO). Subsequently, Ms. Isham held executive positions with BAE Systems, Inc., High Performance Technologies, Inc. and L‑1 Identity Solutions, Inc. Ms. Isham holds a Bachelor of Arts degree in Government and International Studies from the University of Notre Dame.

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Daniel L. Jablonsky	Committees:	Experience, Skills and Qualifications:
•None

•Senior Leadership Experience

•Government/Intel/DoD/Industry Experience

President and Chief Executive Officer of the Company.

Extensive knowledge of the Company’s strategic objectives, internal controls, risk assessment and management, and overall performance.

Significant senior executive experience with publicly traded companies and DoD and industry experience.

Age 49 Director Since 2019

Mr. Jablonsky is our CEO and President. Mr. Jablonsky joined Maxar in 2017 after its acquisition of DigitalGlobe and served as President of DigitalGlobe.  Prior to its acquisition, while at DigitalGlobe, Mr. Jablonsky served as Senior Vice President, General Counsel and Corporate Secretary from March 2012 until October 2017, and General Manager, International Defense & Intelligence.  From 2011 to March 2012, Mr. Jablonsky was a shareholder at the law firm of Brownstein Hyatt Farber Schreck, LLP, where he practiced corporate and securities law. From 2010 to 2011, Mr. Jablonsky served as the Interim Co‑General Counsel of Flextronics International Ltd. and from 2007 to 2010, Mr. Jablonsky served as Senior Corporate Counsel, Securities and Mergers & Acquisitions at Flextronics. Mr. Jablonsky previously was in‑house counsel at UBS Financial Services, Inc., served in the enforcement division of the U.S. Securities and Exchange Commission, and practiced corporate and securities law with O’Melveny & Myers LLP. Mr. Jablonsky also served as an officer and nuclear engineer in the United States Navy prior to attending law school. Mr. Jablonsky holds a B.S. in Mechanical Engineering from the United States Naval Academy and a Juris Doctor degree from the University of Washington School of Law.

C. Robert Kehler	Committees:	Experience, Skills and Qualifications:
•Risk (assuming Chair at conclusion of the Annual Meeting) •Compensation

•Government/Intel/DoD/Industry Experience

•Senior Leadership Experience

Extensive military and Department of Defense experience, having retired as a four-star general from the U.S. Air Force.

Significant strategic, intelligence and space industry experience.

Age 66 Director Since 2016

Gen. Kehler (USAF ret.) is a corporate director. Gen. Kehler had a distinguished military career with deep focus on U.S. military space strategy and policy. He served as Commander, U.S. Strategic Command; Commander, Air Force Space Command; Deputy Commander, U.S. Strategic Command; Director, National Security Space Integration; and Commander, 21st Space Wing. Gen. Kehler also serves as a director of Monocle Acquisition Corp., and is a member of their Audit Committee and Compensation Committee, and as a non-Executive Director of Inmarsat plc where he is a member of their Remuneration Committee.  He joined the U.S. Air Force in 1975 as a Distinguished Graduate of the Pennsylvania State University R.O.T.C. program, has Master’s degrees from the University of Oklahoma in Public Administration and from the Naval War College in National Security and Strategic Studies and has completed executive development programs at Carnegie-Mellon University, Syracuse University and Harvard University’s JFK School of Government.

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L. Roger Mason, Jr.	Committees:	Experience, Skills and Qualifications:
•Audit •Nominating and Corporate Governance

•Government/Intel/DoD/Industry Experience

•Senior Leadership Experience

Extensive knowledge of the intelligence community, operations research and systems integration, having served as Assistant Director of National Intelligence.

Service in a number of senior executive positions in the national security sector including Vice President at Noblis, Director at the Institute for Defense Analyses, and General Manager of the Advanced Systems Group at General Dynamics (formerly Veridian).

Technical background and professional experience.

Age 53 Director Since 2017

Dr. Mason has been the President of Peraton’s Space, Intelligence & Cyber sector since January 2018. Prior to joining Peraton, Dr. Mason was the Senior Vice President, Chief Security Officer of Noblis, a nonprofit science, technology, and strategy organization from January 2014 until December 2017. Prior to joining Noblis, from May 2009 to January 2014, Dr. Mason was the Assistant Director of National Intelligence for Systems and Resource Analyses (ADNI/SRA). Dr. Mason also serves as a director of the Intelligence and National Security Alliance, a 501(c)6 organization, and also serves on its Audit and Compensation Committees. Dr. Mason earned his doctorate and master’s degrees in engineering physics (nuclear) from the University of Virginia, a master’s degree in business administration from Northwestern University (Kellogg School), and a bachelor’s degree in physics from The George Washington University.

Robert L. Phillips	Committees:	Experience, Skills and Qualifications:
•Audit •Nominating and Corporate Governance

•Senior Leadership Experience

•CorporateStrategy and Financial Markets Expertise

•Global Business and Human Resources Expertise

Significant senior executive experience with foreign and domestic publicly traded companies.

Extensive  executive and global operational expertise.

Age 68 Director Since 2003

Mr. Phillips is a corporate director. He retired as President and CEO of the BCR Group of Companies in 2004. Prior to joining BCR, Mr. Phillips was Executive Vice President, Business Development and Strategy for MacMillan Bloedel Ltd. and previously held the positions of President and CEO at the PTI Group and Dreco Energy Services Ltd. Mr. Phillips currently serves as a director of the Canadian National Railway Corporation, Canadian Western Bank and West Fraser Timber Co., Ltd. Mr. Phillips has also enjoyed a prestigious law career and was appointed Queen’s Counsel in Alberta in 1991. Mr. Phillips has attained degrees in chemical engineering and law from the University of Alberta.

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Eric J. Zahler	Committees:	Experience, Skills and Qualifications:
•Compensation (Chair) •Nominating and Corporate Governance

•Global Business and Human Resources Expertise

•Senior Leadership Experience

Extensive experience in senior leadership and business operations.

Significant experience in corporate affairs, human resources and executive compensation.

Age 68 Director Since 2014

Mr. Zahler is President and Chief Executive Officer of Monocle Acquisition Corp. and previously served as Managing Director of Sagamore Capital Group LLC, a private equity firm pursuing investments in the aerospace/defense, industrial electronics and selected business service markets from 2008 to 2018. From February 2000 to November 2007, Mr. Zahler was President and Chief Operating Officer of Loral Space & Communications Inc., a global satellite communications services provider and a manufacturer of commercial satellites. From 1992 to 2000, Mr. Zahler held varying senior-level management positions at Loral and its predecessor companies. From 1975 to 1992, Mr. Zahler was an attorney at Fried, Frank, Harris, Shriver & Jacobson LLP, where he was elected Partner in 1983. Mr. Zahler holds a Bachelor of Science degree in mathematics from Yale University and a law degree from Harvard Law School.

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Role of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of stockholders. The Board of Directors regularly interacts with management and is available to provide advice and counsel. The Board of Directors and its committees regularly schedule and hold executive sessions without any members of management present. Gen. Estes, our independent Chair of the Board of Directors, presides at all executive sessions of the non‑management directors.  The Board of Directors also carefully considers feedback received from stockholders.

Directors are expected to attend Board of Directors meetings and the meetings of the committees on which they serve. In 2018, the Board of Directors of Maxar Canada met a total of 16 times. All directors attended at least 75 percent of the total meetings of the Board of Directors and the committees on which he or she served during his or her tenure during 2018. Directors are encouraged to attend the Company’s  Annual Meeting of stockholders, although such attendance is not mandatory. Gens. Estes and Kehler, Messrs. Phillips, Cyprus, Mason and Zahler and Mmes. Garver and Isham attended Maxar Canada’s 2018  Annual Meeting of stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that provide for responsible oversight and governance of the Company and management, and which are reviewed at least annually. Our Corporate Governance Guidelines cover a wide range of subjects, including: the role of the Board of Directors; composition of the Board of Directors, director responsibilities, director nomination procedures and qualification standards; director independence standards; director orientation and continuing education; procedures for annual performance evaluations of the Board of Directors and the committees; formal evaluation of our Chief Executive Officer; and succession planning and management development. The Nominating and Corporate Governance Committee regularly assesses our governance practices in light of market benchmarks and best practices. The Corporate Governance Guidelines are reviewed annually by the Board of Directors.

A copy of our Corporate Governance Guidelines can be found on the Governance Documents page of our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com.

Director Independence

As required by our Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter, the Board of Directors has determined that each of Howell M. Estes, III, Nick S. Cyprus, Roxanne J. Decyk, Lori B. Garver, Joanne O. Isham, C. Robert Kehler, L. Roger Mason, Jr.,  Robert Phillips, and Eric J. Zahler is an “independent director” as defined under the applicable rules and regulations of the SEC, the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”). This represents 90% of the nominees to our Board of Directors. In determining the independence of our directors, the Board of Directors considered all transactions in which we and any director had any interest. In making these determinations, the Board of Directors considered the relationships and transactions described under the caption “Certain Relationships and Related-Party Transactions” beginning on page 26. Messrs. Chookaszian and Kenning are not standing for re-election but were determined to be independent during their tenure with the Company.

Board of Directors Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the offices of the Chair of the Board of Directors and the Chief Executive Officer. Instead, the Board of Directors has the latitude to choose its Chair in any way that it deems best for the Company at any given point in time. After careful consideration, the Board of Directors determined that it is in the best interest of the Company and its stockholders to separate the positions of Chair and Chief Executive Officer. Gen. Estes, one of our independent directors, was duly elected to serve as our Chair effective January 1, 2019.

The Board of Directors believes that having an independent director serve as our Chair is best for the Company at this time.  Our independent Chair is responsible for overall board effectiveness and operation, as well as individual director effectiveness by ensuring that the Board of Directors and its committees are operated pursuant to the Company’s Bylaws, Corporate Governance Guidelines and the committee’s respective charters, as well as to preside over meetings of the Board of Directors, foster the understanding of the Board of Directors of their roles and responsibilities and communicate regularly with the Company’s Chief Executive Officer.  Our independent Chair is also responsible for presiding over our stockholder meetings and maintaining relationships with key stockholders as appropriate and in coordination with our Chief Executive Officer.  Our Chief Executive Officer has primary responsibility for the operational leadership and strategic direction of the Company.

Board of Directors Oversight of Risk

The Board of Directors actively monitors the Company’s risk profile, including through review of quarterly reports by its Risk Committee and, at least annually, review of the Company’s overall enterprise risk management program and mitigation strategies.  The Company has established a standing Risk Committee of the Board of Directors. The Risk Committee is charged with oversight of enterprise risks, information technology and security risks, regulatory compliance risks, and oversight of the Company’s development and execution of its

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Enterprise Risk Management Program. The Audit Committee has shared responsibility for risk with specific responsibility for overseeing financial risk, including risks associated with preparation of financial statements. Members of management report to the Audit Committee and the Risk Committee on a quarterly basis concerning management of specific risks that may impact the Company. Both committees report to the full Board of Directors on all material risk considerations affecting the Company.  It is a requirement that at least one member of the Risk Committee also serve on the Company’s Audit Committee.

The day‑to‑day enterprise risk management responsibilities for the Company are overseen by a management risk committee of the Company comprised of the Chief Risk Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Human Resources Officer, and other key executives and management of the Company, in accordance with the Company’s Enterprise Risk Management Policy. The Chief Risk Officer has primary responsibility for reporting to the Risk Committee and the Audit Committee on enterprise risk matters, though other members of management may participate, as warranted by the matters to be discussed.

Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not require the separation of the offices of the Chair of the Board of Directors and the Chief Executive Officer, as described under “Board of Directors Leadership Structure” above.

Code of Ethics and Conduct

Effective January 1, 2019, we adopted a Code of Ethics and Conduct that governs our Board of Directors, senior officers (including our Chief Executive Officer and Chief Financial Officer), and employees. Copies of our Code of Ethics and Conduct can be found on the Company Information page of our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com and may also be obtained upon request without charge by writing to the Corporate Secretary of the Company, Maxar Technologies Inc., 1300 120th Avenue, Westminster, Colorado 80234. We will post to our website any amendments to the Code of Ethics and Conduct, and any waivers that are required to be disclosed by the rules of either the SEC, the NYSE, or the TSX.  Since prior fiscal year disclosure for us with respect to amendments or waivers of the Code of Conduct is not applicable, we disclose the following information with respect to Maxar Canada. For the year ended December 31, 2018, there were no waivers of any provisions of Maxar Canada’s Code of Conduct.

Succession Planning

The Board of Directors is responsible for the development, implementation and regular review of a succession plan for the Chief Executive Officer, and oversees and provides input to the Chief Executive Officer on succession planning for our other executive officers. Board members are expected to have a thorough understanding of the characteristics necessary for a Chief Executive Officer to execute on a long-term strategy that optimizes operating performance, profitability, and stockholder value creation. As part of its responsibilities under its charter, the Nominating and Corporate Governance Committee of the Board of Directors oversees the succession planning process for the Chief Executive Officer and other key employees. The ongoing succession process is designed to reduce vacancy, readiness and transition risks and develop strong leadership quality and executive bench strength. The succession plan for the Chief Executive Officer and other key employees is reviewed not less than annually with the Board of Directors in executive session.

Director Evaluation Process

The Board of Directors, through the Nominating and Corporate Governance Committee, establishes criteria and processes for the annual self‑evaluation of the Board of Directors and each committee. The performance self‑evaluations focus on the contribution to the Company by the Board of Directors and each committee, and specifically focus on areas in which a better contribution could be made. The Board of Directors has determined that every three years,  it will engage an independent consultant to assist with its self‑evaluations. The Board of Directors believes that through its annual self‑evaluation and triennial third-party evaluation, the Board of Directors will continue to evolve to meet the Company’s long-term strategic needs and the interests of our stockholders.

Related-Person Transactions Policies and Procedures

Our Board of Directors adopted a formal Related-Person Transaction Policy, which sets out our policies and procedures for the review, approval, or ratification of any Related-Person Transaction.  Under the Related-Person Transaction Policy, the Audit Committee will review the relevant facts and circumstances of each Related-Person Transaction and either approve or disapprove the Related-Person Transaction.  Such review shall include, but not be limited to:

•	Whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;
•	The extent of the Related-Person’s interest in the transaction; and
•	The conflicts of interest and corporate opportunity provisions of the Company’s Code of Ethics and Conduct.

Management shall present to the Audit Committee each proposed Related Person Transaction, including all relevant facts and circumstances and shall update the Audit Committee as to any material changes to any approved or ratified Related-Person Transaction.

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No member of the Board of Directors may participate in approval of a Related Person transaction for which he or she is a Related Person.

For the purposes of Maxar’s Related-Person Transaction policy, a “Related-Person Transaction” is a material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest.  A transaction involving an amount exceeding $120,000 is presumed to be a “material transaction,” though transactions involving lower amounts may be material based on the facts and circumstances.  A “direct or indirect material interest” of a Related Person may arise by virtue of Control (as defined in the policy) or significant influence of the Related Person to the transaction or by direct or indirect pecuniary interest of the Related Person in the transaction.  A  “Related Person” is defined as:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
•	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
•

any “Immediate Family Member” (any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner) of any of the foregoing persons as well as any other family member who might control or influence or who might be controlled or influenced by the forgoing persons because of his or her family relationship (this may, for example, capture a relative receiving monetary support from such person);

•

any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or in a position of having “Control” or significant influence or in which such person has a 5% or greater beneficial ownership interest; or

•	any firm, corporation or other entity in which any director, executive officer, nominee or more than 5% beneficial owner is employed (whether or not as an executive officer).

The Company’s Related-Person Transaction Policy was adopted effective January 1, 2019.

Certain Relationships and Related-Party Transactions

The Company’s Related-Person Transaction Policy was adopted effective January 1, 2019.  Accordingly prior fiscal year disclosure for us with respect to certain relationships and related-party transactions is not applicable.  Since the beginning of Maxar Canada’s last fiscal year, there were no transactions, and there are currently no proposed transactions, in which: (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Communication with the Board of Directors

The Board of Directors encourages our stockholders and other interested parties who are interested in communicating with our Board of Directors, the Chair of the Board of Directors, or the independent directors as a group to communicate by mail as follows:

Board of Directors of Maxar Technologies Inc.

c/o Corporate Secretary

Maxar Technologies Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

Additionally, stockholders and other interested parties who are interested in communicating with the Chair of the Board of Directors or the independent directors as a group may do so electronically by emailing to independentdirector@maxar.com.

Correspondence received will be reviewed by our General Counsel or another designee, who will regularly forward to the appropriate directors all correspondence that, in the opinion of such person, deals with the functions of the Board of Directors or committees thereof or that the General Counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to any director and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

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Board Committees

The Board of Directors has four standing committees. The following table lists the committee membership of each of the independent director nominees to the Company’s Board of Directors.  While Messrs. Chookaszian and Kenning are not standing for re-election, they will continue to serve as members of their respective committees until the conclusion of Annual Meeting. Mr. Chookaszian chairs the Risk Committee and is a member of the Audit Committee. Mr. Kenning is a member of the Risk and Audit Committees. Ms. Decyk will be appointed to Audit and Risk Committees upon her election to the Board of Directors at the Annual Meeting.

Name	Audit	Compensation	Nominating & Corporate Governance	Risk
Howell M. Estes, III
Nick S. Cyprus
Roxanne J. Decyk	*			*
Lori B. Garver
C. Robert Kehler				**
Joanne O. Isham
Robert L. Phillips
L. Roger Mason, Jr.
Eric J. Zahler
Chair Member Audit Committee Financial Expert

*      pending election to the Board of Directors.

**    assuming Chair at the conclusion of the Annual Meeting.

For the fiscal year ended December 31, 2018, the four standing committees of Maxar Canada held the following number of meetings: Audit (12); Human Resources and Executive Compensation (5); Governance and Nominating (4); and Risk (3).

The Board of Directors annually reviews and approves the charter of each of its committees. All committee charters are available on the Company Information page of our website under Investors,  Corporate Governance, Governance Documents at http://investor.maxar.com.

Audit Committee

Our Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. Among its functions, the Audit Committee: (i) reviews our quarterly and annual financial statements, including any significant financial items and changes in accounting policies; (ii) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit activities; (iii) reviews our financial risk and internal control procedures, including legal and compliance matters; and (iv) has the sole discretion to appoint annually our independent registered public accounting firm, and evaluate its independence and performance. The Audit Committee reviews and evaluates, at least annually, the adequacy of its charter.

The Board of Directors has determined that each of Mr. Cyprus and Mr. Chookaszian (who is not standing for re-election) qualifies as an audit committee financial expert as defined by applicable SEC rules. Each member of the Audit Committee qualifies as an independent director, as defined under the NYSE and TSX rules and Rule 10A‑3 of the Exchange Act applicable to the Audit Committee members.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors, officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends for approval by the Board of Directors the compensation of these officers based on such evaluations. In making compensation decisions, the Compensation Committee may consider the recommendations of the Chief Executive Officer concerning the Company’s compensation and employment benefit plans and practices, including its executive compensation plans, incentive compensation and equity‑based plans with respect to executive officers (other than the Chief Executive Officer) and director compensation arrangements. The Compensation Committee engaged Meridian Compensation Partners (“Meridian”) as independent compensation consultants in 2018 to assist in fulfilling the Compensation Committee’s duties.  Previously the Compensation Committee engaged Radford Consulting, an Aon company (“Radford”).  Additional information regarding the Compensation Committee’s engagement of its independent compensation consultant is contained in the Compensation, Discussion and Analysis section of this Proxy Statement.  Effective January 1, 2019, the Board established a subcommittee with certain authority to grant equity awards under

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the Maxar Technologies Ltd. Omnibus Equity Incentive Plan.  Maxar’s President and CEO and the Chair of the Compensation Committee are the sole members of this subcommittee with the authority to grant equity awards under the Omnibus Plan to employees of the Company who are not (i) executive officers, or (ii) persons subject to the reporting requirements of Section 16(a) of the Exchange Act.  As of the date of this Proxy Statement, no awards have been made by this subcommittee. The Compensation Committee also administers the issuance of awards under our equity award plans. The Compensation Committee reviews and evaluates, at least annually, the adequacy of its charter and the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. Each member of the Compensation Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE and TSX. In making its independence determination for each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with the Company that is material to the Director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Nominating and Corporate Governance Committee

In addition to reviewing Director nominees, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines, reporting and making recommendations to the Board of Directors concerning governance matters, and succession planning for our Chief Executive Officer and other key employees. The Nominating and Corporate Governance Committee reviews and evaluates, at least annually, the adequacy of its charter. Each member of the Nominating and Corporate Governance Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE and TSX.

The Nominating and Corporate Governance Committee reviews all candidates for nomination to the Board of Directors, including those recommended by stockholders. To have a candidate considered by the Nominating and Corporate Governance Committee for selection or appointment to the Board of Directors, a stockholder must submit the recommendation in writing to our Corporate Secretary. Recommendation letters must include the following information: (i) the name of the stockholder submitting the recommendation and evidence of the stockholder’s ownership of Company stock, including the number of shares owned and the length of time of ownership; (ii) the reasons for the recommendation; and (iii) the full name and address of each recommended director candidate as well as brief biographical information setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should also be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. The Nominating and Corporate Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board of Directors. For a candidate to be considered by the Nominating and Corporate Governance Committee for nomination to the Board of Directors at an upcoming annual meeting, a stockholder recommendation must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders. Our Bylaws include additional requirements regarding nominations of persons at a stockholders’ meeting other than by the Board of Directors. The Board of Directors will evaluate director candidates recommended by stockholders in the same manner as director nominees recommended by any other source, including management or members of the Board of Directors.

Risk Committee

Our Risk Committee is responsible for overseeing enterprise risk management for the Company. Its responsibilities include reviewing the Company’s identification of risks and their mitigation in light of the Company’s risk tolerance profile and business strategy, periodically reviewing the adequacy of the Company’s resources to perform its risk management responsibilities and achieve its objectives, meeting with the Company’s executive risk oversight committee, reviewing the Company’s information technology and industrial security programs and reviewing the Company’s compliance with legal and regulatory requirements relating to business operations. The Risk Committee reviews and evaluates, at least annually, the adequacy of its charter. The Risk Committee charter requires that each member of the Risk Committee qualify as an independent director, that at least one member shall hold specified security clearances and one member also serve on the Company’s Audit Committee. Each member of the Risk Committee qualifies as an independent director, as defined under the applicable rules of the NYSE and TSX. Mr. Chookaszian, the Chair of the Risk Committee, is not standing for re-election to the Board of Directors, and his term will expire at the conclusion of the Annual Meeting.  Gen. C. Robert Kehler will succeed Mr. Chookaszian as Chair of the Risk Committee effective upon the conclusion of the Annual Meeting.

Executive Leadership Team

The following table lists the members of our executive leadership team as of March 27, 2019:

Name	Age	Title
Daniel L. Jablonsky	49	President and Chief Executive Officer
Biggs C. Porter	65	Executive Vice President, Chief Financial Officer
Walter S. Scott	61	Executive Vice President, Chief Technology Officer
Leon Anthony Frazier	48	Executive Vice President, Global Field Operations
Jose A. Torres, Jr.	44	Senior Vice President, Chief Accounting Officer
Michael Greenley	52	Group President, MDA
Megan Fitzgerald	59	Senior Vice President, General Manager, Space Solutions
James Lee	49	Senior Vice President, General Counsel and Corporate Secretary

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Name	Age	Title
E. Jeff Robertson	51	Senior Vice President, Operations

Please see Corporate Governance – Our Board Members, for Mr. Jablonsky’s biography.

The role of our executive leadership team is to define our strategy and formalize clear objectives, including businesses and market segments. Our Company’s success is dependent upon the right people, culture and organizational structure. The Board of Directors also recognizes the importance of effective executive leadership to our success. Each member of our executive leadership team serves at the pleasure of the Board of Directors:

Biggs C. Porter joined Maxar in August 2018 as our Executive Vice President and Chief Financial Officer.  Prior to joining Maxar, Mr. Porter served as Executive Vice President and Chief Financial Officer of Fluor Corporation from 2012 until 2017. Prior to Fluor, Mr. Porter served as Chief Financial Officer of Tenet Healthcare Corp and held other leadership positions at Raytheon, Northrop Grumman and TXU. Mr. Porter also serves as a director of Bristow Group and is a member of their audit committee and served as a member of the board of directors of Perspecta Inc. from May 2018 until October 2018. Mr. Porter has a bachelor’s degree in accounting from Duke University and a Master in Professional Accounting (MPA) from the University of Texas at Austin and is a certified public accountant.    As announced by the Company on March 20, 2019, Mr. Porter will serve as interim principal accounting officer upon the effectiveness of the resignation of Mr. Torres.

Dr. Walter S. Scott joined Maxar in 2017 after its acquisition of DigitalGlobe and is DigitalGlobe’s founder.   Dr. Scott currently serves as our Executive Vice President, Chief Technical Officer (“CTO”). From 1986 through 1992, Dr. Scott held a number of technical, program and department management positions at the Lawrence Livermore National Laboratory, including serving as the Assistant Associate Director of the Physics Department. Prior to this, Dr. Scott served as President of Scott Consulting, a Unix systems and applications consulting firm. Dr. Scott served on the Board of Directors of The Open Geospatial Consortium (OGC), an international industry consensus standards organization from 2013 through 2018 and also served on numerous advisory panels to various U.S. Government agencies.  Dr. Scott holds a B.A. in Applied Mathematics, magna cum laude, from Harvard College and a Doctorate and Master of Science in Computer Science from the University of California, Berkeley.

Leon Anthony Frazier joined Maxar in 2017 after its acquisition of DigitalGlobe and serves as our Executive Vice President of Global Field Operations.  In this role he leads all sales, business development, and services delivery activities for the Company outside the Canadian market.  Prior to this role Mr. Frazier served as President of Radiant Solutions. Mr. Frazier served as Senior Vice President, General Manager of DigitalGlobe’s Services business from 2013 and led GeoEye’s Marketing and Communications team since 2010, prior to its acquisition by DigitalGlobe in 2013. Prior to GeoEye, Mr. Frazier served as Senior Director of Product Management at Cisco Systems, where he brought to market emerging technologies core to Cisco’s video and collaboration strategy. Prior to Cisco, Mr. Frazier held senior marketing roles at Infor, iPhrase Technologies an MIT start-up acquired by IBM, and  pcOrder.com. Mr. Frazier began his career in strategic consulting at Bain & Company. Mr. Frazier holds a Bachelors of Systems Engineering from the University of Pennsylvania and an MBA with distinction from Harvard University.

Jose A. Torres, Jr. joined Maxar in 2017 after its acquisition of DigitalGlobe and currently serves as our Senior Vice President, Chief Accounting Officer. Mr. Torres was the Senior Vice President, Chief Accounting officer of DigitalGlobe from January 2016 until October 2017.  Prior to joining DigitalGlobe, from 2012 through 2015, Mr. Torres was the Vice President of Accounting, Financial Reporting and MIS for the ADT Corporation. Prior to ADT, from 2008 through 2012 Mr. Torres held a number of roles with Tyco International, including North America Regional Assistant Controller, Corporate Controller for SimplexGrinnell (a Division of Tyco International), Controller for optical retailer Sterling Vision and Assistant Treasurer at Safety Components International. Mr. Torres started his career in New York as a public accountant with Arthur Andersen. Mr. Torres has a Bachelor of Science degree in accounting and business management from Boston College, and an MBA from Florida Atlantic University.  As announced by the Company  on  March 20, 2019, Mr. Torres tendered his resignation as Senior Vice President and Chief Accounting Officer effective March 29, 2019.

Michael Greenley joined Maxar in January 2018 and is our MDA Group President.  Prior to joining Maxar, Mr. Greenley was Sector President of L‑3 WESCAM, based in Burlington, Ontario from 2016  through 2017.  From 2013 to 2016,  Mr. Greenley served as vice president and general manager of CAE Canada, supporting defence and security markets. Prior to CAE, he served from 2008 to 2013 with General Dynamics (GD), first as vice president of strategy and business development for GD Canada, then as vice president international for GD Mission Systems. From 2004 to 2008, he served as vice president of the modeling and simulation business at CAE. Mr. Greenley holds a Bachelor of Science (Hons) degree and a Master of Science degree from the University of Waterloo. He is a former Chairman of the Board of the Canadian Association of Defence and Security Industries (CADSI). He is a past chair of the Industry Advisory Board, Department of Foreign Affairs and International Trade (DFAIT) in Canada. In 2016, Mr. Greenley was named Defence Executive of the Year by Canadian Defence Review. He is also a 2012 recipient of the Queen Elizabeth II Diamond Jubilee Medal for service to peers and country.

Megan Fitzgerald is our Senior Vice President, General Manager Space Solutions.  Ms. Fitzgerald joined Space Systems/Loral in 2007 and held a variety of key roles including Senior Vice President of Program Management, Vice President of Production, Vice President of Systems Production and Executive Director of Advanced Programs and Systems.  Ms. Fitzgerald was first affiliated with SSL in 1994, joining a Loral Space & Communications limited partnership with Qualcomm, as the customer executive responsible for the procurement of the Globalstar LEO space segment from SSL. In that job, she directed the development, deployment and operation of the Globalstar space segment as well as procurement of the space and launch segments for the second generation Globalstar satellite constellation.  Earlier in her career, Ms. Fitzgerald worked for Lockheed Missiles and Space Company in both engineering management and business development roles. She holds a Bachelor of Science degree in civil engineering from the University of Michigan and a Master of Science in structural engineering from the University of California at Berkeley.

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James Lee will join Maxar in April 2019 as our Senior Vice President, General Counsel and Corporate Secretary.  Prior to joining Maxar, Mr. Lee was Senior Vice President and Deputy General Counsel at Aramark Corp. where he was employed since August 2004.  At Aramark, Mr. Lee led the legal function for Aramark Uniform Services, a segment of the business with $2.4 billion in annual revenue and 21,000 employees, and for Aramark Refreshment Services, as well as the real estate, M&A and labor relations functions for those businesses.  Prior to that role, Mr. Lee was a mergers & acquisitions and securities attorney at O’Melveny & Myers in Los Angeles. He also served as Vice President and General Counsel at eConnections, Inc., a supply chain and purchasing software company.  Mr. Lee received his bachelor’s degree in Economics from Yale University and his J.D. from Harvard Law School.

E. Jeff Robertson joined Maxar in 2017 after its acquisition of DigitalGlobe and serves as our Senior Vice President, Chief Operations Officer.  Mr. Robertson previously served as Maxar’s Senior Vice President, Chief Information Officer and Chief Risk Officer and as DigitalGlobe’s Chief Information officer and Chief Security Officer.  Prior to joining DigitalGlobe, from 2009-2013, Mr. Robertson led the Information Technology organization at ADT Security Services, where he served as Chief Information Officer.  ADT provides security, video and home automation solutions to over 6.5 million residential customers and over 100,000 large corporations and U.S. Government agencies.  Mr. Robertson started his career at IBM and spent ten years at Andersen Consulting (later known as Accenture) supporting Finance & Performance Management for some of their largest global customers.  Mr. Robertson holds a BA in Economics from Northwestern University.

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AUDIT RELATED MATTERS

Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee’s role is to assist the Board of Directors of Maxar in its oversight of: (i) the integrity of Maxar’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor.

Given that the Company became a SEC registrant in 2017, it had until the year ended December 31, 2018 to ensure that its internal control over financial reporting is in compliance with the requirements of Section 404(a) of Sarbanes Oxley. During 2018, management documented its internal controls and completed its testing and evaluation of internal control over financial reporting. The Audit Committee met regularly with management and the independent auditor, KPMG U.S., to discuss the progress of the evaluation. Based on the Company’s internal review, management identified material weaknesses in the Company’s internal control over financial reporting as of December 31, 2018 related to an insufficient complement of trained resources, ineffective continuous risk assessment, and ineffective control activities related to percentage-of-completion revenue and cost of sales, measurement and disclosure of income taxes, and commitment and contingency disclosures have been identified and included in management’s assessment.. No material errors were identified in the financial statements as a result of the material weaknesses. The Company’s remediation plans are currently under development. The Audit Committee will continue to oversee the adequacy of Maxar’s internal control over financial reporting, and will receive regular updates from management, the internal auditor and the independent auditor regarding the status of the remediation plans.

The Audit Committee reviewed and discussed with management, the internal auditor and KPMG U.S, management’s assessment of the effectiveness of Maxar’s internal control over financial reporting and KPMG U.S’s evaluation of Maxar’s internal control over financial reporting. The Audit Committee reviewed and discussed with management and KPMG U.S., the audited financial statements for Maxar for the fiscal year ended December 31, 2018.

The Audit Committee discussed with the independent auditors the materials required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from KPMG U.S. the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee reviewed these materials and discussed the firm’s independence with KPMG U.S.

Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved for inclusion in Maxar’s Annual Report and for filing with the SEC the audited financial statements of Maxar in its Annual Report on Form 10‑K for the fiscal year ended December 31, 2018 for filing with the SEC.

The Audit Committee also appointed KPMG U.S. as Maxar’s independent auditors for the fiscal year ending December 31, 2019, and recommended to the Board of Directors that such appointment be submitted to our stockholders for ratification.

The Audit Committee NICK S. CYPRUS, Chair DENNIS CHOOKASZIAN BRIAN G. KENNING L. ROGER MASON, JR. ROBERT L. PHILLIPS

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Audit and Non‑Audit Fees

The following table summarizes the aggregate fees billed to either the Company or Maxar Canada, our predecessor, by KPMG LLP and its affiliated member firms for fiscal years 2017 and 2018:

	2018	2017
Audit Fees(1)	$3,826,203	$3,038,752
Tax Fees(2)	2,230,555	1,338,367
Audit-related Fees(3)	56,860	—
Total	$6,113,618	$4,377,119

(1)

Fees for the audit of our annual financial statements included in our annual report on Form 10‑K, the audit of our internal control over financial reporting, the review of the financial statements included in our quarterly reports, audit services provided in connection with other regulatory filings, and statutory audits.

(2)	Tax fees consisted of fees for tax advisory services and tax compliance services.
(3)	Audit-related fees related to financial due diligence support.

Pre‑Approval of Independent Auditor Services

All services, audit and non‑audit, provided by the independent auditor must be pre‑approved by the Audit Committee or its delegate. As set forth in its charter, the Audit Committee has the sole authority to review in advance, and grant any appropriate pre‑approval of: (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non‑audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith to approve all fees and other terms of engagement. Such pre‑approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee may delegate responsibility for pre‑approval of non‑auditing services to one or more of its members, but the decision must be presented to the full Audit Committee. In 2018 and 2017, all services of KPMG LLP were pre‑approved by the Audit Committee. The Audit Committee concluded that the provision of non-audit services was compatible with maintaining the independence of KPMG LLP. Effective July 29, 2018, KPMG Canada resigned as auditor for our predecessor issuer Maxar Technologies Ltd., and KPMG U.S.  was appointed to fill the vacancy effective July 29, 2018.

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COMPENSATION DISCUSSION & ANALYSIS

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Executive Summary

The Compensation Discussion & Analysis (the "CD&A") describes the Company’s compensation philosophy and program for the Named Executive Officers listed below during 2018. It also describes our 2018 performance and the compensation decisions made by the Compensation Committee (or the “Committee” within this CD&A).

2018 Named Executive Officers (NEOs)

Our NEOs and their titles are as follows:

Name	Title
Howard L. Lance	Former President and Chief Executive Officer (CEO)
Biggs C. Porter	Executive Vice President, Chief Financial Officer (CFO)
Anil Wirasekara	Executive Vice President, Finance and Former Interim Chief Financial Officer
William McCombe	Former Executive Vice President, Chief Financial Officer
Timothy M. Hascall	Former Executive Vice President, Chief Operations Officer
Dario Zamarian	Former Group President, SSL
Michael Greenley	Group President, MDA

(1)	Mr. Lance separated from the Company on January 13, 2019.
(2)	Mr. McCombe separated from the Company on March 12, 2018.
(3)	Mr. Hascall separated from the Company on December 31, 2018.
(4)	Mr. Zamarian will separate from the Company effective April 29, 2019.

Leadership Transitions

2018 was a transitional year for Maxar. There were several leadership transitions, as follows:

•	In January 2018 Mike Greenley joined the Company as Group President, MDA (Canada).
•

In March 2018, William McCombe resigned as Executive Vice President, Chief Financial Officer (CFO) and was succeeded by a long-term executive, Anil Wirasekara in an interim capacity. In August 2018, Biggs Porter, a highly experienced CFO, assumed the role of Executive Vice President, Chief Financial Officer for Maxar, relieving Mr. Wirasekara of his interim CFO duties.

•	On December 31, 2018, Tim Hascall, Executive Vice President, Chief Operations Officer, retired from the Company.

Also, within the first quarter of 2019, Maxar made the following additional leadership transitions:

•

In January 2019, the Board of Directors accepted the resignation of Howard Lance as President and Chief Executive Officer, and as a member of the Board of Directors. Mr. Lance was succeeded by Daniel Jablonsky, who had been serving as the President of the DigitalGlobe business unit.

•	Dario Zamarian will separate from the Company effective April 29, 2019 as part of the Company’s reorganization.

Business Journey

Maxar Technologies Inc., successor entity to Maxar Technologies Ltd. and MacDonald Dettwiler & Associates (“MDA”), began the implementation of the U.S. Domestication in 2016, with the appointment of a chief executive officer in the United States and the establishment of its U.S. headquarters in San Francisco, California. Maxar was created through the transformative merger of MDA with DigitalGlobe, Inc. (“DigitalGlobe”) in October 2017. Through this combination, the Company’s portfolio of operating companies came to include MDA, SSL, DigitalGlobe and Radiant Solutions. Following the merger, the Company moved its U.S. headquarters from San Francisco, California to Westminster, Colorado. On January 1, 2019, Maxar successfully changed its jurisdiction of organization from the Province of British Columbia in Canada to the State of Delaware in the United States.

The Company’s decision to undertake the merger with DigitalGlobe and effect the U.S. Domestication took into account a number of strategic considerations, including, but not limited to, the expectation that:

•	the combination of MDA’s and DigitalGlobe’s technology would provide vertical integration benefits, including lower costs, increased speed-to-market and enhanced analytics capabilities;

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•	the acquisition of DigitalGlobe would expand MDA’s ability to penetrate its existing markets and open channels for growth in adjacent markets;
•	the acquisition would provide greater access to U.S. and Canadian government and international customers; and
•	the scale, quality and investor value proposition of a listing on the NYSE following completion of the Merger would attract additional investor interest.

We believe that the successful completion of the business combination and the U.S. Domestication has enabled Maxar to become a global leader of advanced space technology solutions at the nexus of the new space economy.  Every day, billions of people rely on Maxar to communicate, share information and data, and deliver insights that Build a Better World.

Key Business, Leadership and Executive Compensation Milestones

Year	Milestones
2016

•Began U.S. Domestication work to support the overall strategy.

•Established San Francisco U.S. headquarters.

•Created a new leadership team including a new CEO with relevant U.S. market and industry experience.

2017

•Introduced new short term incentive plan (“STIP”) aligned with stockholder interests, based principally on financial measures – revenue and EBITDA performance.

•Completed the merger with DigitalGlobe.

•Implemented a new omnibus equity plan to support various types of equity-based long-term incentive (“LTI”) compensation.

2018

•Made significant progress on the U.S. Domestication plan.

•Relocated the U.S. headquarters from California to Colorado following the merger with DigitalGlobe. (This move necessitated the relocation of several Maxar executives, including Maxar’s then-CEO.)

•Hired a new, permanent Chief Financial Officer.

•Maintained a balance of 87% of the CEO target total direct compensation, and 76% of the overall NEO total direct compensation based directly on performance, with minimal discretion applied to awards and payouts.

•Added cash flow as a performance measure in the STIP.

•Began work on a new LTI design focused on performance-vested equity. No equity-based awards were made to executives in 2018 while this design work was underway, except as required to recruit new executives.

•Adopted new share ownership guidelines for senior leaders and Board members.

2019

•Completed U.S. Domestication on January 1.

•Transitioned CEOs in January 2019, as the Board of Directors accepted the resignation of Howard Lance as President and Chief Executive Officer, and as a member of the Board of Directors. Mr. Lance was succeeded by Mr. Jablonsky, who had been serving as the President of the DigitalGlobe business unit.

•Determined payouts for the 2018 STIP for the leadership team were below target reflecting the 2018 business results.

•Made first awards under the new LTI design to senior executives, who received performance share units (PSUs) that must be earned based on Maxar’s adjusted cash leverage and relative Total Shareholder Return (TSR) performance in order to vest.

•Increased the weighting of cash flow in the 2019 STIP to strengthen our focus on a key metric for stockholders and more directly aligning with our strategy of increasing cash flow.

Summary of 2018 Performance and Strategic Initiatives

2018 was Maxar’s first full year as a new company with a more than 50‑year heritage. In October 2017 we combined four industry-leading companies – MDA, SSL, DigitalGlobe and Radiant Solutions – into Maxar Technologies. The vision for the combination is to

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unlock capabilities and end-to-end solutions for customers that would be greater than what any of these companies could do on their own.

Maxar posted significant accomplishments in 2018 including: extension of a $300 million per year EnhancedView contract through 2023;  renewal of Maxar’s Imagery segment’s Global EGD contract; an award to integrate imagery infrastructure with U.S. government systems through a secure, cloud-based system; Radiant Solutions’ JANUS win and the award of an NGA Small Business Innovation Research Phase III contract; successful deployments of Maxar’s satellites for Telesat, Azerspace‑2/Intelsat, and Planet; Space System’s-built robotic arm on the InSight Lander commencing operations to explore Mars; Maxar’s MDA-built laser altimeter aboard OSIRIS-Rex spacecraft beginning to examine the asteroid Bennu; and completion of U.S. Domestication that positions us to win a broader range of U.S. government programs.

The Company also faced several challenges in 2018, chief among them was the continued downturn in the GEO Comsat business and the loss of the WorldView‑4 (“WV4”) satellite. 2018 revenues of $2,141 million increased $510 million compared to 2017, primarily driven by the inclusion of a full year of revenues related to DigitalGlobe compared with approximately three months of revenue in 2017. Imagery and Services segment posted positive year-over-year revenue growth while the Space Systems segment faced headwinds from the cyclical downturn in the GEO Comsat market and the expected wind-down of work on the multi-year RCM contract. The company recognized a net $1.1 billion in impairment and other charges driven by the decline in market value relative to book value, the loss of the WV4 satellite, and the continuation of a weak GEO Comsat market.

The Company took steps to drive cash flows, pay down debt, and improve financial flexibility. Steps included the sale of a portion of Maxar’s real estate assets in Palo Alto, with proceeds totaling $70 million applied to pay down debt, and the negotiation of an amended credit agreement that provides additional flexibility with regard to the Company’s consolidated debt leverage ratio. The Company also began implementing solutions to offset the impact of the non-recoverable failure of Maxar’s WV4 satellite functionality. The satellite is insured, and the plan is to apply these proceeds toward improving liquidity and reducing debt. Actions have been identified to meet as many of the existing customer commitments and obligations as possible until the new WorldView satellite assets are in place.

Finally, the Company is focused on driving sustainable profitable growth in all segments, building on our unique and industry-leading Earth intelligence and insights and space innovations capabilities to deliver the products, solutions, and services our customers are seeking, while demonstrating discipline in capital allocation and operating costs. Maxar’s plan includes leveraging its unique capabilities including deep customer intimacy with the U.S. and Canadian governments and global International Defense & Intelligence customers; world-class talent; commercial mindset; unrivaled product quality and AI capabilities to unlock the value in its content; industry-leading satellite manufacturing capabilities and track record; and finally, a worldwide sales team.

Our compensation philosophy and governance guidelines are the foundation for our program design and decision making. The key components are listed on page 39 of this document, and our actions are highlighted throughout the document with a corresponding green check mark. √

2018 Say on Pay Vote Results, Stockholder Outreach and What We Heard

In 2018, while still a Canadian-domiciled company, Maxar held a voluntary advisory vote on the executive compensation program (a “Say on Pay” vote). Of the votes cast, 47.3% supported the Company’s 2017 executive pay program. Given this result, we engaged ina comprehensive outreach effort to: (1) listen to any stockholder concerns (2) solicit feedback on our executive pay programs and potential changes; (3) answer any questions about Maxar’s executive pay strategy, or other governance related questions, and (4) clearly articulate our journey and plans for transformation.

This effort included highlighting Company actions and decisions via individual investor calls with management, at analyst conferences, and the Investor Day. More specifically, a concerted outreach effort involved contacting Maxar’s largest thirty investors, who collectively represented approximately 87% of the Company’s voting stock.

The outreach efforts were led by the Chair of the Compensation Committee, with support from Maxar’s Chief Human Resources Officer and others. The focus of these conversations were:

■Provide overview of business and strategy; discuss rationale for past decisions

■Link business strategy and incentive plans (e.g., metrics)

■Discuss compensation philosophy and commitment to pay for performance

■Discuss committed actions for 2019 (e.g., LTI mix, peer group) and ask for feedback

■Highlight Board governance practices; discuss other governance/pay policy changes, as appropriate

■Set expectations for 2019 disclosure

■Listen to concerns and perspectives on pay programs

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The results were as follows:

•

30 of the top stockholders were contacted to provide feedback. Several attempts were made to schedule feedback sessions as follows: (1) Initial email invitations were sent to Stockholders, (2) follow-up emails were sent, and (3) then phone calls and messages were left for those stockholders who did not respond. A robust tracking mechanism was implemented to track outreach activities and stockholder feedback.

•	80% of investors contacted either responded indicating that they did not need to meet on the subject of executive pay, or did not respond to our request.
•	The remaining stockholders provided the following feedback:

What Was Heard	Actions Taken in Response/Comments
Ensure that executives and directors have more equity ownership in the Company.

Maxar’s new long-term incentive plan (“LTI”) design relies primarily on grants of full share-based awards (not stock options or stock appreciation rights), to senior leaders and Board members.

Proposed a new equity plan for stockholder approval, to ensure the Company had sufficient shares available to grant equity awards to executives and directors.

Increased stock ownership guidelines for executives and the Board.

Proposed a new U.S. tax-qualified Employee Share Purchase Plan (ESPP) for stockholder approval.

Lack of performance-based equity compensation

Designed and implemented a new performance share unit (PSU) program. No equity was awarded to executives in 2018 other than new hires, therefore the first PSU awards were granted in 2019. See “2018 Program and Changes to the 2019 Program” below.

Pay programs should reward cash flow generation

Cash flow goals represented 20% of the short-term incentive plan performance metrics for executives in 2018, and was increased to 30% in 2019.

The 2019 PSU program uses cash leverage as a metric, in order to drive management’s focus on our cash and balance sheet over the long-term.  See “2018 Program and Changes to the 2019 Program” below.

Pay programs should align with Maxar’s stock performance

2019 PSU award payouts are aligned to stockholder interests and 50% of the PSUs are based on relative Total Shareholder Return (TSR) performance. See “2018 Program and Changes to the 2019 Program” below.

We will continue outreach efforts in 2019, to validate what we heard, and gather feedback from existing and new investors. We will deploy the same process of email outreach and then phone calls held by the Chair of the Compensation Committee and the Chief Human Resources Officer.

2018 and 2019 Compensation-Related Actions  √

In 2018 and early 2019, the Board made the following compensation determinations and adopted changes to certain policies and programs to demonstrate responsiveness to stockholders, evolve our pay practices toward U.S. market expectations and further align our executives with stockholders.

•	Maintained incentive compensation programs that tie payouts directly to company and individual performance.
•	Approved below target payouts under our 2018 annual incentive plan averaging 81.8% of target for our NEOs who were employed after year-end and were eligible for a 2018 bonus.

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•

Delayed 2018 LTI equity grants to our NEOs and all executives (with the exception of new hire awards) until 2019 to allow for the completion of LTI redesign work and implementation of the 2019 PSU program, including the development of baseline financial results under U.S. GAAP (not Canadian IFRS) in conjunction with the U.S. Domestication.

•	Awarded no salary increases for NEOs in 2019.
•	Awarded no increases to NEO short-term incentive targets for 2019.
•

Developed a new peer group in consultation with our compensation consultants for the purpose of benchmarking NEO compensation data and market practices. The process to establish this peer group is described on page 42.

•	Increased share ownership guideline requirements for NEOs and Board members, as described on page 44.
•

The Compensation Committee and the Board approved grants of performance share units (PSUs) to our NEOs in Q1 of 2019. These PSUs require Maxar to achieve certain multi-year performance goals tied to adjusted cash leverage and relative Total Shareholder Return, and will not be earned unless certain minimum performance results are not met. The 2019 PSUs comprise 50% of our NEO’s 2019 target LTI value, with the remaining LTI value comprised of service-vested restricted stock units (“RSUs”).

•	Adopted a revised clawback policy that provides the Compensation Committee with the ability to recoup payments under certain circumstances.
•	Continued to conduct compensation risk assessments to determine the appropriateness of our incentive plans and governance policies.

As described further in this CD&A, we also:

•	Engaged with stockholders following our “no” Say-on-Pay vote during 2018.
•	Enhanced many of our compensation policies and programs to better align with stockholder interests and common practices of U.S. public companies.
•	Delivered below-target compensation to the NEOs, consistent with business performance.
•	Did not issue equity grants to the NEOs, other than to new hires, as we redesigned our compensation programs to align with typical practices for U.S. public companies.
•	Granted Performance Share Units to NEOs with key performance metrics in early 2019.
•	Attracted key leadership talent to fill critical executive roles.

2018 CEO Compensation Alignment with Stockholder Interests    √

Our executive compensation practices are designed to tie pay with performance and align incentives with stockholder interests. Because a significant portion of the reported compensation of our CEO represents potential future compensation, not the economic value actually realized, we’ve supplemented the information in the Summary Compensation Table with the information below.

The graph summarizes the realized compensation of our CEO for Fiscal Years 2016‑2018, demonstrating the inherent pay for performance relationship in our program.

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The graph summarizes the difference between target cash and equity compensation, and the actual realized compensation for our now former CEO, Mr. Lance.  With over 86% of his target compensation comprised of short- and long-term variable pay, our stock price and business results had a significant negative impact on his realized pay.

Notes:

•	Maxar’s CEO did not receive equity-based compensation awards in 2018.
•

The annual cash compensation values reflect the difference between Mr. Lance’s target STIP opportunity for 2018 ($1.25 million), and his actual 2018 annual bonus payout as recorded in the Summary Compensation Table that follows ($917,500).

•

The equity-based compensation values at right reflect the difference between the grant-date values of equity-based compensation awards (share appreciation rights and restricted share units) granted in 2016 and 2017, totaling $7.3 million as of the grant date, and the actual values of those awards, as of December 31, 2018, for unvested/unexercised awards, totaling $796,429 (2016 awards were all underwater with no value as of 12/31/2018).

•	All values are measured in $USD.

Compensation Philosophy and Governance Highlights

The Compensation Committee has designed CEO and executive total compensation packages to drive actions that align with both the short-term and long-term interests of our stockholders, through application of the following principles:

•

Pay at Risk Tied to Company Performance: We support our overall business objectives by aligning a substantial portion of executive total compensation to our financial and operating performance, with 87% of CEO targeted total direct compensation (consisting of base salary, target cash incentive opportunity and the fair value of equity awards) and 76% of targeted total direct compensation for our other NEOs, on average, tied to Company performance or the value of our common stock.

•	Stockholder Alignment: We link our executives’ and our stockholders’ interests by issuing awards with payouts tied directly to the Company’s financial performance and the value of our common stock.

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•

Compensation Informed by Market Data: We review and consider executive compensation packages against market compensation data, including from a peer group of companies selected specifically for that purpose.

•	Absolute and Relative Pay-for-Performance: We structure components of pay to align with key performance metrics, using both absolute and relative measures.
•	Incorporate Governance Best Practices: Our executive compensation practices are informed by best practices in governance, including:

What We Do		What We Don’t Do
√	Align short- and long-term incentive programs to stockholder interests	X	We do not provide our executive officers with tax gross ups on severance or change-in-control benefits
√	Engage with and seek feedback from our stockholders regarding our executive compensation program	X	We do not provide “single trigger” severance or equity award vesting in connection with a change in control
√	Conduct annual risk assessments of our compensation policies and practices	X	Our equity plan does not allow repricing of underwater options without stockholder approval
√	We maintain a clawback policy	X	We do not permit directors and officers to hedge our stock
√	We maintain rigorous stock ownership guidelines to support the alignment of executive and Board interests with those of our stockholders	X	We do not permit directors and officers to pledge our stock
√	Our Compensation Committee retains an independent compensation consultant	X	We do not provide significant executive perquisites or supplemental benefits
√	We cap cash incentive and performance share unit payouts	X	We do not pay dividend equivalents to executive officers on unvested restricted stock unit or performance share unit awards

Compensation Philosophy and Objectives

At the beginning of 2019 we completed our U.S. Domestication. Over the course of fiscal 2018 and into early 2019, we have been refining our compensation philosophy and plan designs to better align executive pay with Company performance, align with U.S. public company common practices, and ensure effective talent attraction and retention. Maxar’s executive compensation philosophy is built on a commitment to link pay to performance and align our compensation incentives with stockholder interests. Executives are rewarded for achieving our key strategic business goals, and a substantial portion of each executive’s compensation opportunity is in the form of equity awards with value directly linked to our stock price. Our executive compensation program is also designed to attract and retain executive talent in a competitive marketplace and to compensate executives at competitive, but responsible, levels. We maintain executive compensation and governance risk-mitigating best practices (such as clawback policies and executive and board stock ownership guidelines) to help ensure that our compensation programs do not encourage excessive risk taking. In addition, the majority of our compensation for our executives is in the form of equity, which further ties their interests to those of our stockholders. We believe that our balanced, performance‑based approach best serves the interests of our stockholders.

A key component of our business strategy is to provide appropriate incentives to attract, retain, and motivate top talent. The Compensation Committee has designed CEO and executive total compensation packages to drive actions that align with both the short-term and long-term interests of our stockholders.

Executive Compensation Decision-Making Process

The Compensation Committee devotes significant time throughout the year to executive compensation matters in order to align executive pay with corporate performance and stockholder interests. In determining executive compensation, the Compensation Committee obtains input and advice from our independent compensation consultants, and reviews recommendations from our CEO with respect to the performance and compensation of our other NEOs. The Board of Directors, upon recommendation from the Compensation Committee, reviews and approves CEO and NEO compensation.

In determining appropriate executive compensation levels and design parameters, the Compensation Committee reviews the feedback we receive from investors and considers Maxar’s financial and stock price performance.  The Compensation Committee structures the executive compensation program to: (1) link pay and performance; (2) align compensation with stockholder interests; (3) drive and support our business strategy (4) attract and retain a qualified senior executive team to provide business continuity and strategic leadership; and (5) incorporate market and best practices with respect to compensation-related governance.

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Key Participants and Their Roles    √

The key roles and responsibilities of all parties involved with executive compensation include the following:

ROLE	RESPONSIBILITIES
Board of Directors

•Approves CEO’s compensation with input and recommendation from the Compensation Committee

•Approves share pool increases under equity plans (subject to stockholder approval)

•If requested by the Compensation Committee, reviews and approves executive compensation, with input and recommendation from the Compensation Committee

•Reviews and approves our annual proxy statement and other statutory filings

Compensation Committee

•Reviews and approves:

•performance metrics and goals under compensatory plans and arrangements

•the peer group used for executive compensation

•Reviews and approves the corporate goals and objectives with respect to the CEO’s compensation, and evaluates the CEO’s performance and makes recommendations to the Board of Directors regarding the CEO’s compensation

•Reviews and approves the compensation of all executives other than the CEO

•Reviews and approves (or recommends to the Board of Directors, in the case of the CEO’s compensation) the Company’s executive incentive compensation and equity-based plans, arrangements and awards

•Considers stockholder feedback, business situation and market practices, among other factors, to help align our compensation programs with the interests of our stockholders and long-term value creation

•Reviews and recommends to the Board of Directors that the Compensation Discussion & Analysis section be included in the appropriate filing

•Oversees executive succession planning and senior leadership development

Independent Compensation Consultant

•Provides advice and data to the Compensation Committee regarding our executive compensation program, including:

•input on pay philosophy, best practices and market trends

•selection of peer group

•executive compensation practices and levels at peer group companies

•design of short- and long-term cash and equity compensation, and changes to equity plans

•Reviews and provides an independent assessment of the compensatory data and materials presented by management to the Compensation Committee

•Participates in Compensation Committee meetings as requested

•Reviews and comments on the Compensation Discussion & Analysis portion of our annual proxy statement (or annual report)

Chief Executive Officer

•Evaluates executive performance and recommends adjustments to executive base salary and short- and long-term compensation (for other executives)

•Develops business strategy and goals, which are considered and approved by the Compensation Committee and Board of Directors in the design of our executive compensation program

•Recommends performance metrics and goals under the short- and long-term plans

Engagement of Independent Compensation Consultant  √

In 2018 the Compensation Committee engaged Meridian Compensation Partners to provide advice on compensation of the Company’s executive officers and Non-Employee Directors. Previously the Committee engaged Radford Consulting, an Aon company (“Radford”).  Neither Radford nor Meridian provided any other services to the Company in 2018. Pursuant to SEC rules, the Compensation Committee has assessed the independence of both consultants engaged in 2018, and concluded that neither Radford nor Meridian had any conflict of interest with the Company or any of its directors or executive officers.

Risk Considerations    √

While the Board of Directors has overall responsibility for risk oversight, each of the standing committees of the Board of Directors regularly assesses risk in connection with executing its responsibilities. As such, the Compensation Committee assesses the potential risks arising from our compensation policies and practices. The Compensation Committee and its independent compensation consultant reviewed and discussed the Compensation Committee’s risk assessment for 2018, including the governance components and roles and decision-making described earlier.  The Compensation Committee determined that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company.

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Compensation Competitive Analysis and Market Data    √

The Compensation Committee’s decision-making on executive pay levels and executive compensation program design is informed by benchmark compensation market data. Executive compensation levels are not targeted to any particular reference point against peer group or other market data; instead the Compensation Committee reviews each individual’s compensation against available data, the executive’s background and experience, past performance where known, span and scope of the role and other factors as appropriate.

Executive compensation determinations are based on various factors, some of which include  (1) the results of the competitive market analysis and peer practices (2) input from the Compensation Committee’s independent consultant; (3) the Company’s performance; (4) the performance of each NEO and their contribution to our overall results; (5)  each NEO’s experience, skill set and tenure and (6) internal equity. The weight of each factor is likely to vary from year to year and from executive to executive.

Peer Group    √

In the second and third quarters of 2018 the Compensation Committee, management, and Meridian worked together to develop a new peer group of public companies, for executive compensation benchmarking.  Following consideration of the acquisition of DigitalGlobe, the Company’s planned U.S. Domestication and other changes occurring at the Company, the Compensation Committee determined that a new peer group would provide for appropriate benchmarking of executive compensation pay levels, pay structure, and policies, in support of Company decision-making.

Maxar has few natural peers due to the unique mix of business offerings and operations, so companies were sought to represent the complexity of the Company and the markets in which Maxar competes for executive talent. The peer screening criteria included the following:

•	Publicly-listed U.S. and Canadian companies
•	Generally in the Aerospace & Defense and Information Technology industries
•

Corporate revenues generally within a range of 1/3x to 3x Maxar’s corporate revenues, and market cap of $1billion to $20 billion. The revenue variable was selected as the primary screening criterion, because it is seen as a better overall proxy for organizational size and complexity, for purpose of benchmarking compensation opportunities. Market cap is inherently more volatile, and is more closely correlated with changes in actual realized pay outcomes, but less suitable as the basis for a benchmarking peer group focused on evaluating pay opportunities.

Additional considerations included: (1) key competitors for executive and non-executive talent; (2) investor peers (and peers of those peers); and (3) other qualitative factors about peer candidate degree of business similarity to Maxar.

Some of Maxar’s closest business peers and competitors for talent from the list below exceeded the higher end of the revenue range, but the Compensation Committee determined to include them in the peer group given their similarities to Maxar otherwise. (None of the peers from the list below exceeded the market cap parameters used.)

Moreover, the number of companies selected for the final group anticipated some consolidation particularly in the Aerospace & Defense sector. The Compensation Committee chose a final group that would remain robust enough even if a number of companies were to be acquired (which happened later in 2018 and in 2019, with a number of transactions announced).

The final 2018 benchmark peer group includes companies from a cross-section of industries to help mirror Maxar’s business and operations.  At the time of the competitive benchmarking analysis, the median revenue of the peer group was $2.5 billion compared to Maxar’s $2.1 billion revenue in 2018.  The Compensation Committee viewed this positioning as appropriate while also taking this relative positioning into account when evaluating market data results.  Market data results are just one factor among many that influence pay decisions at Maxar.

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Given the changes in Maxar’s business size and strategy, as well as ongoing industry consolidation, the Compensation Committee will continue to review the peer group and criteria for alignment with the size and complexity of the Company on a regular basis.

Aerojet Rocketdyne Holdings, Inc.	Booz Allen Hamilton Holding Corporation	CACI International Inc.
CAE Inc.	Cubic Corporation	Engility Holdings, Inc.
FLIR Systems, Inc.	Fortinet, Inc.	Harris Corporation
IHS Markit Ltd.	L3 Technologies, Inc.	Leidos Holdings, Inc.
ManTech International Corporation	Nielsen Holdings plc	OSI Systems, Inc.
Palo Alto Networks, Inc.	Science Applications Int’l Corp.	Teledyne Technologies Incorporated
Trimble Inc.	Viasat, Inc.

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Executive Compensation Policies, Provisions and Agreements

In addition to regular governance and risk reviews, the Compensation Committee and Company maintain a number of policies and approaches relative to Executive Compensation.  These are described as follows:

Stock Ownership Guidelines    √

Position	Old Requirement	New Requirement
Chief Executive Officer	3x Base Salary	5x Base Salary
Executive Vice President or Business Unit President	1.5x Base Salary	3x Base Salary
Other Eligible Executives at the Senior Vice President level	1.5x Base Salary	2x Base Salary
Non‑Employee Directors	4x Annual Cash Retainer	5x Annual Cash Retainer

We maintain stock ownership guidelines that apply to the CEO, other executive officers including the NEOs, and our non‑employee directors. The Stock Ownership Guidelines require our directors and officers to hold shares of our common stock at the levels listed above. Shares include shares of common stock: (i) held directly or indirectly (either individually or in a brokerage account) or by or for the benefit of immediate family members; (ii) by trusts for the benefit of such person or such person’s immediate family members; (iii) in a 401(k) plan, IRA, or employee equity purchase or deferred compensation plan; and (iv) shares underlying service-vesting restricted stock or restricted stock units awards that vest solely based on the passage of time; provided that shares that would need to be withheld for taxes for employees shall be deducted. In conjunction with planning for our U.S. Domestication, the Board of Directors increased the ownership requirements as reflected above.

Participants have until the later of the fifth anniversary of: (i) the original effective date of the policy of November 1, 2018; or (ii) their date of hire, promotion or appointment, as applicable, to come into compliance with the policy. With recent changes in stock price and newly increased ownership guidelines, the Compensation Committee is monitoring the compliance of NEOs and Board members with the enhanced guidelines. Please refer to the section titled “Share Ownership” beginning on page 64 for a presentation of the equity holdings of our directors and NEOs.

Clawback Policy    √

We maintain a clawback policy.  This policy provides that in the event the Company must restate its financial statements due to its material noncompliance with any financial reporting requirement, within three years of the date of the first public filing of such financial statements, the Company may seek to recover, in its sole discretion, at the direction of the Compensation Committee, after it has reviewed the facts and circumstances that led to the requirement for the restatement and the costs and benefits of seeking recovery, any variable cash compensation and any incentive equity awards awarded or paid to the Company’s executive officers. In addition, if the Compensation Committee determines that the amount of any such variable compensation actually paid or awarded to the executive officer would have been lower had it been calculated based on such restated financial statements then the Compensation Committee may cancel or retract any variable compensation that has not yet been paid or settled and/or seek to recover from such executive officer the after-tax portion of the difference between the awarded compensation and the actual compensation that has been paid or settled. This clawback policy does not limit any other remedies the Company may have available to it in the circumstances, which may include, without limitation, dismissing an employee or initiating other disciplinary procedures. The provisions of this clawback policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes‑Oxley Act of 2002 (applicable to the Chief Executive Officer and Chief Financial Officer only) and other applicable laws.

Anti‑Hedging and Pledging Policy    √

The Company’s Insider Trading Policy prohibits the Company’s Directors, officers, employees and consultants from engaging in hedging transactions or pledging the Company’s securities as collateral for a loan.

Employment Agreements and Severance Protections

We have entered into employment and severance agreements with certain of our NEOs, and our equity awards provide for continued or accelerated vesting in certain circumstances in connection with a termination of the award holder’s employment. We believe that these arrangements help to ensure the day-to-day stability and focus of our management team and are consistent with competitive practices.

For a description of the employment agreements and severance protections with our NEOs, please see the section “Employment Agreements and Severance Protections” below.

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Benefits and Perquisites    √

The Company offers only limited perquisites to our NEOs, and only when such perquisites provide competitive value, promote the retention of those executive officers, or promote the efficient performance of their duties.  The Company believes that perquisites should not represent a significant portion of compensation to our NEOs.

In 2018, the Company provided relocation benefits to Mr. Lance valued at $226,257. These benefits covered costs of physical relocation to our new corporate headquarters in Westminster, Colorado, as well as tax gross-ups provided under our relocation policy and in accordance with IRS guidelines, arising from the relocation. The Company partners with an external vendor to provide relocation policies and services, but each relocation varies based upon the needs of the individual, including family size, whether they are a homeowner or a renter, and other factors.  Additionally, NEOs are eligible for an elective annual executive medical evaluation, in coordination with our health insurance. Mr. Wirasekara is also eligible for a grandfathered automobile reimbursement benefit; this program is not open to any new participants

Share Matching Program

Historically the Company offered a share matching program (the “Matching Program”), whereby senior executives, including the NEOs, are granted one share of common stock for every three shares held for a consecutive period of three years. Shares of our common stock are purchased on the open market to satisfy obligations under the Matching Program.  Because the NEOs only receive shares under the Matching Program after they have held shares for three years, the Matching Program promotes retention of those executives and their alignment with the interests of our stockholders.

In conjunction with our U.S. Domestication, the Board of Directors froze this program effective December 1, 2018.  Qualifying purchases up to that date will remain eligible for matching, as long as the executive meets the service and holding period requirements under the plan.  No new matching benefits will be provided in respect of Company shares acquired after December 1, 2018.

As of December 1, 2018, 15 senior executives had grandfathered matching benefits under the Matching Program. Participation in the Matching Program was capped at the recommended level of ownership. See also the Section “Executive Share Ownership Guidelines”.

Pension Benefits

None of our U.S. based NEOs participate in or have an account balance in qualified or non‑qualified defined benefit pension plans maintained by the Company.

Mr. Wirasekara and Mr. Greenley, Canadian residents, participate in the defined benefit pension plan that has been operated by the MDA entity since 2012. Participants in the defined pension benefit plan are required to make contributions under the plan and are entitled to purchase an additional year of credited service for each year of credited service under the plan, subject to certain limitations.

Benefits payable from the plan correspond to 1.5% of the average base salary in the 60 completed consecutive months of service during which an executive is paid his or her highest salary (up to the maximum earnings according to the Income Tax Act (Canada)) multiplied by the number of years of credited service. The post-retirement benefits payable are increased by a cost of living adjustment of the lesser of the percentage increase in the average consumer price index and 3%. Bonuses and any other compensation are not considered in the computation of pension benefits. Normal retirement benefits are payable at age 65 and early retirement benefits are payable from age 55 on an unreduced basis.

A supplemental benefit is payable from retirement up to the first month the executive attains age 65.  The annual supplemental benefit is equivalent to (i) 1/35th of the age 65 maximum Canada Pension Plan benefit available when the executive retires, times (ii) years of credited service.

If the executive selects the normal form of benefit at retirement and later dies, his or her spouse will be entitled to a benefit equal to two-thirds of the benefit the executive was receiving, excluding the supplemental benefit.

In addition, for Mr. Wirasekara only, during 2016, in order to assure the Company’s continued retention of Mr. Wirasekara, the Company and Mr. Wirasekara agreed to amend his 1999 employment agreement.  As part of the amendment, the Company established a retirement compensation arrangement (the “Retirement Compensation Arrangement”) to provide benefits to Mr. Wirasekara on or after his retirement.  In conjunction with this arrangement, the Company has established a trust, of which Mr. Wirasekara is the primary beneficiary.  The Company is contributing $4,074,576 to the trust, in equal quarterly amounts of $370,416, over a three-year term that commenced October 1, 2016.  In the event of voluntary retirement or resignation by Mr. Wirasekara or the termination of Mr. Wirasekara’s employment by the Company for cause, the Company’s obligation to make further contributions will cease and the balance in the trust on that date will be distributed to Mr. Wirasekara in accordance with the terms of the trust.  The Company’s remaining required contributions to the trust will be accelerated and become immediately due in the event of termination of Mr. Wirasekara’s employment by the Company without cause, by Mr. Wirasekara for good reason, or due to his death or disability.  The Company is a contingent beneficiary of the trust and will be entitled to distributions from the trust under certain circumstances.  During 2018, Mr. Wirasekara earned $1,481,664 with respect to the Retirement Compensation Arrangement. Note that all values have been converted from CAD to USD using an exchange rate of.7717 CAD to 1 USD (the prevailing rate as of December 31, 2018).

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Tax Considerations

Section 162(m) of the Internal Revenue Code (“Code”) generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. The Tax Cuts and Jobs Act repealed the exception to the deductibility limit that was previously available for “qualified performance-based compensation” effective for tax years beginning after December 31, 2017. As a result, any compensation paid to certain of our NEOs for tax years beginning after December 31, 2017 in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded by the Tax Cuts and Jobs Act to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017.

The Compensation Committee may consider tax deductibility as a factor in designing incentive compensation programs. However, to maintain flexibility, the Compensation Committee does not require all compensation to be awarded in a tax deductible manner, and balances the purposes and needs of Maxar’s executive compensation program against potential tax and other implications.

2018 Executive Compensation

The compensation of our NEOs is linked to corporate and individual performance as well as the interests of our stockholders. We believe this aligns our executives’ incentives with our objective of enhancing stockholder value over the longer term.

2018 Program and Changes to the 2019 Program

Maxar’s executive compensation program elements and their primary objectives are summarized below, alongside a recap of the changes made by the Compensation Committee to take effect in 2019, based on feedback received from stockholders and the Compensation Committee’s ongoing review of the program design:

Component	2018 Metrics and Weighting	Key Changes and Observations
Base Salary - Cash	N/A	•Fixed compensation for role and responsibilities.
Short-Term Incentive Program (STIP) - Cash	Revenue (30%) EBITDA (30%) Free Cash Flow (20%) Personal Objectives (20%)

•Recognize and drive the achievement of annual financial and non-financial objectives aligned with the Company’s Board-approved annual operating plan (AOP).

•Hold executives accountable for individual performance.

•For 2019, free cash flow will be weighted at 30% and revenue at 20%.

Long-Term Incentive (LTI) Program - Equity

No equity awards were granted in 2018 (other than for new hire grants).

Historically, equity awards were 100% share appreciation rights (SARs), with the first restricted share units (RSUs) granted in 2017.

Starting in 2019, the program will be 50% performance share units (PSUs), and 50% RSUs.

•Align pay to attainment of longer-term performance goals associated with Maxar’s business strategy.

•Align compensation with stockholder value creation.

•Encourage retention of executives through the use of vesting requirements and overlapping performance periods.

•2019 PSU metrics include relative Total Shareholder Return (“TSR”) (weighted 50%), and Adjusted Cash Leverage (weighted 50%).  The PSU awards are described in more detail below.

Elements of Pay and 2018 Target Compensation

Utilizing both peer group and third-party published market data, as well as consideration for each NEO’s experience, critical skills, and performance among other factors, the Compensation Committee established the following target total direct compensation mix for 2018.

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While the Board decided to not issue equity awards in 2018 to the NEOs, other than to new hires, total direct compensation was benchmarked and targets were established for all elements, to ensure appropriate mix of total pay at risk.

Name	Title	Salary ($)	Short - Term Incentive Target (%)	Long - Term Incentive Target ($) (1)	Total Target Direct Compensation ($)
Howard L. Lance	Former President and Chief Executive Officer	1,000,000	125%	5,250,000	7,500,000
Biggs C. Porter	Executive Vice President, Chief Financial Officer	600,000	75%	1,950,000	3,000,000
Anil Wirasekara (2)	Executive Vice President, Finance and Former Interim Chief Financial Officer	258,519	51%	547,593	879,799
William McCombe	Former Executive Vice President, Chief Financial Officer	490,000	80%	n/a	880,000
Timothy M. Hascall	Former Executive Vice President, Chief Operations Officer	450,000	70%	1,335,000	2,100,000
Dario Zamarian	Former Group President, SSL	525,000	80%	1,500,000	2,445,000
Michael Greenley (2)	Group President, MDA	385,850	80%	699,816	1,394,346

(1)None of the NEOs, other than Messrs. Porter and Greenley, who were new hires, received an equity award during Fiscal Year 2018.

(2)Mr. Wirasekara’s and Mr. Greenley’s amounts are reflected in U.S. dollars using an exchange rate of .7717 CAD to 1 USD (the prevailing rate as of December 31, 2018).

2018 Target Pay Mix

The following charts outline the breakdown of 2018 targeted compensation for our NEOs, specifically, base salary, target STIP, and LTI values (collectively, “Total Direct Compensation”).  Consistent with our objective of pay-for-performance, a substantial portion of Total Direct Compensation is variable in the form of annual incentives and equity awards, with significant performance-based metrics in the STIP and PSUs.  While we did not grant any LTI awards in 2018 except to new hires, we continue to benchmark Total Direct Compensation of our NEOs to market, to ensure we have accurate data for future pay decisions, and when considering new hire offers and promotions.

In 2018, 87% of our CEO’s Target Total Direct Compensation was tied to performance, and 76% of Target Total Direct Compensation for our other NEOs (excluding Mr. McCombe, who was not eligible to receive long-term incentives) on average, was performance-based.  Target Direct Compensation includes base salary, target short-term cash incentive, and the target grant date fair value of equity awards; however, in 2018 we did not award equity to NEOs other than for new hires.  The decision not to award equity was part of an overall plan to establish an appropriate LTI plan and to support alignment of grant timing with the typical practices of U.S. public companies.

The Compensation Committee considered several factors in deciding to not issue equity to NEOs in 2018, except for new hires, including feedback from stockholders emphasizing the importance of the use of PSUs, the ability to accurately and effectively establish three year

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measures while in a transition from a Canadian to U.S. public company and the associated changes in accounting regulations, and the variability of some factors in the on-going transformation and integration of the Company.

CEO Compensation Component ($ in thousands)	2018
Base Salary	$1,000
Short-Term Variable Pay (STIP)	$1,250
Long-Term Variable Pay (LTIP)	$5,250
Variable Pay (STIP and LTIP)	$6,500
Fixed (Base Salary)	$1,000
Total	$7,500

Other NEO Compensation Component ($ in thousands)	2018 (Avg)
Base Salary	$443
Short-Term Variable Pay (STIP)	$330
Long-Term Variable Pay (LTIP)	$1,102
Variable Pay (STIP and LTIP)	$1,432
Fixed (Base Salary)	$443
Total	$1,875

Base Salary

The table below shows annual base salary levels for our NEOs in 2018 and 2017. In February 2018 the Compensation Committee approved 2018 salary increases for certain of our NEOs based upon prevailing market data, the increased size of the Company given the successful acquisition of DigitalGlobe, as well as other factors including executive performance and internal pay equity.  No base salary increases have been provided to date for NEOs in 2019.

Name	2018 ($)	2017 ($)
Howard L. Lance	$ 1,000,000	$ 850,000
Biggs C. Porter	$ 600,000	n/a
Anil Wirasekara (1)	$ 270,866	$ 238,305
William McCombe	$ 490,000	$ 440,000
Timothy M. Hascall	$ 450,000	$ 450,000
Dario Zamarian	$ 525,000	$ 500,000
Michael Greenley (1)	$ 385,850	n/a

(1)	Mr. Wirasekara’s and Mr. Greenley’s amounts are reflected in U.S. dollars using an exchange rate of .7717 CAD to 1 USD (the prevailing rate as of December 31, 2018).

2018 Short-Term Incentive Plan (STIP)

Maxar’s STIP is designed to motivate executives to achieve specified Board-approved financial performance goals that are established at the beginning of each year and that are aligned with the Company’s strategy and operating plan. Corporate and Business Unit performance goals are measured quantitatively and represented 80% to 90% of each NEO’s target bonus opportunity in 2018. Individual Personal Objectives, as described below, represented 10% to 20% of each NEO’s target annual bonus opportunity.

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Beginning in 2017 and through the current STIP, the Personal Objectives were devoted to reinforcing effective leadership and employee engagement for each leader, more specifically how the leader supports and drives the Company culture and values, their effectiveness as a leader, how they collaborate and reduce turnover, increases employee engagement, and drives employee development and succession planning. Leaders who do not demonstrate effectiveness in these areas achieve a reduced amount of the portion of their STIP bonus payment tied to achievement of Personal Objectives. Personal Objectives cannot exceed 100% of the target percentage.

The STIP incorporated the following performance measures and weightings in 2018.  Weightings for each metric vary between executives due to different roles and responsibilities.  In particular, the Compensation Committee believed it was appropriate for those NEOs who have direct oversight of a business unit to have the majority of their annual incentives tied to the performance of that business unit.

	Corporate			Business Unit			Personal Objectives
Executive	EBITDA	Cash Flow	Revenue	EBITDA	Cash Flow	Revenue
Howard L. Lance	30%	20%	30%				20%
Biggs C. Porter	30%	20%	30%				20%
Anil Wirasekara	30%	20%	30%				20%
William McCombe	30%	20%	30%				20%
Timothy M. Hascall	30%	20%	30%				20%
Dario Zamarian	10%			30%	20%	30%	10%
Michael Greenley	10%			30%	20%	30%	10%

Each NEO’s target annual cash incentive (as expressed as a percentage of base salary) under the STIP for 2018 was: 125% for Mr. Lance, 75% for Mr. Porter, 51% for Mr. Wirasekara, 80% for Messrs. McCombe, Zamarian, and Greenley, and 70% for Mr. Hascall.  Each NEO’s maximum annual cash incentive for 2018 was capped at 200% of the target amount.

Performance goals for the 2018 Corporate and Business Unit performance measures were discussed with the Compensation Committee in December 2017 in conjunction with a review by the Board of the Company’s 2018 AOP and budget, and approved in February 2018. The approved performance goals included performance targets and weightings to achieve threshold, target and maximum levels for the Company and Enterprise and each business unit. Personal Objectives may include specific objectives regarding strategy, leadership, overall business performance, execution on new initiatives and improvements in operations.  For 2018, year-over-year metric comparisons to past years are challenging, given the acquisition of DigitalGlobe in late 2017, the associated complexities of integration and synergy opportunities, and the consideration of a Domestication process expected to be completed no later than January 1, 2019.  Additionally, new metrics, including Revenue, EBITDA and Cash Flow, were applied to the annual incentive plans beginning in 2018, in order to align leaders with the go-forward needs of the Company and stockholders.

The table below illustrates the financial performance goals approved by the Compensation Committee for the 2018 STIP, the actual Company performance result for 2018, and the corresponding payout percentage of that component of the incentive opportunity.  At the threshold level of performance, which is 90% of the target goal, 25% of the incentive can be earned, and at the maximum level, which is approximately 110% of the metric, the maximum possible achievement is 200% of target. Achievement between Threshold and Target, and Target and Maximum, is interpolated along the payout scale from 25% at Threshold to 200% at Maximum.  The maximum potential achievement for personal objectives was 100%.

CEO Performance Metrics	Weighting	Threshold	Target	Maximum	Actual (1)	Payout
Corporate Adjusted EBITDA (2) (in millions)	30%	654.7	727.4	800.1	596.0	0.0%
Corporate Free Cash Flow (3) (in millions)	20%	(42.2)	(38.4)	61.6	68.8	40.0%
Consolidated Revenue (in millions)	30%	2,005.5	2,228.3	2,451.1	2,161.3	23.4%
Personal Objectives (4)	20%	0.0%	100.0%	100.0%	50.0%	10.0%
Payout (as a % of the corresponding portion)						73.4%

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Other Corporate NEO Performance Metrics	Weighting	Threshold	Target	Maximum	Actual (1)	Payout
Corporate Adjusted EBITDA (2) (in millions)	30%	654.7	727.4	800.1	596.0	0.0%
Corporate Free Cash Flow (3) (in millions)	20%	(42.2)	(38.4)	61.6	68.8	40.0%
Consolidated Revenue (in millions)	30%	2,005.5	2,228.3	2,451.1	2,161.3	23.4%
Personal Objectives (4)	20%	0.0%	100.0%	100.0%	100.0%	20.0%
Payout (as a % of the corresponding portion)						83.4%

SSL Performance Metrics	Weighting	Threshold	Target	Maximum	Actual	Payout
Corporate Adjusted EBITDA [2] (in USD millions)	10%	654.7	727.4	800.1	596.0	0.0%
Adjusted EBITDA [2] (in millions)	30%	65,4	72.7	80.0	6.2	0.0%
Free Cash Flow (in millions)	20%	(68.3)	(62.1)	17.9	31.4	40.0%
Consolidated Revenue (in millions)	30%	752.0	835.5	919.1	829.9	14.0%
Personal Objectives [3]	10%	0.0%	100.0%	100.0%	100.0%	10.0%
Payout (as a % of the corresponding portion)						64.0%

MDA Performance Metrics	Weighting	Threshold	Target	Maximum	Actual(1	Payout
Corporate Adjusted EBITDA (2) (in USD millions)	10%	654.7	727.4	800.1	596.0	0.0%
Adjusted EBITDA (3) (in CAD millions)	30%	122.6	136.1	149.7	136.2	30.0%
Free Cash Flow (in CAD millions)	20%	60.4	67.2	73.9	125.7	30.7%
Consolidated Revenue (in CAD millions)	30%	517.9	575.4	632.9	552.6	21.0%
Personal Objectives (4)	10%	0.0%	100.0%	100.0%	100.0%	10%
Payout (as a % of the corresponding portion)						91.7%

(1)	Actual results adjusted to recognize changes in accounting, integration-related expenses, and proceeds from sale of property.
(2)

Adjusted EBITDA is a non‑U.S. GAAP financial measure. For purposes of the STIP, adjusted EBITDA represents net income before interest, taxes, and depreciation and amortization expense, and excludes restructuring charges, integration costs, acquisition costs, loss from early extinguishment of debt, and equity-method investment activity.

(3)	Free Cash Flow is defined as GAAP Cash Flow from Operations, adjusted for capital expenditures and other non-operational items by exception, with approval of the Compensation Committee.
(4)

The Personal Objectives component for each leader is based upon the leader’s personal achievement of (a) Leadership (e.g., motivating employees to focus on how results are achieved and achieving Maxar corporate objectives), (b) Collaboration (i.e., building partnerships and working collaboratively with others to meet shared corporate objectives), and (c) Talent Development (i.e., developing employees to meet both their career goals and both personal and corporate objectives).

Individual payouts under the STIP resulted from quantitative achievement on the measures described in the table above and an assessment of the executive’s performance. Accordingly, individual payouts varied, yet all payouts were below target. The CEO’s individual payout was recommended by the Compensation Committee and determined by the Board of Directors. The individual payouts for the other NEOs were determined by the Board of Directors with input from the CEO. For 2018, our Compensation Committee

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determined that our executives achieved their personal objectives at an aggregate level of 93%, with individual achievement outlined in the preceding tables.  The table below details the target amounts and actual payouts under the STIP for our NEOs:

Name	Title	Cash Incentive ($)	Percent Achievement of Target (%)
Howard L. Lance	Former President and Chief Executive Officer	917,500	73.4%
Biggs C. Porter	Executive Vice President, Chief Financial Officer	170,137	100% (1)
Anil Wirasekara (2)	Executive Vice President, Finance and Former Interim Chief Financial Officer	109,411	83.4%
William McCombe	Former Executive Vice President, Chief Financial Officer	n/a	n/a
Timothy M. Hascall	Former Executive Vice President, Chief Operations Officer	n/a	n/a
Dario Zamarian	Former Group President, SSL	268,590	64.0%
Michael Greenley (2)	Group President, MDA	263,859	85.5%

(1)	Mr. Porter was entitled to a bonus payout at target in accordance with the terms agreed to his term sheet, pro-rated from his date of hire.
(2)	Exchange rate of .7717 CAD to 1 USD applied to Mr. Wirasekara and Mr. Greenley’s compensation (the prevailing rate as of December 31, 2018).

2018 and 2019 Long-Term Incentive Awards

In 2018, due to multiple factors, including on-going business transformation with the integration of the DigitalGlobe acquisition, as well as preparations for our U.S. Domestication, the Compensation Committee determined it was in the best interest of stockholders to not award LTI awards in 2018, other than to critical new hires such as Messrs. Porter and Greenley.  Additionally, the Compensation Committee spent significant time considering the appropriate future structure of LTI awards.  Upon his hire in August 2018, Mr. Porter received an equity grant that was comprised of 80% time-based RSUs, and 20% SARs.  PSUs were not yet established at the time of his hire.  This grant was designed to provide him with an appropriate initial award for a senior executive with Mr. Porter’s experience, and to provide for immediate alignment with stockholder interests. Mr. Greenley’s equity grant upon hire was comprised of 100% time-based RSUs, in order to ensure he had an immediate tranche of shares and alignment with stockholder interests.

As discussed in this CD&A, the Compensation Committee gathered feedback from stockholders, as well as worked with their external compensation consultants, Meridian, to redesign our equity award structure for 2019 going forward.  Beginning in 2019, equity awards to NEOs will provide for a mix of Performance Share Unit (PSU) and Restricted Stock Unit (RSU) awards.  For 2019, the equity mix will be comprised of 50% PSUs and 50% RSUs.

The PSUs will be earned 50% based on Maxar’s performance against goals for adjusted cash leverage, and 50% based on relative Total Shareholder Return performance against the Russell 2000 index. If minimum performance goals are not met for either of these performance metrics, then that portion of the award will not be earned. PSUs will have three performance periods, a one-year, two-year, and three-year performance period, and of the total PSUs awarded to each recipient, 25%, 25% and 50% of the PSUs will be allocated to the first, second and third performance periods, respectively.

The NEOs must continue their service to us through the end of the each performance period to be eligible for any amounts earned in respect of the PSUs for that performance period.  The PSUs will be settled in shares of our common stock for any performance achieved up to the target level, and to the extent our performance exceeds the target level for a performance period, such portion will be settled in cash (subject to the maximum performance level cap). This is a unique design for 2019, intended to help transition equity awards into rolling three-year PSU awards for at least 50% of the total equity award.

The Committee retains the discretion to change the mix of awards and metrics in future years, but will remain committed to the use of performance-based equity.

Employment Agreements and Severance Protections

Daniel Jablonsky.  On January 14, 2019, the Company announced that Mr. Jablonsky was appointed to the position of President and Chief Executive Officer of the Company and to the Board of Directors of the Company, in each case, effective as of January 13, 2019.  On February 27, 2019, we entered into an employment agreement with Mr. Jablonsky. The agreement provides that Mr. Jablonsky’s employment with us is at-will, and that during his employment he will be paid an initial annual base salary of $700,000 and be eligible to receive an annual performance bonus targeted at 100% of his base salary, as determined by our Board of Directors or our Compensation Committee. The agreement provides that Mr. Jablonsky will be granted equity awards in 2019 with an aggregate grant value of

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$2,000,000, and that such awards will be delivered in the form of service- and/or performance-vesting restricted stock units or other equity-linked awards, with terms determined by our Board of Directors and/or our Compensation Committee. The target grant value is subject to reduction if the 2019 equity award target grant value for other of our executives is reduced due to insufficient share reserves under our equity plan, and if such a reduction occurs, Mr. Jablonsky and other of our executives may be eligible to receive a cash award or future equity award to offset the reduction in the discretion of our Board of Directors and/or our Compensation Committee.

Pursuant to his employment agreement with us executed February 27, 2019, Mr. Jablonsky will be entitled to severance if he is terminated by the Company without “cause” or for “good reason” (each as defined in the agreement) (in either case a “covered termination”). If he experiences a covered termination that is not in connection with a change in control of the Company, then he will be entitled to the following: (i) 18 months of salary continuation; (ii) an amount equal to 1.5 times his target annual bonus, payable in installments over the 18‑month salary continuation period; (iii) a prorated annual bonus for the year of termination, paid at the same time annual bonuses are paid to our other executives; (iv) continued vesting of his outstanding equity awards over the 12‑month period following his termination; and (v) up to 18 months of continued coverage under our group health plan (or reimbursement for such costs).

If Mr. Jablonsky experiences a covered termination that occurs during the period beginning three months before and ending 12 months after a change in control of Maxar, then he will be entitled to the following: (i) a payment equal to 2.5 times the sum of his then-current base salary plus his target annual bonus for the year of termination, generally payable in a lump sum unless the covered termination occurs before the change in control; (ii) full vesting acceleration of his outstanding equity awards, with any performance conditions calculated based on the higher of actual achievement and prorated target achievement; and (iii) up to 24 months of continued coverage under our group health plan (or reimbursement for such costs).

Additionally, if Mr. Jablonsky’s employment with us terminates due to his death or disability, he (or his estate) will be entitled to a prorated annual bonus for the year of termination, paid at the same time annual bonuses are paid to our other executives and continued vesting of his outstanding equity awards over the 12‑month period following his termination.

Mr. Jablonsky’s (or his estate’s) receipt of any severance benefits under the agreement is subject to Mr. Jablonsky (or his estate) signing a general release of claims in favor of the Company.

Howard Lance.  On January 14, 2019, the Company announced that Mr. Lance resigned from his position as President and Chief Executive Officer of the Company and resigned from the Board of Directors of the Company, in each case, effective as of January 13, 2019. Mr. Lance’s resignation from the Company was treated as a termination without “cause” for purposes of his employment letter agreement with the Company dated April 13, 2016 (the “employment letter”) and all other compensation plans and arrangements of the Company.  Under the employment letter, upon Mr. Lance’s termination of employment without “cause,” among other benefits, following his execution and non-revocation of a release of claims against the Company, he became entitled to receive severance pay at a rate equal to his current base salary for a period of 36 months and to receive his 2018 bonus (if any), earned based on actual performance, at the time 2018 bonuses are paid to actively employed executive officers. The outstanding equity awards (including awards under the Company’s Share Ownership Plan) held by Mr. Lance will also continue to vest for the 36 month period following his termination, and will remain exercisable through their applicable dates of maturity. In addition, on January 13, 2019, the Company and Mr. Lance entered into a consulting agreement, pursuant to which Mr. Lance will be available to provide consulting services to the Company upon request for 12 months, with the option of a one year renewal by mutual agreement and which agreement may be terminated by the Company if Mr. Lance breaches his obligations under the consulting agreement or any of his obligations under the employment letter (which obligations include certain post-termination restrictive covenants).  In exchange for his consulting services, Mr. Lance will receive a consulting fee of $100,000.

Biggs Porter.  Pursuant to his employment term sheet with the Company dated July 6, 2018, if Mr. Porter’s employment is terminated by us without “cause” or he resigns his employment for “good reason” (each as defined therein), he will be eligible to receive 12 months’ salary continuation. Additionally, if Mr. Porter’s employment ends for any reason other than cause after the third anniversary of his employment start date, all of his outstanding SAR, RSU or PSU awards will continue to vest in accordance with their terms and his outstanding stock options and SARs will remain outstanding and exercisable until their expiration dates. Mr. Porter’s right to receive these payments and benefits is subject to him signing a general release of claims in favor of the Company and abiding by the restrictive covenants and other provisions of his employment term sheet.

Anil Wirasekara.  Pursuant to his employment letter with the Company dated September 28, 2016, Mr. Wirasekara has the following severance benefits:

•

If his employment is terminated by the Company without “cause” or he resigns his employment for “good reason” immediately before or within 24 months after a change in control of the Company, he will be entitled to receive the following severance benefits: (i) a lump sum equal to 2.5 times the sum of his annual base salary plus his annual bonus; (ii) full vesting in all account balances under the Company’s retirement and pension plans (or, if the Company is contributing to a registered retirement savings plan, a payment equal to 2.5 times the amount of any such contributions made during the last year of employment), but if the Company is unable to do this under the relevant plans, then he will be paid an amount that equals on an after-tax basis the value of the unvested amounts or amounts that would otherwise be forfeited; (iii) all of his equity awards shall fully vest and remain exercisable until their applicable expiration dates; (iv) the cost of all legal fees in connection with the termination; (v) two years of continued health and welfare benefits; and (vi) accelerated contributions to his Retirement Contribution account in an amount equal to C$5,280,000 minus all contributions made by the Company to date.

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•

If he resigns his employment without “good reason” (as defined in his employment letter), he will be entitled to receive his prorated annual bonus for the year of termination, payable at the time bonuses for such year are paid to other executives of the Company.

•

If his employment terminates due to his death or disability, the Company will make accelerated contributions to his Retirement Contribution account in an amount equal to C$5,280,000 minus all contributions made by the Company to date.

William McCombe. Mr. McCombe separated from the Company on March 12, 2018. Pursuant to his separation agreement, he received the following severance benefits: (i) 12 months’ salary continuation; (ii) his STIP bonus payment earned for 2017; (iii) a $260,000 cash payment; (iv) Company-paid COBRA premiums for up to 12 months; and (v) outplacement services worth up to $10,000. Mr. McCombe’s right to receive these payments and benefits was subject to him signing a general release of claims in favor of the Company and abiding by the terms of his separation agreement.

Tim Hascall. Mr. Hascall retired from the Company on December 31, 2018. Pursuant to his separation agreement, he received the following severance benefits: (i) an amount equal to 1.5 times the sum of his annual base salary plus his 2018 STIP bonus target; (ii) a lump sum cash payment equal to the cost of his COBRA premiums for 18 months; and (iii) continued vesting of his equity awards as if he had remained employed on each applicable vesting date, subject to his continued compliance with the restrictive covenants in his employment agreement. Mr. Hascall’s right to receive these payments and benefits was subject to him signing a general release of claims in favor of the Company.

Dario Zamarian.  Pursuant to his employment term sheet with the Company dated June 20, 2017, if Mr. Zamarian’s employment is terminated by us without “cause” or he resigns his employment for “good reason” (each as defined therein), he will be eligible to receive the following severance benefits: (i) 12 months’ salary continuation; (ii) continued vesting of his outstanding equity awards for 24 months and his vested equity awards will remain exercisable until their respective expiration dates. Mr. Zamarian’s right to receive these payments is subject to him signing a general release of claims in favor of the Company and abiding by the restrictive covenants and other provisions of his employment term sheet. In connection with the Company’s reorganization, Mr. Zamarian’s employment with the Company will terminate on April 29, 2019. In connection with his termination, we entered into an employment separation agreement with Mr. Zamarian, which, subject to his general release of claims in favor of the Company, and abiding by the terms of the separation agreement, entitle him to: (i) 12 months’ salary continuation; (ii) $210,000 (representing 50% of his target bonus for 2019) payable in installments over the same 12‑month salary continuation period; (iii) continued vesting of his outstanding equity awards for 24 months and the ability to exercise his vested LTIP units until their original expiration dates; (iv) a lump sum payment to cover COBRA premiums for 12 months (less applicable taxes); and (v) outplacement services worth up to $10,000.

Michael Greenley.  Pursuant to his employment term sheet with the Company dated November 29, 2017, if Mr. Greenley’s employment is terminated by us without “cause” or he resigns his employment for “good reason” (each as defined therein), he will be eligible to receive the following severance benefits: (i) a payment equal to his annual base salary; (ii) continued employment benefits and perquisites for 12 months; and (iii) continued vesting of his equity awards for 12 months.  Mr. Greenley’s right to receive these payments and benefits is subject to him signing a general release of claims in favor of the Company and abiding by the restrictive covenants and other provisions of his employment term sheet.

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Compensation Committee Report

The Compensation Committee consists of the following five Non‑Employee Directors: Messrs. Zahler (Chair) and Kehler and Mmes. Garver and Isham, each of whom our Board of Directors has determined is independent under the applicable rules of the NYSE and TSX. The Compensation Committee has duties and powers as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on the Company Information page on our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com.

The Compensation Committee has reviewed and discussed the disclosures contained in the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement for filing with the SEC and incorporated by reference into the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2018.

The Compensation Committee:

Eric J. Zahler, Chair

Lori Garver

Joanne Isham

Robert Kehler

Compensation Committee Interlocks and Insider Participation

Since prior fiscal year information for Maxar with respect to Compensation Committee Interlocks and Insider Participation is not applicable, we disclose the following information with respect to Maxar Canada. Messrs. Zahler, Kehler, Estes and Mmes. Garver and Isham each served on the Compensation Committee of Maxar Canada during fiscal 2018. None of these directors is or has been a former or current executive officer or employee of the Company or had any relationships requiring disclosure by the Company under Item 404 of Regulation S‑K promulgated by the SEC. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Maxar Canada Compensation Committee during fiscal 2018.

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COMPENSATION TABLES

Summary Compensation Table - 2018

The following Summary Compensation Table sets forth the total compensation earned for the year ended December 31, 2018 for our NEOs:

Name and Principal Position(s)	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Howard L. Lance(4)	1,013,462	—	—	—	917,500	—	283,067	2,214,029
President, Chief Executive Officer
Biggs C. Porter(5)	214,616	195,137	1,284,419	389,907	—	—	17,629	2,101,708
Executive Vice President and
Chief Financial Officer
Anil Wirasekara(6)	258,520	—	—	—	109,412	1,587,387	18,397	1,973,716
Interim Chief Financial Officer
(portion of 2018)
William McCombe(7)	192,224	—	—	—	—	—	777,640	969,864
Former Chief Financial Officer
(portion of 2018)
Timothy Hascall(8)	460,385	—	—	—	—	—	1,454,645	1,915,030
Executive Vice President and & Chief Operations Officer
Dario Zamarian(9)	534,134	—	—	—	268,590	—	44,548	847,272
Former Group President, SSL
Michael Greenley(10)	371,010	264,845	706,339	—	263,860	104,797	1,958	1,712,809
Group President, MDA

(1)

The amounts reported in the “Stock Awards” column of the table above for each fiscal year represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 for restricted share units. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2018.

(2)

The amounts reported in the “Option Awards” column of the table above for each fiscal year represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 for option awards. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2018.

(3)	For information regarding the amounts reported for 2018 in the “All Other Compensation” column of the table above, see the section entitled “2018 All Other Compensation” below.
(4)	Mr. Lance resigned his position as Director, President and Chief Executive Officer of the Company, effective January 13, 2019.
(5)

Mr. Porter became our Executive Vice President and Chief Financial Officer effective August 15, 2018.  His compensation includes a one-time signing bonus of $25,000 to compensate Mr. Porter for travel and housing expenses.

(6)	Effective February 26, 2018, Mr. Wirasekara was named our interim Chief Financial Officer and served in such position until August 15, 2018.
(7)	On February 26, 2018, Mr. McCombe separated from the Company and resigned as our Executive Vice President and Chief Financial Officer.
(8)	On December 31, 2018, Mr. Hascall retired from the Company and resigned as Executive Vice President and Chief Operations Officer.
(9)	Mr. Zamarian will separate from the Company on April 29, 2019 as part of the Company’s reorganization.
(10)	Mr. Greenley became our Group President, MDA effective January 15, 2018.

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2018 All Other Compensation

The following table presents the amounts reported for 2018 in the “All Other Compensation” column of the 2018 Summary Compensation Table above.

Name	Perquisites and Other Personal Benefits ($)	Insurance Premiums(1) ($)	Company Contributions to Retirement and 401(k) Plans(2) ($)	Relocation Payments(3) ($)	Severance- Related Payments ($)	Total ($)
Howard L. Lance	—	48,246	8,564	226,257	—	283,067
Biggs C. Porter	—	9,321	8,308	—	—	17,629
Anil Wirasekara	6,750	1,611	10,036	—	—	18,397
William McCombe	—	6,404	—	—	771,236(4)	777,640
Timothy M. Hascall	—	25,257	2,908	—	1,426,480(5)	1,454,645
Dario Zamarian	—	36,651	7,897	—	—	44,548
Michael Greenley	—	1,958	—	—	—	1,958

(1)	Consists of medical, dental, vision, basic life, and long-term disability premium payments.
(2)	Consists of Company matching contributions to the Company’s 401(k) plan and Registered Retirement Savings Plan.
(3)

Consists of the following relocation expenses paid on behalf of Mr. Lance: household goods moving and storage of $136,726, temporary lodging of $20,655, home finding assistance of $3,307, and tax assistance of $65,569.

(4)

Consists of cash severance payments of $750,000 and $11,236 representing Company-paid COBRA premiums for up to 12 months and $10,000 in outplacement services in connection with Mr. McCombe’s termination.

(5)

Consists of cash severance payments of $1,147,500, a cash payment for the cost of his COBRA premiums of $29,364, and the value of his RSU awards which will continue to vest of $249,616, in connection with Mr. Hascall’s retirement.

2018 Grants of Plan‑Based Awards

The following table sets forth summary information regarding the incentive awards granted to our NEOs during the year ended December 31, 2018.

		Estimated Future Payouts			All Other	All Other
		Under Non-Equity Incentive			Stock	Option
		Plan Awards(1)			Awards:	Awards:	Exercise	Grant Date
					Number of	Number of	or Base	Fair Value
					Shares of	Securities	Price of	of Stock
					Stock or	Underlying	Option	and Option
		Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)(4)
Howard L. Lance	—	312,500	1,250,000	2,500,000	—	—	—	—
Biggs C. Porter(5)	Aug 15, 2018	42,534	170,137	340,274	33,953	—	—	1,284,419
	Aug 15, 2018	—	—	—	—	10,307	36.44	389,907
Anil Wirasekara	—	42,500	170,000	340,000	—	—	—	—
William McCombe(6)	—	97,500	390,000	780,000	—	—	—	—
Timothy M. Hascall(7)	—	78,750	315,000	630,000	—	—	—	—
Dario Zamarian	—	105,000	420,000	840,000	—	—	—	—
Michael Greenley	—	91,950	367,799	735,598	—	—	—	—
	Jan 15, 2018	—	—	—	11,097	—	—	706,339

(1)

Amounts represent threshold, target and maximum payout opportunities under the Company’s 2018 STIP. For additional information see “Compensation Discussion and Analysis – 2018 Short Term Incentive Plan (STIP).”

(2)	The amounts reported in this column represents RSUs granted during 2018 under the 2017 Omnibus Plan.
(3)	The amount reported in this column represents SARs granted during 2018 under the 2017 Omnibus Plan.
(4)

The amounts reported in this column do not reflect compensation actually received by the NEOs nor do they reflect the actual value that will be recognized by the NEOs. Instead, and as required by applicable SEC rules, the amounts reported in this column reflect the aggregate grant date fair value of the awards granted to the NEOs in 2018, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 2 to our audited consolidated financial statements for the year ended December 31, 2018, included in our Annual Report on Form 10‑K for the year ended December 31, 2018.

(5)	Mr. Porter’s target cash incentive award was pro-rated from the date of hire.

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(6)Mr. McCombe was not eligible for a cash incentive award in 2018 under the terms of the program as he separated from the Company on February 26, 2018.

(7)Mr. Hascall was not eligible for a cash incentive award in 2018 under the terms of the program as he retired from the Company on December 31, 2018.

2018 Outstanding Equity Awards at Fiscal Year‑End

The following table sets forth summary information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2018, including the vesting dates for the portions of these awards that had not vested as of that date. All values are based on the per share closing price of our common stock of $11.96 on December 31, 2018, the last trading day of fiscal year 2018, and, for the amounts reported in the “Equity Incentive Plan Awards” columns, are calculated assuming payout at threshold level of performance.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Howard L. Lance	116,666	58,334(1)	64.03	May 1, 2021	—	—
	125,000	125,000(2)	48.91	Nov. 30, 2026	—	—
	19,126	57,379(3)	61.78	Dec. 15, 2027	44,323(10)	530,103
Biggs C. Porter	—	10,307(4)	36.44	Aug. 15, 2028	33,953(11)	406,078
Anil Wirasekara	72,000	—	64.28	Dec. 7, 2019	—	—
	72,000	—	62.91	Nov. 30, 2020	—	—
	31,000	31,000(5)	48.91	Nov. 30, 2026	—	—
	3,141	9,423(6)	61.78	Dec. 15, 2027	7,279(12)	87,057
William McCombe	—	—	—	Mar. 9, 2019	—	—
	—	—	—	Dec. 7, 2019	—	—
	—	—	—	Nov. 30, 2020	—	—
	—	—	—	Aug. 2, 2021	—	—
	—	—	—	Nov. 30, 2026	—	—
	—	—	—	Dec. 15, 2027	—	—
Timothy M. Hascall	4,863	14,591(7)	61.78	Dec. 15, 2027	9,600(13)	114,816
	—	—	—	—	11,27114)	134,801
Dario Zamarian	47,929	143,788(8)	48.25	July 16, 2027	—	—
	5,464	16,395(9)	61.78	Dec. 15, 2027	12,664(15)	151,461
Michael Greenley	—	—	—	—	11,097(16)	132,720

(1)Consists of 58,334 SARs originally granted on May 2, 2016 of which 58,334 will become exercisable on May 2, 2019, subject to continued service.

(2)Consists of 125,000 SARs originally granted on December 1, 2016 of which 62,500 will become exercisable on December 1, 2019, and 62,500 will become exercisable on December 1, 2020, in each case, subject to continued service.

(3)Consists of 57,379 SARs originally granted on December 15, 2017 of which 19,126 will become exercisable on December 15, 2019, 19,126 will become exercisable on December 15, 2020, and 19,127 will become exercisable on December 15, 2021, in each case, subject to continued service.

(4)Consists of 10,307 SARs originally granted on August 15, 2018 of which 2,576 will become exercisable on August 15, 2019, 2,577 will become exercisable on August 15, 2020, 2,577 will become exercisable on August 15, 2021, and 2,577 will become exercisable on August 15, 2022, in each case, subject to continued service.

(5)Consists of 31,000 SARs originally granted on December 1, 2016 of which 15,500 will become exercisable on December 1, 2019, and 15,500 will become exercisable on December 1, 2020, in each case, subject to continued service.

(6)Consists of 9,423 SARs originally granted on December 15, 2017 of which 3,141 will become exercisable on December 15, 2019, 3,141 will become exercisable on December 15, 2020, and 3,141 will become exercisable on December 15, 2021, in each case, subject to continued service.

(7)Consists of 14,591 SARs originally granted on December 15, 2017 of which 4,863 will become exercisable on December 15, 2019, 4,864 will become exercisable on December 15, 2020, and 4,864 will become exercisable on December 15, 2021, in each case, subject to continued service.

(8)Consists of 143,788 SARs originally granted on July 17, 2017 of which 47,929 will become exercisable on July 17, 2019, 47,929 will become exercisable on July 17, 2020, and 47,930 will become exercisable on July 17, 2021

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(9)Consists of 16,395 SARs originally granted on December 15, 2017 of which 5,465 will become exercisable on December 15, 2019, 5,465 will become exercisable on December 15, 2020, and 5,465 will become exercisable on December 15, 2021

(10)Consists of 44,323 RSUs originally granted on December 15, 2017 of which 21,830 will be released on December 15, 2019, and 22,493 will be released on December 15, 2020, in each case, subject to continued service.

(11)Consists of 33,953 RSUs originally granted on August 15, 2018 of which 11,204 will be released on August 15, 2019, 11,204 will be released on August 15, 2020, and 11,545 will be released on August 15, 2021, in each case, subject to continued service.

(12)Consists of 7,279 RSUs originally granted on December 15, 2017 of which 3,585 will be released on December 15, 2019, and 3,694 will be released on December 15, 2020, in each case, subject to continued service.

(13)Consists of 9,600 RSUs originally granted on October 5, 2017, as part of the acquisition of DigitalGlobe, of which 1,802, 1,801 and 1,801 will be released on February 8, 2019, 2020 and 2021, respectively; 1,383 will be released on February 17, 2019 and February 17, 2020; and 1,430 will be released on February 18, 2019, in each case, subject to continued service.

(14)Consists of 11,271 RSUs originally granted on December 15, 2017 of which 5,551 will be released on December 15, 2019, and 5,720 will be released on December 15, 2020, in each case, subject to continued service.

(15)Consists of 12,664 RSUs originally granted on December 15, 2017 of which 6,237 will be released on December 15, 2019, and 6,427 will be released on December 15, 2020.

(16)Consists of 11,097 RSUs originally granted on January 15, 2018 of which 3,662 were released on January 15, 2019, 3,662 will be released on January 15, 2020, and 3,773 will be released on January 15, 2021, in each case, subject to continued service.

2018 Option Exercises and Stock Vested

The following table sets forth summary information concerning the exercise of stock options and the vesting of stock awards for our NEOs during the fiscal year ended December 31, 2018.  None of our NEOs exercised any stock options during the fiscal year ended December 31, 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Howard L. Lance	21,830	266,435
Biggs C. Porter	—	—
Anil Wirasekara	3,585	45,427
William McCombe	—	—
Timothy M. Hascall	11,214	395,418
Dario Zamarian	6,237	76,137
Michael Greenley	—	—

The “Value Realized on Vesting” is determined by multiplying the number of shares or units, as applicable, that vested by the per share closing price of our common stock on the vesting date (or the immediately preceding trading day, if the vesting date is not a trading day).

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2018 Pension Benefits

The following table sets forth summary information about the present value of accumulated pension benefits payable to our NEOs.

Name	Plan Name	Number of years credited service (#)	Present value of accumulated benefit(1) ($)	Payments during last fiscal year ($)
Howard L. Lance	—	—	—	—
Biggs C. Porter	—	—	—	—
Anil Wirasekara	Pension Plan for Ontario Non-Represented Employees	7	105,636	—
	Retirement Compensation Arrangement	—	3,167,856	—
William McCombe	—	—	—	—
Timothy M. Hascall	—	—	—	—
Dario Zamarian	—	—	—	—
Michael Greenley	Pension Plan for Ontario Non-Represented Employees	0.9	104,797	—

(1)

Please refer to the “Executive Compensation Policies, Provisions and Agreements” section of this Proxy Statement which details the calculation of the pension benefit, the early retirement age, and granting of additional years of credited service. Amounts are reflected in U.S. dollars using an exchange rate of .7717 CAD to 1 USD (the prevailing rate as of December 31, 2018).

2018 Nonqualified Deferred Compensation

There were no nonqualified deferred compensation arrangements.

CEO Pay Ratio

As is permitted under the SEC rules, to determine our median employee, we chose “base salary” as our consistently applied compensation measure.  We annualized base salary for those who commenced work during 2018.

Using a determination date of October 1, 2018, we started out with approximately 5,963 employees.  80 employees from 19 countries (1.34% of the total workforce) were then excluded under the 5% de Minimis exemption, with employee counts as follows: Australia (2), Brazil (4), Chile (1), China (3), Colombia (1), Germany (1), India (5), Isle of Man (1), Italy (2), Japan (3), Luxembourg (1), Mexico (2), Romania (1), Russian Federation (1), Singapore (25), South Africa (1), Spain (2), United Arab Emirates (2) and United Kingdom (22).

From the remaining 5,883 employees a valid statistical sampling methodology was applied to estimate the median base salary.  We then produced a sample of employees who were paid within a 5% range of that median, and within the 5% range we selected an employee at the middle of that group as our median employee.  We determined the median employee’s annual total compensation for 2018 was $107,291, which includes the value of nondiscriminatory health care benefits.  Our CEO’s annual total compensation for 2018 was $2,214,029, which also includes the estimated value of nondiscriminatory health care benefits.  Our estimate of the ratio of CEO pay to median worker pay is therefore 21:1.

This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules, as described above.  As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the pay ratio reported above.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to the NEOs in connection with a termination of their employment with the Company and/or a change in control of the Company (“CiC”) under arrangements in effect on December 31, 2018.

Payments and Potential Payments upon Termination or Change in Control

The table below reflects the estimated payments and benefits to each of the NEOs under the terms of the employment agreements in effective as of December 28, 2018, assuming that a qualifying triggering event on December 28, 2018, the last business day of fiscal year 2018 (or, in the case of Messrs. McCombe and Hascall, the actual amounts received upon their termination of employment). The SAR and RSU values shown below are based on a per share value of $11.96, the closing trading price of our common stock on December 31, 2018. The actual amounts to be paid out can only be determined at the time of such officer’s separation.

Name	Termination Reason	Termination Due to Death or Disability	Termination Without Cause or for Good Reason (Regardless of Change in Control)	Termination Without Cause or for Good Reason in Connection With Change in Control	Voluntary Termination

Howard L. Lance (18)	Severance	—	3,000,000	—	—
	Unpaid Bonus (21)	—	917,500	—	—
	Medical Benefits	—	—	—	—
	Retirement Benefits	—	—	—	—
	Outplacement Benefits (10)	—	10,000	—	—
	Stock Appreciation Rights (1)	—	—	—	—
	Restricted Stock Units (2)	—	530,103	—	—
	Total	—	4,457,603	—	—

Biggs C. Porter	Severance (3)	—	600,000	—	—
	Medical Benefits	—	—	—	—
	Retirement Benefits	—	—	—	—
	Outplacement Benefits (10)	—	10,000	—	—
	Stock Appreciation Rights	—	—	—	—
	Restricted Stock Units	—	—	—	—
	Total	—	610,000	—	—

Anil Wirasekara	Severance	—	—	975,909	—
	Unpaid Bonus (4)	109,441	—	—	109,411
	Medical Benefits (5) (6)	—	—	4,630	—
	Retirement Benefits (5) (7)	740,832	—	740,832	740,832
	Outplacement Benefits	—	—	—	—
	Legal Fees Reimbursement (20)	—	—	10,000	—
	Stock Appreciation Rights (1)	—	—	—	—
	Restricted Stock Units (8)	—	—	87,057	—
	Total	850,273	—	1,818,428	850,243

William McCombe	Severance	—	750,000	—	—
	Unpaid Bonus	—	11,236	—	—
	Medical Benefits (9)	—	—	—	—
	Retirement Benefits	—	10,000	—	—
	Outplacement Benefits (10)	—	—	—	—
	Stock Appreciation Rights	—	—	—	—
	Restricted Stock Units	—	—	—	—
	Total	—	771,236	—	—

Timothy M. Hascall	Severance (11)	—	1,147,500	—	—
	Medical Benefits (12)	—	29,364	—	—
	Retirement Benefits	—	—	—	—
	Outplacement Benefits	—	—	—	—
	Stock Appreciation Rights (1)	—	—	—	—
	Restricted Stock Units (13)	—	249,616	—	—
	Total	—	1,426,480	—	—

Dario Zamarian (19)	Severance (14)	—	525,000	—	—
	Medical Benefits (15)	—	—	—	—
	Retirement Benefits	—	—	—	—
	Outplacement Benefits (10)	—	—	—	—
	Stock Appreciation Rights	—	—	—	—
	Restricted Stock Units	—	151,461	—	—
	Total	—	676,461	—	—

Mike Greenley	Severance (5)	—	385,850	—	—
	Medical Benefits (16)	—	2,315	—	—
	Retirement Benefits	—	—	—	—
	Outplacement Benefits	—	—	—	—
	Stock Appreciation Rights	—	—	—	—
	Restricted Stock Units (17)	—	43,798	—	—
	Total	—	431,963	—	—

A description of the employment and severance arrangements of our NEOs is contained in the Compensation Discussion & Analysis under the heading “Employment Agreements and Severance Protections.”

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(1)	Outstanding Stock Appreciation Rights (SARs) have no value as the exercise price is higher than the closing stock price as of December 31, 2018.
(2)	Represents the value of unvested RSUs that will continue to vest for 36 months post-termination.
(3)	Represents 12 months’ base salary severance.
(4)	Annual bonus based upon 2018 actual achievement of 83.4%.
(5)	Amounts converted from CAD to USD using an exchange rate of .7717 CAD to 1 USD (the prevailing rate as of December 31, 2018).
(6)	Represents two years of executive medical program reimbursement.
(7)	Represents the value of accelerated contributions to his Retirement Contribution Account.
(8)	Represents the value of unvested RSUs that will accelerate.
(9)	Represents 12 months of subsidy for COBRA benefits comprised of medical, dental, and vision coverage, based upon enrollment at the time of separation.
(10)	Executive outplacement benefit worth up to a maximum of $10,000.
(11)	Represents an amount equal to 1.5 times the sum of his annual base salary plus his 2018 STIP bonus target.
(12)	Represents 18 months of subsidy for COBRA benefits comprised of medical, dental, and vision coverage, based upon enrollment at the time of separation.
(13)	Represents the value of unvested RSUs that will continue to vest for the life of the grant.
(14)	Represents 12 months’ base salary severance.
(15)	Represents the value of unvested RSUs that will continue to vest for 24 months post-termination.
(16)	Represents one year of executive medical program reimbursement.
(17)	Represents the value of unvested RSUs that will continue to vest for 12 months post-termination.
(18)

On January 14, 2019, the Company announced that Mr. Lance resigned from his position as President and Chief Executive Officer of the Company and resigned from the Board of Directors of the Company, in each case, effective as of January 13, 2019. Mr. Lance’s resignation from the Company was treated as a termination without “cause” for purposes of his employment letter with the Company dated April 13, 2016 (the “employment letter”) and all other compensation plans and arrangements of the Company.  Per the employment letter, upon Mr. Lance’s termination of employment without “cause,” among other benefits, following his execution and non-revocation of a release of claims against the Company, he became entitled to receive severance pay at a rate equal to his current base salary for a period of 36 months and to receive his 2018 bonus (if any), earned based on actual performance, at the time 2018 bonuses are paid to actively employed executive officers. In addition, the outstanding equity awards (including awards under the Company’s Share Ownership Plan) held by Mr. Lance will continue to vest for the 36 month period following his termination, and will remain exercisable through their applicable dates of maturity. In addition, on January 13, 2019, the Company and Mr. Lance entered into a consulting agreement, pursuant to which Mr. Lance will be available to provide consulting services to the Company upon request for 12 months, with the option of a one year renewal.  In exchange for his consulting services, Mr. Lance will receive a consulting fee of $100,000.

(19)	Mr. Zamarian’s employment with the company will terminate effective April 29, 2019, as part of the company’s reorganization.
(20)	Represents an estimate of legal fees incurred in connection with his termination, for which Mr. Wirasekara would be reimbursed, should he incur such costs.
(21)	Represents the value of 2018 bonus based on actual performance.

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2018 DIRECTOR COMPENSATION

Philosophy

The compensation program for the non‑employee members of our Board of Directors (“Non‑Employee Directors”) is reviewed annually by the Compensation Committee and any changes to the program are approved by the Board of Directors. The Compensation Committee retains an independent Compensation Committee advisor to provide guidance on executive compensation matters. The Compensation Committee used Meridian and Radford as its independent advisors in 2018. The Company seeks to provide fair and equitable compensation to our Non‑Employee Directors with a focus on the following:

•	attract and retain qualified and diversified individuals by providing an overall compensation package using comparable industry and market data; and
•	tie director compensation to stockholder interests by providing a significant portion of compensation in the form of equity awards that fluctuate in value with the Company’s stock price.

2018 Director Compensation Structure

As discussed in our CD&A, in 2018, compensation for our Directors was -27% below the median and ranked at the 10th percentile of the peer group. Because of the Company’s share price performance in 2018 the Board, upon recommendation from the Compensation Committee, elected to freeze director compensation for 2019. In the future the Board will likely move director compensation to be more in line with the median of its peer group to adequately compensate and retain existing directors and to recruit new directors.

For fiscal year 2018, Non‑Employee Directors of Maxar Canada were entitled to the following elements of compensation:

Board of Directors Service Compensation (All Non‑Employee Directors)	Amount ($)
Annual Cash Retainer – Chair of the Board(1)	130,000
Annual Equity Retainer – Chair of the Board(2)	135,000
Annual Cash Retainer – Director(1)	80,000
Annual Equity Retainer – Director(2)	100,000

Additional Service Compensation	Amount ($)
Audit Committee Chair Incremental Cash Retainer(1)	17,500
Compensation Committee Chair Incremental Cash Retainer(1)	10,000
Governance Committee Chair Incremental Cash Retainer(1)	10,000
Risk Committee Chair Incremental Cash Retainer(1)	10,000

(1)

The Annual Cash Retainer and each of the Incremental Cash Retainers reported in the tables above are annualized amounts that are paid in equal quarterly installments in arrears and are pro‑rated for Non‑Employee Directors who join or depart the Board of Directors during the calendar year. Non‑Employee Directors may elect to defer receipt of up to 100% of their cash retainer pursuant to the terms of our Deferred Compensation Plan, as described below.

(2)

The Annual Equity Retainer and the Chair of the Board of Directors Incremental Equity Retainer reported in the tables above are granted as deferred share units. Deferred share units granted to Non‑Employee Directors are fully‑vested at grant and are payable on a one‑for‑one basis in shares of Company common stock. The number of deferred share units awarded is determined by dividing the applicable dollar amount indicated above by the closing price of a share of Company common stock on the applicable grant date, and rounding up to the nearest whole share. The Annual Equity Retainer is granted in equal quarterly installments based on the normal quarterly Board of Directors meeting schedule. The Annual Equity Retainer is pro‑rated for Non‑Employee Directors who join or depart the Board of Directors during the calendar year. Non‑Employee Directors may elect to defer receipt of up to 100% of their equity retainer pursuant to the terms of our Deferred Compensation Plan, as described below.

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Director Compensation

The following table presents information regarding the compensation paid for fiscal year 2018 to each of our Non‑Employee Directors. The compensation paid to Mr. Lance, our former President and Chief Executive Officer, is discussed in the Executive Compensation section of this Proxy Statement. Mr. Lance was not entitled to receive additional compensation for his service as a director.

Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Howell M. Estes, III	80,020	60,620	—	140,640
Dennis Chookaszian	90,080	76,893	—	166,973
Nick S. Cyprus	93,432	60,620	—	154,052
Lori Garver	90,080	63,477	—	153,557
Joanne O. Isham	80,020	62,432	—	142,452
C. Robert Kehler	90,020	62,432	10,000(2)	152,452
Brian Kenning	38,032	71,672	—	109,704
L. Roger Mason, Jr.	80,020	60,620	—	140,640
Robert L. Phillips	63,264	107,680	—	170,944
Eric J. Zahler	10,080	115,680(3)	—	125,760

(1)

Amounts reported in this column of the table above represent the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 “Summary of Significant Accounting Policies” to our consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2018.

The following table shows the number of shares subject to outstanding and unexercised option awards and the number of shares subject to outstanding deferred restricted share units (“DSUs”), pursuant to elections made under our Deferred Compensation Plan described below, and held by each of the Non‑Employee Directors as of December 31, 2018:

Director	Number of Shares Subject to Outstanding DSUs
Howell M. Estes, III	2,660
Dennis Chookaszian	20,999
Nick S. Cyprus	2,660
Lori Garver	5,879
Joanne O. Isham	4,701
C. Robert Kehler	4,701
Brian Kenning	15,115
L. Roger Mason, Jr.	2,660
Robert L. Phillips	32,715
Eric J. Zahler	12,185

(2)	Includes fees for service as chair of the Government Security Committee of the Company’s subsidiary, Maxar Technologies Holdings, Inc.
(3)	Mr. Zahler elected to receive DSUs in lieu of cash for directors’ fees.

Other Director Compensation Considerations

Travel Expenses and Continuing Education

We reimburse our directors for their travel costs and expenses relating to attendance at Board of Directors and Committee meetings. In addition, the Company will reimburse certain expenses incurred by a director in connection with attendance at approved continuing education programs.

Non-Employee Director Stock Ownership Guidelines

We updated our Stock Ownership Guidelines for our Non‑Employee Directors effective October 2018. Under the Stock Ownership Guidelines, each Non‑Employee Director must hold, for his or her tenure with the Company, shares of our common stock with a value equal to at least five times the director’s annual cash retainer. Shares include shares of common stock (i) held directly or indirectly (either individually or in a brokerage account) or by or for the benefit of immediate family members; (ii) by trusts for the benefit of such person or such person’s immediate family members; (iii) in a 401(k) plan, IRA, or employee equity purchase or deferred compensation plan; and (iv) shares underlying service-vesting restricted stock or restricted stock units awards that vest solely based on the passage of time.

Directors have until the later of the fifth anniversary of: (i) the original effective date of the policy of November 1, 2018; or (ii) their date of appointment to the Board to come into compliance with the policy.

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SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, to the best of our knowledge, the beneficial ownership of our common stock as of the close of business on March 20, 2019 by:

•each of the NEOs in the 2018 Summary Compensation Table in this Proxy Statement;

•each of our directors;

•all of our executive officers and directors as a group; and

•each person known by us to be the beneficial owner of more than 5% of our common stock.

As of March 20, 2019, we had an aggregate of 59,579,520 shares of common stock outstanding. Unless otherwise indicated, the address of each named person is c/o Maxar Technologies Inc., 1300 West 120th Avenue, Westminster, Colorado 80234. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities, and no shares beneficially owned by any director, nominee or executive officer have been pledged as security.

Common Stock

Name	Shares Beneficially Owned(1)	Options Exercisable Within 60 Days(2)	Total Beneficial Ownership	Percentage of Class Owned(3)	Deferred Restricted Stock Units
Daniel L. Jablonsky	64,711	—	64,711	*	—
Howell M. Estes, III	39,258	—	39,258	*	2,660
Dennis Chookaszian	34,071	—	34,071	*	20,999
Nick S. Cyprus(4)	19,911	—	14,911	*	2,660
Lori B. Garver	2,000	—	2,000	*	5,879
Joanne O. Isham	1,000	—	1,000	*	4,701
C. Robert Kehler	1,100	—	1,100	*	4,701
Brian Kenning	2,000	—	2,000	-	15,114
L. Roger Mason, Jr.	7,171	—	7,171	*	2,660
Robert L. Phillips(5)	10,000	—	10,000	*	32,715
Eric J. Zahler	6,000	—	6,000	*	12,184
Biggs C. Porter(6)	15,100	—	15,100	*	—
Anil Wirasekara	6,361	—	6,361	*	—
William McCombe	2,000	—	2,000	*	—
Dario Zamarian	13,923	—	13,923	*	—
Michael Greenley	12,324	—	12,324	*	—
Howard L. Lance	131,898	—	131,898	*	—
Officers and Directors, as a group (19 persons) (8)	351,101	—	351,101	*	104,273

*Less than 1%.

(1)

Shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares and shares do not include DSUs deferred as part of the Company’s Deferred Compensation Plan. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and/or investment power with respect to all of the shares of our common stock that they beneficially own, subject to applicable community property laws.

(2)	Number of shares subject to options exercisable within 60 days after March 20, 2019.
(3)

Does not include DSUs deferred as part of the Company’s Deferred Compensation Plan owned by Gens. Estes and Kehler, Messrs. Chookaszian, Cyprus, Kenning, Mason, Phillips and Zahler and Mmes. Garver and Isham.

(4)	Includes 156 shares of common stock owned by Mr. Cyprus’s spouse. Mr. Cyprus disclaims beneficial ownership with regard to these shares.
(5)	Includes 575 shares of common stock owned by Mr. Phillips’ spouse and 500 shares owned by R.L. Phillips Investments Inc. Mr. Phillips disclaims beneficial ownership with regard to these shares.
(6)	Includes 99 shares held by the Biggs Cunningham Porter Trust. Mr. Porter disclaims beneficial ownership with regard to these shares.

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(7)

Includes 25,820 shares of common stock registered in the name of Walter S. Scott & Diane R. Scott, Trustees or their Successors in Trust under the Walter and Diane Scott Living Trust, dated March 19, 2000, where Mr. Scott shares voting and investment power with Diane R. Scott.

(8)	Messrs. Frazier, Scott, Lee, Robertson and Torres and Ms. Fitzgerald are included within these totals.

5% Holders of Common Stock

5% Holders	Total Beneficial Ownership	Percentage of Class Owned
T. Rowe Price Associates, Inc. (1)	3,658,642	6.1%
Shapiro Capital Management LLC (2)	3,744,384	6.4%
BlackRock, Inc. (3)	3,825,195	6.5%
Invesco Ltd. (4)	4,050,326	6.9%
The Vanguard Group (5)	6,098,805	10.4%

(1)

Based on information supplied by T. Rowe Price Associates, Inc. and T. Rowe Price Mid‑Cap Growth Fund, Inc. in a Schedule 13G/A filed with the SEC on February 14, 2019. According to the Schedule 13G/A, T.Rowe Price Associates, Inc., an investment adviser, and T. Rowe Price Mid‑Cap Growth Fund, Inc., an investment company, are each organized in the State of Maryland, have sole power to vote or direct the vote of 1,324,575 shares of common stock and sole power to dispose or direct the disposition of 3,658,642 shares of common stock as of December 31, 2018. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Mid‑Cap Growth Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)

Based on information supplied by Shapiro Capital Management LLC and Samuel R. Shapiro in a Schedule 13G filed with the SEC on February 14, 2019. According to the Schedule 13G, Shapiro Capital Management LLC, organized in the State of Delaware, is an investment advisor and Mr. Shapiro is an individual, and have sole power to vote or direct the vote of 3,467,747 shares of common stock, shared power to vote or to direct the vote of 276,637 shares of common stock, and sole power to dispose or to direct the disposition of 3,744,384 shares of common stock as of December 31, 2018. The address of Mr. Shapiro and Shapiro Capital Management is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia 30305.

(3)

Based on information supplied by Blackrock, Inc. in a Schedule 13G/A filed with the SEC on February 8, 2019. According to the Schedule 13G, Blackrock, Inc., organized in the State of Delaware, has sole power to vote or direct the vote of 3,581,693 shares of common stock and sole power to dispose or direct the disposition of 3,825,195 shares of common stock as of December 31, 2018. The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(4)

Based on information supplied by Invesco Ltd. in a Schedule 13G filed with the SEC on February 14, 2019. According to the Schedule 13G, Invesco Ltd., organized in Bermuda, has sole power to vote or direct the vote of 4,050,326 shares of common stock and sole power to dispose or direct the disposition of 4,050,326 shares of common stock as of December 31, 2018. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.

(5)

Based on information supplied by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 11, 2019. According to the Schedule 13G/A, The Vanguard Group, organized in the Commonwealth of Pennsylvania, is an investment advisor. The Vanguard Group has sole power to vote or direct the vote of 48,803 shares of common stock, shared power to vote or direct the vote of 7,418 shares of common stock, sole power to dispose or direct the disposition of 6,052,695 shares of common stock, and shared power to dispose or to direct the disposition of 46,110 shares of common stock as of January 31, 2019. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Maxar became a U.S. reporting issuer effective January 1, 2019, and Maxar Canada was a domestic Canadian issuer.  Therefore disclosure for Maxar with respect to beneficial ownership compliance for the fiscal year ended December 31, 2018 is not applicable.

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EMPLOYEE BENEFIT AND STOCK PLANS

	Number of Securities to be Issued Upon Exercise of Outstanding Stock Settled Stock Appreciation Rights and Vesting of Restricted Share Unit Awards (a)	Weighted‑Average Exercise Price of Outstanding Stock Settled Stock Appreciation Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	3,417,741	$76.49 CAD	954,670
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total

Equity compensation plans approved by stockholders:

Plans include the MacDonald, Dettwiler and Associates Ltd. 2014 Long Term Incentive Plan, the MacDonald, Dettwiler and Associates Ltd. 2015 Long Term Incentive Plan, the MacDonald, Dettwiler and Associates Ltd. 2016 Long Term Incentive Plan, the MacDonald, Dettwiler and Associates Ltd. 2017 Long Term Incentive Plan, the Maxar Technologies Ltd. Employee Stock Option Plan, and the Maxar Technologies Ltd. Omnibus Equity Incentive Plan (the “Omnibus Plan”).  Shares available for grant under these plans may, subject to the terms and limits of the applicable plan, be used for any type of award authorized under the plan.

Column (a)

Includes 2,639,468 outstanding stock settled SARs and 778,273 outstanding unvested RSUs.

Column (b)

The weighted‑average exercise price does not include RSUs, which do not have an exercise price.

Column (c)

All shares available for future issuance are under the Omnibus Plan. Subject to the limits of the Omnibus Plan, the securities available for issuance under the Omnibus Plan generally may be used for any type of award authorized under the Omnibus Plan including stock options, RSUs, PSUs, and stock appreciation rights.

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QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING

References in this Proxy Statement and accompanying materials to Internet websites are for the convenience of readers. Information available at or through these websites is not incorporated by reference in this Proxy Statement.

Who can attend the Annual Meeting?

All stockholders as of the close of business on March 20, 2019, the record date, are eligible to vote at, and can attend the Annual Meeting.

What do I need for admission?

All attendees will be asked to present a government‑issued photo identification, such as a driver’s license or passport. If you are a stockholder of record, the name on your photo identification will be verified against the March 20, 2019 list of stockholders of record prior to your being admitted to the annual meeting. If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you must present both proof of ownership and valid photo identification to attend the Annual Meeting. If you hold shares through an account with a bank, broker or other nominee, contact your bank, broker or other nominee to request a legal proxy to vote your shares in person at the Annual Meeting. Such legal proxy will serve as proof of your ownership. A recent brokerage statement or letter from your bank, broker or other nominee showing that you owned Maxar common stock as of March 20, 2019 also serves as proof of ownership for purposes of attending the Annual Meeting, but will not allow you to actually vote your shares at the Annual Meeting.

If you do not have valid photo identification and we are unable to verify ownership of your shares as of March 20, 2019, you will not be admitted into the Annual Meeting. In order to expedite admission to the Annual Meeting, you are encouraged to register in advance.

If you hold your Maxar shares directly with the Company, and you or a member of your immediate family plan to attend the Annual Meeting, and wish to register in advance, please check the appropriate box on your proxy card. Advance registration will expedite your admission to the meeting but is not required for admittance.

If your Maxar shares are held for you in a brokerage, bank or other institutional account and you wish to register in advance, please direct your request to:

Maxar Technologies Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

Attention: Corporate Secretary

Please include the following in your request: your name and complete mailing address; the name(s) of any immediate family members who will accompany you; and proof that you own Maxar shares (e.g., a photocopy of a brokerage or other account statement).

How many shares can vote?

Each share of our common stock outstanding, including each unvested share of restricted stock with voting rights, on the record date is entitled to one vote on each of the director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting. As of the close of business on the record date, of March 20, 2019, 59,579,520 shares of our common stock were outstanding and entitled to vote.

If I hold shares in street name, how can I vote my shares?

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the "stockholder of record" of those shares. If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, your broker, bank or nominee is required to vote those shares in accordance with your instructions. In order to vote your shares, you will need to follow the instructions provided to you by your broker, bank or nominee. If you desire to attend in person and vote shares held in “street name” at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee.

How will my shares be voted if I do not provide specific voting instructions in the proxy card or voting instruction form that I submit?

If you vote by mail, sign your proxy card or voting instruction form, and do not indicate specific instructions with respect to one or more of the matters to be voted on at the Annual Meeting, your shares will be voted in accordance with the recommendation of the Company’s Board of Directors on such matters, as follows: “FOR” the election of each of the ten director nominees under Proposal 1, “FOR” approval, on a non-binding advisory basis, of the executive compensation of our NEOs under Proposal 2, “1 YEAR” for frequency of future advisory votes on executive compensation under Proposal 3, “FOR” ratification of the appointment of KPMG U.S. under Proposal 4, “FOR” approval of the Company’s 2019 Incentive Award Plan under Proposal 5 and “FOR” approval of the Company’s ESPP under Proposal 6.

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May I revoke my proxy?

You have the right to change or revoke your proxy at any time before your shares are actually voted at the Annual Meeting. If you are a stockholder of record, you may change or revoke your proxy by any of the following:

•	notifying our Corporate Secretary in writing at 1300 West 120th Avenue, Westminster, Colorado 80234;
•	signing and returning a later‑dated proxy card;
•	submitting a new proxy electronically via the Internet or by telephone; or
•	voting in person at the Annual Meeting (please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy).

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares in person at the Annual Meeting, by attending the Annual Meeting and voting in person.

How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting or any postponement or adjournment thereof, your proxy, if properly submitted, authorizes Daniel L. Jablonsky, our President and Chief Executive Officer, and Howell M. Estes, III, our Chair of the Board, and each of them, to vote in his discretion on those matters.

Who will count the vote?

The Chair of the Annual Meeting will appoint an inspector of election at the Annual Meeting who will count the votes.

Who will bear the cost of soliciting votes?

The Company will bear all attendant costs of the solicitations of proxies. These costs include the expense of preparing and mailing the Notice of Internet Availability, any paper proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies.

We have engaged Innisfree M&A Incorporated to assist us in the solicitation of proxies.  We expect to pay Innisfree approximately $25,000 for these services, plus expenses.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

If you receive more than one Notice of Internet Availability or set of proxy materials, it probably means your shares are registered differently (for instance, under different names) or are held in more than one account. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you receive. You may also submit your proxy or voting instructions electronically or by telephone by following the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form to ensure that all your shares are voted.

What constitutes a quorum?

The holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date present in person or represented by proxy will constitute a quorum at the Annual Meeting. Because there were 59,579,520 shares of Common Stock outstanding and entitled to vote as of the record date, we will need holders of at least 29,789,761 shares present in person or by proxy at the Annual Meeting to achieve a quorum.

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What are the voting requirements to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions and Broker Non-Votes

Proposal 1 – The election of ten director nominees (Howell M. Estes, III, Nick S. Cyprus, Roxanne J. Decyk, Lori B. Garver, Joanne O. Isham, Daniel L. Jablonsky, C. Robert Kehler, L. Roger Mason. Jr., Robert L. Phillips and Eric J. Zahler) to the Board of Directors, each for a one-year term expiring at our 2020 Annual Meeting of Stockholders.

	The affirmative vote of a majority of the votes cast with respect to each nominee.	No	Abstentions and Broker Non-Votes will have no effect on the outcome of the vote
Proposal 2 – Approval, on a non-binding advisory basis, of the executive compensation of our named executive officers.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting.	No	Abstentions will have the same effect as a vote “against” the proposal; Broker Non-Votes will have no effect on the outcome of the vote
Proposal 3 – Approval, on a non-binding advisory basis, of the frequency of future advisory votes on executive compensation.	The option of every year, every two years or every three years that receives the highest number of votes cast on the proposal.	No	Abstentions and Broker Non-Votes will have no effect on the outcome of the vote
Proposal 4 – Ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2019.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting.	Yes	Abstentions will have the same effect as a vote “against” the proposal
Proposal 5 – Approval of our 2019 Incentive Award Plan.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting.	No	Abstentions will have the same effect as a vote “against” the proposal; Broker Non-Votes will have no effect on the outcome of the vote
Proposal 6 – Approval of our ESPP	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting.	No	Abstentions will have the same effect as a vote “against” the proposal; Broker Non-Votes will have no effect on the outcome of the vote

If any of the director nominees named in Proposal 1, other than Ms. Decyk, each of whom, is currently serving as a director, is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board of Directors as a “holdover director.” However, under our Bylaws, any incumbent director who fails to receive a majority of the votes cast in an uncontested election must tender his or her irrevocable resignation to the Chair of the Board of Directors or the Corporate Secretary of the Company promptly following certification of the election results. In such circumstances, the Board of Directors, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, shall act on the resignation and, if such resignation is rejected, the Company will publicly disclose the rationale behind the decision within 90 days following certification of the election results. The Nominating and Corporate Governance Committee and the Board of Directors may, in making their recommendation or decision, as applicable, consider any factors and other information they consider appropriate and relevant.

How will “broker non‑votes” and abstentions be treated?

Broker Non‑Votes

If you hold your shares in a brokerage account and do not give voting instructions, your broker will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non‑discretionary” items. Proposal 4 is the only item of business that is considered “discretionary.” Proposal 1, Proposal 2, Proposal 3, Proposal 5 and Proposal 6 are considered “non‑discretionary.” Accordingly, if you do not submit voting instructions to your broker and your broker exercises discretion to vote your shares on Proposal No. 4 (ratification of appointment of independent registered public accounting firm), your shares will be considered “broker non‑votes” on each of Proposal 1, Proposal 2, Proposal 3, Proposal 5 and Proposal 6. Broker non‑votes are counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting but will not be counted in determining the outcome of any of these proposals.

Abstentions

A properly executed proxy marked “ABSTAIN” will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. With respect to Proposal 1 and Proposal 3, proxies marked “ABSTAIN” with respect to the proposal or a particular director nominee will not be counted as votes cast on the proposal or the election of such director nominee and therefore will not be counted in determining the outcome of the vote. However, for Proposal 2, Proposal 4, Proposal 5 and Proposal 6,

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since abstentions are treated as shares present and entitled to vote on such proposals, proxies marked “ABSTAIN” on any of these proposals will have the same effect as a vote “AGAINST” such proposal.

When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2020 Annual Meeting?

Under our Bylaws, only such business shall be conducted after having been properly brought before the meeting, including following the procedures prescribed in Rule 14a‑8 promulgated under the Exchange Act.  Business may be properly brought before the meeting by, or at the discretion of, the Board of Directors or by a stockholder entitled to vote at such meeting, who has delivered notice to our Corporate Secretary (containing certain information specified in our Bylaws) not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. However, in the event that an annual meeting of stockholders is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the stockholder in order to be timely must be delivered not later than the close of business on the 10th day following the day on which we made public disclosure of the date of the annual meeting. If our 2020 annual meeting of stockholders is held 30 days or less before, or 60 days or less after, May 8, 2020, a stockholder must deliver notice of business, including director nominations, to be brought before the 2020 annual meeting of stockholders no earlier than January 9, 2020, and no later than the close of business on February 8, 2020. These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet in order to have a stockholder proposal included in next year’s Proxy Statement. The deadline for a proposal to be included in next year’s Proxy Statement pursuant to Rule 14a‑8 promulgated under the Exchange Act is November 28, 2019.

How do I obtain a copy of the Annual Report on Form 10‑K that Maxar filed with the SEC?

A copy of our most recent Annual Report on Form 10‑K has been furnished with the proxy materials and is available for review at www.envisionreports.com/MAXR. If you desire a paper or email copy of our Annual Report on Form 10‑K, we will provide one to you free of charge upon your written request to our Vice President of Investor Relations at 1300 West 120th Avenue, Westminster, Colorado 80234, or you may access it on our Financial Reports page on our website under Investors, Financial Reports, Annual Reports at http://investor.maxar.com.

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ADDITIONAL INFORMATION AND OTHER MATTERS

Other Business

Management does not intend to bring any business before the Annual Meeting other than the proposals described in this Proxy Statement. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company’s Bylaws. If, however, any other matters properly come before the Annual Meeting, it is intended that the proxyholders will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

Additional Information

Delivery of Documents to Security Holders Sharing an Address.  The SEC’s  rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s  stockholders. The Company has delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact Computershare Trust Company in writing at: 462 South 4th Street, Suite 1600, Louisville, KY 40202, by telephone at (800) 736‑3001 or by internet at: www.computershare.com/investor. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Computershare at the above phone number or address.

If you hold shares beneficially in street name, please contact your broker, bank or nominee directly if you have questions, or require additional copies of the Proxy Statement or Annual Report.

You may also contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholder call toll-free at (888) 750‑5834

Banks and brokers can call collect at (212) 750‑5833

We file annual, quarterly and special reports, proxy statement and other information with the SEC. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov and on our website at www.maxar.com. The information on these websites is not incorporated by reference in this Proxy Statement.

No cameras, video recorders or tape recorders of any type will be permitted in the meeting. We realize that many cellular phones have built‑in cameras, and while these phones may be brought into the meeting venue, the camera function may not be used at any time. Inappropriate or disorderly behavior will result in expulsion from the meeting.

By Authorization of the Board of Directors:

Howell M. Estes, III Chair of the Board of Directors

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Appendix A -
Maxar Technologies Inc. 2019 Incentive Award Plan

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MAXAR TECHNOLOGIES INC.

2019 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Maxar Technologies Inc. 2019 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Maxar Technologies Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2    “Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

2.3    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4    “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, provincial, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5    “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).

2.6    “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, a Deferred Stock award, a Deferred Stock Unit award, a Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.7    “Award Agreement” shall mean the written notice or agreement evidencing an Award, including through electronic medium, which contains such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.8    “Board” shall mean the Board of Directors of the Company.

2.9    “Canadian Securities Regulator” means a securities regulator or regulatory authority of a province or territory of Canada.

2.10    “Cash Based Award” shall mean a cash payment, cash bonus award, performance award or incentive award that is paid in cash, awarded under Section 9.1, which may include, without limitation, performance awards, retainers, committee fees, and meeting-based fees.

2.11    “Cause” with respect to any Holder (a) has the meaning, if any, set forth in the employment or service agreement then in effect, if any, between such Holder and the Company or any Affiliate, or (b) if there is no such meaning set forth in such employment or service agreement or there is no such employment or service agreement then in effect, means the following events or conditions, as determined by the Committee in its reasonable judgment: (i) willful misconduct of the Holder with regard to the Company and its Affiliates that constitutes a material breach of any of such Holder’s obligations set forth in any written agreement governing the terms of the Holder’s service with the Company and its Affiliates as the same may then be in effect; (ii) fraud, embezzlement, theft, or other material dishonesty by the Holder with respect to the Company or any of its Affiliates; (iii) the Holder’s material breach of the Holder’s fiduciary duties as an officer or manager of the Company or any of its Affiliates, or as an officer, trustee, director, or other fiduciary of any pension or benefit plan of the Company or its Affiliates or willful misconduct that has, or could reasonably be expected to have, a material adverse effect upon the business, interests, or reputation of the Company or any of its Affiliates; (iv) the Holder’s indictment for, or a plea of nolo contendere to, any felony or an analogous provision under the laws of a local jurisdiction; or (v) refusal or failure by the Holder to attempt

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in good faith to follow or carry out the reasonable written instructions of the Board or such Holder’s direct supervisor. For purposes of this paragraph, no act, or failure to act, on the Holder’s part shall be considered ‘‘willful’’ unless done or omitted to be done by the Holder not in good faith and without reasonable belief that the Holder’s action or omission was in the best interests of the Company.

2.12    “Change in Control” shall mean and includes each of the following:

(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or prospectus filed with a Canadian Securities Regulator) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d‑3 and 13d‑5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided,  however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with clauses (c)(i), (c)(ii) or (c)(iii) of this definition; or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or

(b)    The Incumbent Directors cease for any reason to constitute a majority of the Board;

(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)     which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided,  however, that no person or group shall be treated for purposes of this clause (c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii)    after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d)    The date which is 10 business days prior to the completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A‑3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A‑3(i)(5) shall be consistent with such regulation.

2.13    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.14    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 11 hereof.

2.15    “Common Stock” shall mean the common stock of the Company.

2.16    “Company” shall have the meaning set forth in Article 1.

2.17    “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S‑8 Registration Statement and with respect to any Canadian residents shall mean a “consultant” as defined in section 2.22 of National Instrument 45‑106 Prospectus Exemptions and who satisfies any other requirements imposed under stock exchange rules.

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2.18    “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.2.

2.19    “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 9.3.

2.20    “Director” shall mean a member of the Board, as constituted from time to time.

2.21    “Director Limit” shall have the meaning set forth in Section 4.7.

2.22    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.4.

2.23    “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.24    “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders.

2.25    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.26    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.27    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.28    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.29    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)    If the Common Stock is listed on an established securities exchange or national market system in the United States (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is not listed on an established securities exchange or national market system in the United States, but is listed on any other established securities exchange or national market system in Canada or other jurisdiction or quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such other exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in such source as the Administrator deems reliable;

(c)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in such source as the Administrator deems reliable; or

(d)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.30    “Good Reason” with respect to any Holder (a) has the meaning, if any, set forth in the employment or service agreement then in effect, if any, between such Holder and the Company or any Affiliate, or (b) if there is no such meaning set forth in such employment or service agreement or there is no such employment or service agreement then in effect, shall mean  (i) a material reduction of Holder’s annual base salary, or (ii) a relocation of Holder’s principal place of employment by more than fifty (50) miles, provided, that, in each case, Holder will not be deemed to have Good Reason unless (i) Holder first provides the Company with written notice of the condition giving rise to Good Reason within thirty (30) days of its initial occurrence, (ii) the Company or the successor company fails to cure such condition within thirty (30) days after receiving such written notice (the “Cure Period”), and (iii) Holder’s resignation based on such Good Reason is effective within thirty (30) days after the expiration of the Cure Period.

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2.31    “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.32    “Holder” shall mean a person who has been granted an Award.

2.33    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.34    “Incumbent Directors’ shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (a) or (c) of the “Change in Control” definition) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12‑month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.35    “Insider” means “reporting insider” as defined in National Instrument 55‑104‑Insider Reporting Requirements and Exemptions.

2.36    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.37    “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.7.

2.38    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.39    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided,  however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.40    “Option Term” shall have the meaning set forth in Section 5.4.

2.41    “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.42    “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S‑8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.43    “Plan” shall have the meaning set forth in Article 1.

2.44    “Prior Plans” shall mean the Maxar Technologies Ltd. Omnibus Equity Incentive Plan, the MacDonald, Dettwiler and Associates Ltd. 2014 Long Term Incentive Plan, the MacDonald, Dettwiler and Associates Ltd. 2015 Long Term Incentive Plan, the MacDonald, Dettwiler and Associates Ltd. 2016 Long Term Incentive Plan, the MacDonald, Dettwiler and Associates Ltd. 2017 Long Term Incentive Plan and the Maxar Technologies Ltd. Employee Stock Option Plan  as each such plan may be amended from time to time.

2.45    “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.46    “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47    “Restricted Stock Units” shall mean the right to receive Shares (or their cash equivalent) awarded under Article 8.

2.48    “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.49    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.50    “Shares” shall mean shares of Common Stock.

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2.51    “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.52    “SAR Term” shall have the meaning set forth in Section 5.4.

2.53    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54    “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided,  however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55    “Termination of Service” shall mean:

(a)    As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b)    As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c)    As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided,  however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued pursuant to Awards under the Plan is the sum of: (i) 2,525,000 Shares and (ii) any Shares which as of the Effective Date are subject to awards under any Prior Plan which are forfeited or lapse unexercised and which following the Effective Date are not issued under any Prior Plan; provided,  however, no more than 2,525,000 Shares may be issued upon the exercise of Incentive Stock Options. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(b)    If any Shares subject to an Award or Prior Plan award are forfeited, cancelled  or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award or Prior Plan award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration, conversion or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by

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the Company in payment of the exercise price of an Option or a Stock Appreciation Right; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code.

3.2    Award Vesting Limitations.  The Award Agreement governing an Award granted pursuant to the Plan shall provide that such Award (or any portion thereof) shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that: (i)  Awards that result in the issuance of an aggregate of up to 5% of the shares available for issuance under Section 5.1 as of the Effective Date may be granted to any one or more Holders without respect to such minimum vesting requirement; and (ii) Awards to non-employee directors may vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than 50 weeks after grant).

ARTICLE 4.

GRANTING OF AWARDS

4.1     Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.7, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2     Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4     Limitations Applicable to Insiders. The number of Shares issuable to Insiders of the Company at any time, and the number of Shares issued to Insiders of the Company within any one year period, under this Plan or when combined with all of the Company’s other equity‑based compensation arrangements (as described under the applicable rules of the Toronto Stock Exchange (for so long as the Common Stock is listed and traded on the Toronto Stock Exchange)), shall not exceed 10% of the Company’s issued and outstanding Shares as of any date of determination, respectively.

4.5     At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.6     Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws (or achieve tax objectives) in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided,  however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and

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(e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.7     Non-Employee Director Awards.

(a)    Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.

(b)    Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to a Non-Employee Director in respect of such Non-Employee Director’s service as a member of the Board or any Board committee during any calendar year shall not exceed $500,000 (the “Director Limit”).

ARTICLE 5.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1     Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

5.2     Qualification of Incentive Stock Options.  The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3     Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4     Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided,  however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section  and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

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5.5     Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement, subject to Section 3.2. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

5.6     Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.

ARTICLE 6.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1     Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2     Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c)    In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)    Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3     Expiration of Option Term or SAR Term: Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(b) or 10.1(c) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 6.3 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.

6.4     Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

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ARTICLE 7.

AWARD OF RESTRICTED STOCK

7.1    Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock, as permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2     Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock;  provided,  however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, with respect to any share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

7.3     Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more performance criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.2. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

7.4     Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Section 3.2, the Administrator, in its sole discretion, may provide, in an Award Agreement or otherwise, that upon certain events, including, without limitation, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

7.5     Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8.

AWARD OF RESTRICTED STOCK UNITS

8.1     Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2     Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

8.3     Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided,  however, that the value of the consideration shall be as permitted by Applicable Law.

8.4     Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more performance criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.2.

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8.5     Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

8.6     Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided,  however, that, subject to Section 3.2, the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 9.

AWARD OF CASH BASED AWARDS, DEFERRED STOCK, DEFERRED STOCK UNITS AND DIVIDEND EQUIVALENTS

9.1     Cash Based Awards. The Administrator is authorized to grant Cash Based Awards entitling a Holder to receive cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Cash Based Award, including the term of the Award, performance goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, subject to Section 3.2. Cash Based Awards may be paid in cash, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2     Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on performance criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

9.3     Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on performance criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

9.4     Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares having a Fair Market Value equal to the amount of such Dividend Equivalents  at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1     Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been

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directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2     Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3     Transferability of Awards.

(a)    Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i)     No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)     No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii)    During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)    Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. Any transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)    Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the

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Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4     Conditions to Issuance of Shares.

(a)    The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)    All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)    No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)    The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)     Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5     Forfeiture and Claw-Back Provisions.  All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6     Prohibition on Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

10.7     Amendment of Awards. Subject to Applicable Law and Section 10.6, the Administrator may amend, modify or terminate any outstanding Award. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action,

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taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

10.8     Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its  Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 11.

ADMINISTRATION

11.1    Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b‑3 of the Exchange Act, the Committee shall take all action with respect to Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b‑3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2     Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.5 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b‑3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3     Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

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11.4     Authority of Administrator. Without limiting the foregoing, notwithstanding any other provision of the Plan to the contrary, the Administrator has the exclusive power, authority and sole discretion to:

(a)    Designate Eligible Individuals to receive Awards;

(b)    Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)     Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)     Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)     Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)    Except in the case of Change in Control as set forth in Section 12.2, accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects.

11.5     Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6     Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided,  however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided,  further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1     Amendment, Suspension or Termination of the Plan.

(a)    Except as otherwise provided in Section 12.1(b) and subject to Applicable Law, the Plan or any Award may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board without approval of the Company’s stockholders; provided that, except as provided in Section 10.5 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded.

(b)    Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Director Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6,  (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6, or (iv) amend Section 12.1(a) or (b).

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(c)    No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board and (ii) the date the Plan was approved by the Company’s stockholders. Any increase to the number of Shares that may be issued  pursuant to Awards under the Plan due to the forfeiture or expiration of an Award or a Prior Plan award, or as otherwise provided in Section 3.1, shall terminate on the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board and (ii) the date the Plan was approved by the Company’s stockholders and, from and after such tenth (10th) anniversary, no additional shares shall be added pursuant to Section 3.1(b) hereof.

12.2     Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to any Non-Employee Director Equity Compensation Policy adopted in accordance with Section 4.7.

(b)    In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate and equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)     To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii)     To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)    To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v)    To replace such Award with other rights or property selected by the Administrator; and/or

(vi)    To provide that the Award cannot vest, be exercised or become payable after such event.

(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i)     The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)     The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of

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Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).

(d)    Notwithstanding any other provision of the Plan but subject to Section 12.2(e), unless otherwise provided in an applicable Award Agreement, if a Change in Control occurs and at least one of the two additional circumstances described below occurs, then each outstanding Award granted under this Plan will become immediately vested or earned and exercisable (if applicable), in whole or in part, even if such Award is not otherwise vested or exercisable by its terms:

(i)     upon a Change in Control the surviving corporation or successor (or any Affiliate thereof) fails to continue or assume the obligations with respect to each Award or fails to provide for the conversion or replacement of each Award with an equivalent award; or

(ii)     in the event that the Awards are continued, assumed, converted or replaced as contemplated in clause (i), during the one-year period following the effective date of a Change in Control, the Holder incurs a Termination of Service without Cause or for Good Reason. In the event this Section 12.2(d)(ii) applies, all Options and SARs may be exercised by the Holder until the earlier of its applicable term expiration date or one year after the termination date of that Holder.

(e)    Notwithstanding anything herein to the contrary, with respect to any Award with performance-vesting conditions that vest in accordance with Section 12.2(d), such performance-vesting Award shall vest based on the greater of (i) actual performance through the date of (x) the Change in Control, in the event Section 12.2(d)(i) applies or (y) the date of termination of employment, in the event Section 12.2(d)(ii) applies (in each case, the “Early Measurement Date”); or (ii) prorated target performance, with the number of shares based on the number of days elapsed in the applicable performance period through the date of the Early Measurement Date.

(f)    For the purposes of Section 12.2(d), an Award shall be considered assumed if, following the Change in Control, the obligations with respect to each Award will be continued or assumed by the surviving corporation or successor (or any Affiliate thereof), if each of the following conditions are met, which determination will be made solely in the discretionary judgment of the Administrator, which determination may be made in advance of the effective date of a particular Change in Control: (i) the Common Shares remain publicly held and widely traded on an established stock exchange; and (ii) the terms of the Plan and each Award are not negatively altered or impaired without the consent of the Holder.

(g)    For the purposes of Section 12.2(d), the obligations with respect to each Award will be considered to have been converted or replaced with an equivalent Award by the surviving corporation or successor (or an Affiliate thereof), if each of the following conditions are met, which determination will be made solely in the discretionary judgment of the Administrator which determination may be made in advance of the effective date of a particular Change in Control:

(i)     the converted or replaced Award preserves the existing value of each underlying Award being replaced and contains provisions for scheduled vesting and treatment on termination of employment (including the definition of Cause and Good Reason) that are no less favorable to the Holder than the underlying Award being replaced; and

(ii)    the security represented by the converted or replaced Award is of a class that is publicly held and widely traded on an established stock exchange.

(h)    The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(i)    Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b‑3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(j)     The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(k)     In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change

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affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction; provided that, the Administrator provides Participants with advance notice of such restriction to the extent the Award would otherwise expire during such period.

12.3     Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

12.4     No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5     Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6     Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7     Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8     Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9     Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10     Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death.  To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

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12.11     Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12     Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13     Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14     Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Maxar Technologies Inc. on March 27, 2019.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Maxar Technologies Inc. on [ ˜ ], 2019.

Executed on this [ ˜ ] day of [ ˜ ], 2019.

Corporate Secretary

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Appendix B -

Maxar Technologies Inc. Employee Stock Purchase Plan

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MAXAR TECHNOLOGIES INC.

EMPLOYEE STOCK PURCHASE PLAN

(EFFECTIVE AS OF March 27, 2019)

Maxar Technologies Inc., a corporation organized under the laws of Delaware (the “Company”), hereby adopts the Maxar Technologies Inc. Employee Stock Purchase Plan, as may be amended from time to time (the “Plan”), effective as of March 27, 2019.

1.    Purpose. The purposes of the Plan are as follows:

(a)    To assist employees of the Designated Entities (as defined below) in acquiring stock ownership interest in the Company.

(b)    To help employees provide for their future security and to encourage them to remain in the employment of the Designated Entities.

This Plan includes two components: the Section 423 Component (as defined below) and the Non-Section 423 Component (as defined below). It is the intention of the Company to have the Section 423 Component qualify as an “employee stock purchase plan” under Section 423(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Section 423 Component, accordingly, shall be construed so as to extend and limit participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Entities in locations outside of the U.S. Except as otherwise provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code.

2.    Definitions.

(a)    “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 13 hereof.

(b)    “Board” shall mean the Board of Directors of the Company.

(c)    “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(d)    “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 13 hereof.

(e)    “Common Stock” shall mean the common stock of the Company.

(f)    “Company” shall mean Maxar Technologies Inc., a company organized under the laws of Delaware, and any successor by merger, consolidation or otherwise.

(g)    “Compensation” shall mean, unless otherwise determined by the Administrator with respect to an Offering under the Non-Section 423 Component, all base straight time gross earnings , exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, expense reimbursements, fringe benefits and other compensation.

(h)    “Designated Entity” shall mean the Company or any Subsidiary, in each case, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. For the avoidance of doubt, a Designated Entity that participates in the Section 423 Component will not participate in the Non-Section 423 Component. The Administrator may designate, or terminate the designation of, the Company or a Subsidiary as a Designated Entity in either the Section 423 Component or Non-Section 423 Component without the approval of the stockholders of the Company.

(i)    “Effective Date” shall mean the date the Plan is adopted by the Board.

(j)    “Eligible Employee” shall mean an Employee of a Designated Entity: (i) who does not, immediately after the Option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary; (ii) whose customary employment is for more than ten (10) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an Employee, and stock which an Employee may purchase under outstanding Options shall be treated as stock owned by the Employee. Notwithstanding the foregoing the Administrator may exclude from participation in the Section 423 Component of the Plan as an Eligible Employee any Employee who is a citizen or resident of a jurisdiction other than the United States (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of such jurisdiction would cause

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the Section 423 Component, any Offering thereunder or the Option granted thereunder to violate the requirements of Section 423 of the Code; provided that any such exclusion shall be applied in an identical manner under each Offering to all Employees in such Offering, in accordance with Treasury Regulation Section 1.423‑2(e). Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, sentences one through three hereof shall apply in determining who is an “Eligible Employee,” except (A) the Administrator may limit eligibility further within a Designated Entity so as to only designate some Employees of the Designated Entity as Eligible Employees, and (B) to the extent sentences one through three hereof are not consistent with applicable local laws, in which case applicable local laws shall control.

(k)    “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by a Designated Entity and meeting the requirements of Treasury Regulation Section 1.421‑1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day following such three (3)-month period.

(l)    “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(m)    “Enrollment Deadline” shall have the meaning given to it in Section 4(a).

(n)    “Equity Restructuring” means a non-reciprocal transaction (i.e. a transaction in which the Company does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources the Company is relinquishing in such transaction) between the Company and its stockholders, such as a stock split, spin-off, rights offering, nonrecurring stock dividend or recapitalization through a large, nonrecurring cash dividend, that affects the Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Options.

(o)    “Exercise Date” shall mean the last Trading Day of each Offering Period.

(p)    “Fair Market Value” shall mean, as of any date, the per share value of the Common Stock determined as follows:

(i)    If the Common Stock are listed on any established stock exchange or a national market system in the United States, Fair Market Value shall be the per share closing sales price for the Common Stock (or the per share closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the per share closing sales price (or the per share closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock are not listed on any established stock exchange or a national market system in the United States but are listed on an established stock exchange or national market system in Canada or other jurisdiction, Fair Market Value shall be the per share closing sales price for the Common Stock (or the per share closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the per share closing sales price (or the per share closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)    If the Common Stock are regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean of the per share closing bid and asked prices for the Common Stock on such date, or if no per share closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Common Stock, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iv)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(q)    “Insider” means “reporting insider” as defined in National Instrument 55‑104‑Insider Reporting Requirements and Exemptions.

(r)    “Non-Section 423 Component” shall mean those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to non-U.S. Eligible Employees that need not satisfy the requirements for options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

(s)    “Offering” shall mean an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 7. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of a Designated Entity shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423‑2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy U.S. Treasury Regulation Section 1.423‑2(a)(2) and (a)(3).

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(t)    “Offering Period” shall mean such period of time commencing on such date(s) as determined by the Board or Committee, in its sole discretion, and with respect to which Options shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may an Offering Period exceed twenty-seven (27) months.

(u)    “Option” means an option to purchase the Common Stock on an Exercise Date that is granted under the Plan.

(v)    “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder.

(w)    “Participant” means an Eligible Employee who is granted an Option under this Plan.

(x)    “Plan” shall mean this Maxar Technologies Inc. Employee Stock Purchase Plan, including both the Section 423 Component and the Non-Section 423 Component and any other sub-plans or appendices hereto, as amended and/or restated from time to time.

(y)    “Purchase Price” shall mean the purchase price designated by the Administrator which (unless otherwise determined by the Administrator with respect to an Offering under the Non-Section 423 Component) shall not be less than 85% of the Fair Market Value of one share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided,  however, that, in the event no purchase price is designated by the Administrator for an Offering Period, the purchase price for such Offering Period shall be 85% of the Fair Market Value of one share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided,  further, that the Purchase Price may be adjusted by the Administrator pursuant to Section 18.

(z)    “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance issued after the Effective Date.

(aa)    “Section 423 Component” shall mean those Offerings under the Plan that are intended to meet the requirements set forth in Section 423(b) of the Code.

(bb)    “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

(cc)    “Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.

3.    Eligibility.

(a)    Any Eligible Employee who shall be employed by a Designated Entity on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 4 and, with respect to the Section 423 Component of the Plan, the limitations imposed by Section 423(b) of the Code.

(b)    Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a Participant in the Plan on the first Enrollment Date following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 4 and, with respect to the Section 423 Component of the Plan, the limitations imposed by Section 423(b) of the Code.

(c)    No Eligible Employee shall be granted an Option under the Plan which permits such Eligible Employee rights to purchase Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423, to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time the Option is granted) for each calendar year in which the Option is outstanding at any time. For purpose of the limitation imposed by this subsection, the right to purchase Common Stock under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase Common Stock under an Option accrues at the rate provided in the Option, but in no case may such rate exceed $25,000 of fair market value of such Common Stock (determined at the time such Option is granted) for any one calendar year, and a right to purchase Common Stock which has accrued under an Option may not be carried over to any other Option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

(d)    The number of shares of Common Stock issuable to Insiders of the Company at any time, and the number of shares of Common Stock issued to Insiders of the Company within any one year period, under this Plan or when combined with all of the Company’s other equity‑based compensation arrangements (as described under the applicable rules of the Toronto Stock Exchange (for so long as the Common Stock is listed and traded on the Toronto Stock Exchange)), shall not exceed 10% of the Company’s issued and outstanding shares of Common Stock as of any date of determination, respectively.

4.    Participation.

(a)    An Eligible Employee may become a Participant in the Plan by delivering to the Company a subscription agreement authorizing payroll deductions in a form acceptable to the Company five (5) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date (the “Enrollment Deadline”).

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(b)    Each person who first becomes an Eligible Employee subsequent to the Enrollment Date for any Offering Period, will be eligible to become a Participant in the Plan on the first Enrollment Date following the day on which such person becomes an Eligible Employee. Such person may become a Participant in the Plan by delivering a subscription agreement to the Company authorizing payroll deductions in a form acceptable to the Company no later than the Enrollment Deadline.

(c)    Except as provided in subsection (a), payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 9 hereof.

(d)    During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421‑1(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the Participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such Participant’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421‑1(h)(2), the Participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease the Participant’s payroll deductions under the Plan. The Company will pay to the Participant his or her total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the Participant ceases to participate in the Plan.

(e)    A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each successive Offering Period on the terms contained herein and therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 9 hereof or otherwise becomes ineligible to participate in the Plan.

(f)    Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or as deemed necessary or desirable by the Administrator, the Administrator may provide that an Eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.

5.    Payroll Deductions.

(a)    At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to ten percent (10%) of the Compensation, up to a maximum of $25,000 in any Offering Period, which he or she receives on each pay day during the Offering Period.

(b)    All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. Except as described in Section 5(a) hereof, a Participant may not make any additional payments into such account.

(c)    Following at least one (1) payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once during an Offering Period upon ten (10) calendar days’ prior written notice to the Company. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.

(d)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, the Company may decrease a Participant’s payroll deductions to zero percent (0%) at any time during an Offering Period.

(e)    At the time the Option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

6.    Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an Option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to a number of Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a Participant be permitted to purchase during each Offering Period more than 12,500 shares of Common Stock (subject to any adjustment pursuant to Section 18); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 12 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its sole discretion, the maximum number of Common Stock a Participant may purchase during each Offering Period. Exercise of the Option shall occur as provided in Section 7 hereof, unless the Participant has withdrawn pursuant to Section 9 hereof or otherwise becomes ineligible to participate in the Plan. The Option shall expire on the last day of the Offering Period.

7.    Exercise of Option.

(a)    Unless a Participant withdraws from the Plan as provided in Section 9 hereof or otherwise becomes ineligible to participate in the Plan, such Participant’s Option to purchase Common Stock shall be exercised automatically on the Exercise Date, and

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the maximum number of whole Common Stock subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be either retained in the Participant’s account for the subsequent Offering Period, or refunded to the Participant within sixty (60) days following the end of the applicable Offering Period, to be determined by the Administrator (in its sole discretion). During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by him or her.

(b)    Where a Participant’s payroll deductions are made in a currency other than U.S. dollars, such contributions will be converted into U.S. dollars on the Exercise Date using an exchange ratio determined by the Administrator in its discretion.

(c)    If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed (i) the number of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

8.    Deposit of Shares; Holding Period. As promptly as practicable after each Exercise Date on which a purchase of Common Stock occurs, but in no event later than sixty (60) days after the applicable Exercise Date, the Company may arrange for the deposit, into each Participant’s account with any broker designated by the Company to administer this Plan, of the number of Common Stock purchased upon exercise of Participant’s Option. The Administrator may provide that participants shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any Common Stock purchased under the Plan for a specified period of time following the Exercise Date; provided, however, that, if implemented, the Transfer restrictions shall not apply to any Transfer following the Participant’s termination of employment, including without limitation by will or pursuant to the laws of descent and distribution.

9.    Withdrawal.

(a)    A Participant may withdraw all but not less than all of the payroll deductions credited to Participant’s account and not yet used to exercise Participant’s Option under the Plan by giving written notice to the Company in the form prescribed by the Company for use under the Plan at least five business days prior to an Exercise Date or such other deadline as is determined by the Administrator. All of the Participant’s payroll deductions credited to the Participant’s account during the Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s Option for the Offering Period shall be automatically terminated (but in no event more than sixty (60) days thereafter), and no further payroll deductions for the purchase of Common Stock shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

(b)    A Participant’s withdrawal from an Offering Period shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

10.    Termination or Transfer of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, the Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period, up to the date of such termination of employment, shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 14 hereof, as soon as reasonably practicable and such Participant’s Option for the Offering Period shall be automatically terminated. If a Participant transfers employment from any Designated Entity participating in the Section 423 Component to any Designated Entity participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but he or she shall immediately cease to participate in the Section 423 Component; however, any Contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for his or her participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Entity participating in the Non-Section 423 Component to the Company or any Designated Entity participating in the Section 423 Component shall not be treated as terminating his or her employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which he or she is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

11.    Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

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12.    Shares Subject to Plan.

(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of Common Stock shall be available for sale under the Plan shall be 5,000,000 shares.

(b)    If any Option granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such Option shall again become available for issuance under the Plan. The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c)    With respect to Common Stock subject to an Option granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Common Stock have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

13.    Administration.

(a)    The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b‑3 which has been adopted by the United States Securities and Exchange Commission under the United States Securities Exchange Act of 1934, as amended, and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies or resigns or is removed from office by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.

(b)    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Subject to Section 23, the Administrator shall have the discretion to include any restriction or limitation regarding Common Stock purchased pursuant to the Plan based on such factors as the Administrator, in its sole discretion, shall determine. The Administrator at its option may delegate its duties hereunder and may utilize the services of an agent to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan. For the avoidance of doubt, the Administrator shall have the exclusive authority to determine which Designated Entities shall participate in the Non-Section 423 Component and which shall participate in the Section 423 Component.

(c)    All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

14.    Designation of Beneficiary.

(a)    Subject to applicable law, a Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares and cash. In addition, subject to applicable law, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)    Subject to applicable law, such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.    Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment,

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transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9 hereof.

16.    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, provided, that nothing in this Section 16 shall diminish the Company’s obligations pursuant to Section 7(a) hereof.

17.    Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)    Changes in Capitalization. In the event that any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under Option, the number of shares subject to the Plan, the maximum number of shares each Participant may purchase each Offering Period (pursuant to Section 6), the number and class of Common Stock covered by each outstanding Option, the purchase price per share of Common Stock covered by each Option which has not yet been exercised.

(b)    Equity Restructuring. In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 18(a), the number and type of securities subject to each outstanding Option and the purchase price per share thereof, if applicable, will be equitably adjusted by the Administrator. The adjustments provided under this Section 18(b) shall be nondiscretionary and shall be final and binding on the affected Participants and the Company.

(c)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9 hereof.

(d)    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Period then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9 hereof.

19.    Amendment or Termination.

(a)    Except as otherwise provided in Section 19(b) and subject to applicable law, regulation or stock exchange rule, the Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19 hereof, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.

(b)    Notwithstanding Section 19(a), the Board may not, except as provided in Section 18, take any of the following actions without approval of the Company’s stockholders: (i) increase the limit imposed in Section 12(a) on the maximum number of Shares which may be issued under the Plan, (ii) reduce the Purchase Price below 85% of the Fair Market Value of one share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, or (iii) extend eligibility to participate in the Plan to non-Employees.

(c)    Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or

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accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(d)    In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)    altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)    shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)    allocating Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participants unless such approval or consent is required by applicable law, regulation or stock exchange rule.

20.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Conditions To Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for Common Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a)    The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b)    The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)    The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e)    The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

22.    Term of Plan; Approval by Stockholders. The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

23.    Equal Rights and Privileges. All Eligible Employees of the any Designated Entity granted Options pursuant to an Offering under the Section 423 Component will have equal rights and privileges so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of the Section 423 Component of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations. Eligible Employees participating in the Non-Section 423 Component of this Plan need not have the same rights and privileges as Eligible Employees participating in the Section 423 Component.

24.    No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to (i) terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause, or (ii) terminate or amend the Plan or any Offering Period in accordance with Section 19 hereof, in each case, subject to applicable law.

25.    Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Common Stock purchased upon exercise of an Option granted pursuant to an Offering under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

26.    Rules Particular To Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular country or who are foreign nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be

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designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 13 above. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions, determination of beneficiary designation requirements, and handling of stock certificates. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f), the terms of an Option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Options granted under the Plan or the same Offering to Employees resident solely in the U.S. To the extent any appendix, sub-plan or changes thereto approved by the Administrator  are inconsistent with the requirements of Section 423 of the Code or would jeopardize the tax-qualified status of the Section 423 Component, the Designated Entities affected thereby shall be considered Designated Entities in a separate Offerings under the Non-Section 423 Component instead of the Section 423 Component.

27.    Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

28.    Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

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MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59pm (MT) on May 7, 2019 Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/MAXR or delete QR code and control # scΔan the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MAXR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain For Against Abstain ForAgainst Abstain 01 - Howell M. Estes, III 02 - Nick S. Cyprus 03 - Roxanne J. Decyk 04 - Lori B. Garver 05 - Joanne O. Isham 06 - Daniel L. Jablonsky 07 - C. Robert Kehler 08 - L. Roger Mason, Jr. 09 - Robert L. Phillips 10 - Eric J. Zahler For Against Abstain 1 Year 2 Years 3 Years Abstain 2. To approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers 3. To approve, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation ForAgainst Abstain 4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 5. To approve the Maxar Technologies Inc. 2019 Incentive Award Plan 6. To approve the Maxar Technologies Inc. Employee Stock Purchase Plan MMMMMMM 030PEF C 1234567890 J N T 1 0 1 8 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 MMMMMMMMM A Proposaals ——TThheeBBooaarrddooffDDirierecctotorsrsrerecocommmmenednda avovtoeteFOFRORalal ltlhtehneonmoimneineeselsistliesdte, dFO, FROPRroPprospaols 2ls, 4X, –5Xanadnd6 faonrde1vYerEyARX fYoErAPRrSopoonsaPlr3o.posal X. 2019 Annual Meeting Proxy Card 1234 5678 9012 345

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Maxar Technologies Inc. Stockholders May 8, 2019, 2:00pm MT 1300 W. 120th Avenue Westminster, CO 80234 Upon arrival, please present this admission ticket and government issued photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/MAXR q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2019 Gen. Howell M. Estes, III or Daniel L. Jablonsky, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2019 Annual Meeting of Stockholders of Maxar Technologies Inc. to be held on May 8, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated on this proxy card. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the nominees to the Board of Directors, FOR items 2, 4, 5 and 6 and 1 YEAR for item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. MAXAR TECHNOLOGIES INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MAXR